SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)
Filed by the Registrant [X]
Filed by a party other than the Registrant [ _ ]
Check the appropriate box:
[ _ ] Preliminary Proxy Statement
[ _ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[ _ ] Definitive Additional Materials
[ _ ] Soliciting Material under Section 240.14a-12

Cirrus Logic, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

[ X ]    No fee required.
[ _ ]    Fee paid previously with preliminary materials.
[ _ ]    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

JOHN FORSYTH
President and Chief Executive Officer

June 3, 2024
To our Stockholders:
I would like to invite you to participate in the Annual Meeting of Stockholders of Cirrus Logic, Inc. to be held on Friday, July 26, 2024, at 11:00 a.m. Central Time. This year’s Annual Meeting will once again be a virtual-only stockholder meeting, which allows all of our stockholders the opportunity to participate no matter where they are located. You will be able to participate, vote, and submit your questions during the meeting on a live webcast at www.virtualshareholdermeeting.com/CRUS2024. To access this website and enter the meeting, you should have available your control number, which is included with the proxy materials. We intend to hold the virtual-only meeting in a manner that affords you the same rights and opportunities to participate as you would have at an in-person meeting.
We are providing the proxy materials electronically via the internet, which will allow our stockholders to have immediate access to those materials at their discretion. Paper copies may also be requested.
Even if you plan to participate in the Annual Meeting by live webcast, I hope you will vote as soon as possible. Although you may vote the day of the Annual Meeting, you may also vote in advance via the internet, as well as by telephone, or by mailing a proxy card. Voting in advance will ensure your representation at the Annual Meeting even if you do not participate in the virtual meeting. Please review the instructions on the Notice of Internet Availability or the proxy card regarding your voting options.
Cirrus Logic values the participation of its stockholders. Your vote is an important part of our system of corporate governance, and I strongly encourage you to participate.
Sincerely,
John Forsyth
President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting of Stockholders to be held July 26, 2024
Copies of the Notice of the 2024 Annual Meeting of Stockholders, this proxy statement, and our Annual Report on Form 10-K are available at www.proxyvote.com and are also available on our website at www.cirrus.com. You also may receive copies of these documents at no charge upon request directed to:
Cirrus Logic, Inc. Investor Relations
800 W. 6th Street, Austin, Texas 78701
telephone: (512) 851-4125; email: investor@cirrus.com

Cirrus Logic, Inc.
800 W. 6th Street
Austin, Texas 78701

2024 Annual Meeting of Stockholders
July 26, 2024
YOUR VOTE IS IMPORTANT
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Cirrus Logic, Inc. (the “Company” or “we”) will hold our 2024 Annual Meeting of Stockholders as follows:
Friday, July 26, 2024
11:00 A.M. (Central Daylight Time)
Via live webcast available at www.virtualshareholdermeeting.com/CRUS2024

This year’s Annual Meeting will again be a virtual-only meeting, which we intend to hold in a manner that affords you the same rights and opportunities to participate as you would have at an in-person meeting. You will be able to attend, vote, and submit your questions during the meeting on a live webcast via the internet at www.virtualshareholdermeeting.com/CRUS2024. To access this website and enter the meeting, you must have your control number available. You will not be able to attend the Annual Meeting in person.
While connected to the Annual Meeting via the internet, you may vote and submit questions. We will answer any timely submitted and relevant questions on a matter to be voted on at the Annual Meeting before voting is closed on the matter. Following adjournment of the formal business of the Annual Meeting, we will address appropriate general questions from stockholders regarding the Company as time allows. Questions relating to stockholder proposals or the Company may be submitted in the field provided in the web portal at or before the time the questions are to be discussed. If we receive substantially similar questions, we may group those questions together and provide a single response to avoid repetition.

We are utilizing a virtual meeting solution from Broadridge Financial Solutions, Inc., or Broadridge. If you have any questions about accessing the virtual meeting website for the Annual Meeting, please contact Broadridge support at 844-986-0822 / International: 303-562-9302. If you encounter any technical difficulties with the virtual meeting during the log in or meeting time, please call the technical support number that will be posted on the virtual meeting login page.
At the meeting, stockholders will vote on the following matters:

(i)    the election of seven nominees named in this proxy statement to serve as Company directors for one-year terms;
(ii)     the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 29, 2025;
(iii)    an advisory (non-binding) vote to approve named executive officer compensation;
(iv)    the approval of an amendment and restatement of the Company’s 2018 Long Term Incentive Plan;
(v)    the approval of an amendment and restatement of the Company’s Certificate of Incorporation to permit officer exculpation; and
(vi)    such other business as may properly come before the meeting.
You can vote four different ways. You can vote by participating in the virtual meeting online or you can vote in advance of the virtual meeting by internet, telephone, or mail. For specific voting information, please see “Questions and Answers about the Proxy Materials, the Annual Meeting, and Voting Procedures” on page 3.
Stockholders of record at the close of business on May 28, 2024, are entitled to notice of, and to vote at, the Annual Meeting. On May 28, 2024, 53,450,716 shares of the Company common stock were outstanding. Each share entitles the holder to one vote. A complete list of the stockholders entitled to vote at the meeting will be open to the examination of any stockholder for any purpose germane to the meeting for at least 10 days prior to the meeting.
The Board of Directors of the Company asks you to vote in favor of the seven nominated directors and for Proposal Nos. 2–5. The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy. This proxy statement provides you with detailed information about each proposal. We are also using this proxy statement to discuss our corporate governance and compensation practices and philosophies.
We encourage you to read this proxy statement carefully. In addition, you may obtain information about the Company from the Annual Report to Stockholders and from other documents that we have filed with the Securities and Exchange Commission.

PROXY STATEMENT
2024 ANNUAL MEETING OF STOCKHOLDERS
To Be Held Virtually on Friday, July 26, 2024
Cirrus Logic, Inc.
800 W. 6th Street
Austin, Texas 78701
www.cirrus.com
These proxy materials are furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Cirrus Logic, Inc. (the “Company” or “we”) for use at our 2024 Annual Meeting of Stockholders and any adjournments or postponements of the meeting (the “Annual Meeting”). The Annual Meeting will be held on July 26, 2024, at 11:00 a.m., Central Daylight Time, and may be accessed on a live webcast via the internet at www.virtualshareholdermeeting.com/CRUS2024.
Beginning on June 3, 2024, Cirrus Logic will make these proxy materials available to our stockholders on the internet or through the mail in connection with the solicitation of proxies by the Board for proposals to be voted on at the Annual Meeting.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS,
THE ANNUAL MEETING, AND VOTING PROCEDURES

Q:    Why am I receiving these materials?
A:    The Board, on behalf of the Company, is soliciting your proxy for the Annual Meeting of Stockholders to take place on July 26, 2024. As a stockholder of record as of the close of business on May 28, 2024 (the “Record Date”), you are invited to participate in the meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

Q:    Who is entitled to notice of and to vote at the Annual Meeting?
A:    Stockholders of record as of the Record Date are entitled to notice of and to vote at the Annual Meeting.

Q:    What information is contained in these materials?
A:    The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly paid executive officers, and certain other required information. Our 2024 Annual Report to Stockholders on Form 10-K for the fiscal year ended March 30, 2024, is also being made electronically available or mailed to each stockholder as of the Record Date.

If you requested and received a copy of these materials by mail or email, then the proxy materials also include a proxy card or a voting instruction card for the Annual Meeting.

Q:    Why did I receive a notice in the mail regarding the internet availability of the proxy materials instead of a paper copy of the proxy materials?
A:    We are complying with the U.S. Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish their proxy materials over the internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the Notice of Internet Availability will have the ability to access the proxy materials over the internet, or alternatively, request to receive a copy of the proxy materials by mail or email.

Q.    How can I access the proxy materials over the internet?
A:    Your Notice of Internet Availability of the proxy materials contains instructions regarding how to:
•    view the proxy materials for the Annual Meeting on the internet;
•    request a paper copy of the proxy materials for the Annual Meeting; and
•    instruct us to send future proxy materials to you by email.

Q:    How may I obtain a paper copy of the proxy materials?
A:    Your Notice of Internet Availability of the proxy materials contains instructions regarding how to obtain a paper copy of the proxy materials.

Q:    What if I receive more than one Notice of Internet Availability of the proxy materials or more than one paper copy of the proxy materials?
A:    If you receive more than one Notice of Internet Availability or set of proxy materials, it means your shares are registered in more than one name or are held in more than one account. To vote all your shares by proxy, you must vote using all Notices of Internet Availability you receive, or all proxy cards and voting instruction cards you received.

Q:    What proposals will be voted on at the meeting?
A:    There are five proposals scheduled to be voted on at the meeting:
(1)    the election of seven nominees named in this proxy statement to serve as Company directors for one-year terms;
(2)    the ratification of the appointment of Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the fiscal year ending March 29, 2025;
(3)    an advisory (non-binding) vote to approve named executive officer compensation;
(4)    the approval of an amendment and restatement of the Company’s 2018 Long Term Incentive Plan; and
(5)    the approval of an amendment and restatement of the Company’s Certificate of Incorporation to permit officer exculpation.

Q:    Will I be able to attend the Annual Meeting?
A:    We will host the Annual Meeting live via the internet. You will not be able to attend the meeting in person. Any stockholder can listen to and participate in the Annual Meeting live via the internet at www.virtualshareholdermeeting.com/CRUS2024. The webcast will begin at 11:00 a.m., Central Daylight Time, on July 26, 2024. Stockholders as of the Record Date may vote and submit questions while connected to the Annual Meeting via the internet. We will answer any timely submitted and relevant questions on a matter to be voted on at the Annual Meeting before voting is closed on the matter. Following adjournment of the formal business of the Annual Meeting, we will address appropriate general questions from stockholders regarding the Company as time allows. Questions relating to stockholder proposals or the Company may be submitted in the field provided in the web portal at or before the time the questions are to be discussed. If we receive substantially similar questions, we may group those questions together and provide a single response to avoid repetition.

We are utilizing a virtual meeting solution from Broadridge Financial Solutions, Inc., or Broadridge. If you have any questions about accessing the virtual meeting website for the Annual Meeting, please contact Broadridge support at 844-986-0822 / International: 303-562-9302. If you encounter any technical difficulties with the virtual meeting during the log in or meeting, please call the technical support number that will be posted on the virtual meeting login page.

Q:    What do I need to do to be able to participate in the Annual Meeting online?
A:    The Annual Meeting will be held live via the internet. You will not be able to attend the meeting in person. A summary of the information you need to attend the meeting online is provided below:
•Any stockholder can listen to the meeting and participate live via the internet at www.virtualshareholdermeeting.com/CRUS2024.
•Webcast begins at 11:00 a.m. Central Daylight Time on July 26, 2024.
•Stockholders as of the Record Date may vote and submit questions while connected to the meeting via the internet.
•Please have your control number to enter the meeting.
•Instructions on how to connect and participate via the internet, including how to demonstrate proof of stock ownership, will be posted at www.virtualshareholdermeeting.com/CRUS2024.
•A webcast replay of the meeting will be available for one year after the meeting at www.virtualshareholdermeeting.com/CRUS2024.

Q:    What are the Board’s voting recommendations?
A:    The Board recommends that you vote your shares as follows:
•    “FOR” each of the director nominees;
•    “FOR” the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending March 29, 2025;
•    “FOR” the approval, on a non-binding, advisory basis, of executive compensation;
•    “FOR” the approval of an amendment and restatement of the Company’s 2018 Long Term Incentive Plan; and
•    “FOR” the approval of an amendment and restatement of the Company’s Certificate of Incorporation to permit officer exculpation.

Q:    What shares owned by me can be voted?
A:    All shares owned by you as of the close of business on the Record Date may be voted by you. These shares include (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a stockbroker, bank, or other nominee; however you will need to demonstrate proof of ownership pursuant to the instructions provided at www.virtualshareholdermeeting.com/CRUS2024. Stockholders who hold their shares through a stock brokerage account or by a bank or other nominee will need to obtain a legal proxy from their nominee in advance of the meeting in order to vote during the meeting.

Q:    What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:    Most stockholders of the Company hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record
If your shares are registered directly in your name with the Company’s transfer agent, Computershare Investor Services, you are considered, with respect to those shares, the stockholder of record, and, if you held those shares as of the Record Date, you have the right to vote by proxy by following the instructions in the Notice of Internet Availability of the proxy materials or to vote online at the meeting.

Beneficial Owner
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and your stockbroker, bank, or other nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your stockbroker, bank, or other nominee how to vote, and you are also invited to participate in the meeting.

Q:    How can I vote my shares at the meeting?
A:    Shares may be voted at the Annual Meeting via the internet on a live webcast at www.virtualshareholdermeeting.com/CRUS2024. To access the meeting and vote your shares, you must have your control number.

Even if you currently plan to participate in the Annual Meeting via the live webcast, we recommend that you submit your proxy in advance of the meeting so that your vote will be counted if you later decide not to attend the meeting.

Q:    How can I vote my shares without participating in the meeting?
A:    Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without participating in the meeting. You may vote by granting a proxy or by submitting voting instructions to your stockbroker, bank, or other nominee for shares held in street name. In most instances, you will be able to do this over the internet, by telephone, or by mail, but if you hold shares in street name, you should refer to the voting instructions provided to you by your stockbroker, bank, or other nominee for voting instructions specific to your holdings. If you are the stockholder of record, please refer to the summary instructions below and those included on your Notice of Internet Availability of the proxy materials. Specifically, you may vote without participating in the meeting:

BY INTERNET — If you have internet access, you may vote by going to www.proxyvote.com and following the instructions included with the proxy materials. You will need to have the control number on your Notice of Internet Availability on your proxy card in order to vote by internet.

BY TELEPHONE — If you have access to a touch-tone telephone, you may vote by calling 1-800-690-6903 and following the instructions within the proxy materials. You will need to have the control number that appears on your Notice of Internet Availability of the proxy materials available when voting by telephone.

BY MAIL — If you have requested and received a paper copy of a proxy card, you may submit a proxy by signing your proxy card and returning it by mail using the enclosed, postage prepaid and addressed envelope. If you sign but do not provide instructions, your shares will be voted as described in the response to “What are the Board’s voting recommendations?” above.

Q:    What if I hold shares in street name and do not transmit voting instructions before the stockholder meeting to my stockbroker, bank, or other nominee?
A:    If you do not transmit voting instructions, your stockbroker is permitted to vote on your behalf on routine matters only. The ratification of the appointment of the Company’s independent registered public accounting firm (Proposal No. 2) is the only routine matter, and therefore, the only matter that brokers may vote on without instruction from the beneficial owner. Your stockbroker is not permitted to vote on your behalf on non-routine matters if you do not transmit your voting instructions. The election of directors (Proposal No. 1), the advisory vote to approve named executive officer compensation (Proposal No. 3), the vote to approve an amendment and restatement of the Company’s 2018 Long Term Incentive Plan (Proposal No. 4), and the vote to approve an amendment and restatement of the Company’s Certificate of Incorporation to permit officer exculpation (Proposal No. 5) are considered non-routine matters. Therefore, if you do not transmit your voting instructions to your stockbroker or other nominee, then they cannot vote on these non-routine matters, and your shares will be counted as “broker non-votes” as further described in the response to “How are abstentions and broker non-votes counted?” below.

Q:    Can I revoke my proxy?
A:    You may revoke your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may revoke your proxy instructions by granting a new proxy bearing a later date (that automatically revokes the earlier proxy) or by voting during the Annual Meeting. For shares held beneficially by you, you may revoke your proxy by submitting new instructions to your stockbroker, bank, or other nominee.

Q:    What is the quorum requirement for the meeting?
A:    The quorum requirement for holding the meeting and transacting business is the presence, either in person or represented by proxy, of the holders of a majority of the outstanding shares entitled to be voted at the Annual Meeting. For the Annual Meeting, both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q:    How are votes counted?
A:    In the election of directors, you may vote “FOR” all of the nominees or you may “WITHHOLD” your vote with respect to one or more of the nominees. For all other proposals you may vote “FOR,” “AGAINST,” or “ABSTAIN,” and if you “ABSTAIN” on any of these matters, it has the same effect as a vote “AGAINST,” as described in response to the question below.

If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.

Q:    What is the voting requirement to approve each of the proposals?
A:    Directors are elected by a plurality of votes cast, which means that, for this year, the seven persons receiving the highest number of “FOR” votes will be elected. Proposal Nos. 2-4 require the affirmative “FOR” vote of a majority of those shares present and entitled to vote. Proposal No. 5, which relates to an amendment of the Company’s Certificate of Incorporation, requires the affirmative “FOR” vote of a majority of shares outstanding (as opposed to shares present). If you are a beneficial owner and do not provide your stockbroker, bank, or other nominee with voting instructions on a non-routine matter such as a director election, your shares may constitute broker non-votes, as described in “How are abstentions and broker non-votes counted?” below.

Q:    How are abstentions and broker non-votes counted?
A:    Generally, broker non-votes occur when shares held by a stockbroker for a beneficial owner are not voted with respect to a particular proposal because the proposal is a non-routine matter, the stockbroker has not received voting instructions from the beneficial owner, and the stockbroker lacks discretionary voting power to vote the shares. Abstentions and broker non-votes are counted as present for purposes of determining the shares present and entitled to vote for purposes of the quorum requirement. Each of Proposal Nos. 2, 3 and 4 will require the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will have the same effect as a vote against such proposals. Broker non-votes are not counted as either votes for or votes against these proposals and will have no effect on their outcome. Proposal No. 5, regarding an amendment to the Company’s Certificate of Incorporation, will require the affirmative vote of a majority of the outstanding shares of common stock entitled to vote thereon. Abstentions and broker non-votes will therefore have the same effect as a vote against Proposal No. 5.

Q:    Where can I find the voting results of the meeting?
A:    We will announce preliminary voting results at the meeting and will file with the SEC via EDGAR a Current Report on Form 8-K within four business days of the meeting with the final voting results. If final voting results are not available at the time of such filing, the Company intends to disclose preliminary voting results at the time of the filing and file an amended Current Report on Form 8-K within four business days after obtaining the final results.

Q:    What happens if additional proposals are presented at the meeting?
A:    Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Michael Barrett, our Corporate Secretary, and Gregory Scott Thomas, our General Counsel, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your shares for such other candidate or candidates as may be nominated by the Board, or the Board may reduce the size of the Board.

Q:    What classes of shares are entitled to be voted?
A:    Each share of common stock of the Company (“common stock”) outstanding as of the Record Date is entitled to one vote on each item being voted upon at the Annual Meeting. On the Record Date, we had 53,450,716 shares of common stock outstanding.

Q:    Is cumulative voting permitted for the election of directors?
A:    No.

Q:    Who will count the votes?
A:    A representative of Broadridge will tabulate the votes. A representative of the Company will act as the inspector of election.

Q:    Is my vote confidential?
A:    Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a proxy solicitation by the Board.

Q:    Who will bear the cost of soliciting votes for the meeting?
A:    The Company will pay the entire cost of soliciting proxies to be voted, along with the costs of preparing, assembling, printing, mailing, and distributing the proxy materials. If you choose to access the proxy materials and/or submit your proxy over the internet or by telephone, however, you are responsible for internet access or telephone charges you may incur. In addition to the mailing of the proxy materials, the solicitation of proxies or votes may be made by our directors, officers, and employees, either in person, by telephone, or by electronic communication. Our directors, officers, and employees will not receive any additional compensation for the solicitation activities. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

Q:    May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?
A:    You may make nominations and submit proposals for consideration at future stockholder meetings. Any proposal that a stockholder wishes to include in the Company’s proxy materials for the 2025 annual meeting of stockholders, in accordance with the regulations of the SEC, must be received by no later than 120 calendar days prior to the anniversary date that the Company released this proxy statement for the Annual Meeting (February 3, 2025). The written proposal will need to comply with the regulations of the SEC under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

A proposal or nomination for election of directors that a stockholder wishes to propose for consideration at the 2025 annual meeting of stockholders, other than pursuant to Rule 14a-8, must be submitted in accordance with our Bylaws. To be considered timely, our Bylaws provide that such notice must be received at our principal executive offices no earlier than 120 calendar days (March 28, 2025) and no later than 90 calendar days (April 27, 2025) prior to the first anniversary date of the previous year’s annual meeting of stockholders. Proposals and nominations should be addressed to: Corporate Secretary, Cirrus Logic, Inc., 800 W. 6th Street, Austin, Texas 78701.

Under our Bylaws, a stockholder or a group of up to 20 stockholders owning 3% or more of our common stock continuously for at least three years may nominate and include in our proxy statement a number of candidates not exceeding the greater of (a) two or (b) 20% of our Board (rounded down). Nominations must comply with the requirements and conditions in our Bylaws, including delivering proper notice to us no earlier than 150 calendar days (February 26, 2025) and no later than 120 calendar days (March 28, 2025) prior to the first anniversary date of the previous year’s annual meeting of stockholders.

In addition to satisfying advance notice requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than those nominees nominated by the Company must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 27, 2025, which is 60 days prior to the anniversary date of the 2024 Annual Meeting. Unless we receive notice in the manner specified above, the proxy holders will have discretionary authority to vote for or against any such proposal presented at our 2025 annual meeting of stockholders.

Copy of Bylaw Provisions: You may contact the Corporate Secretary at our headquarters, 800 W. 6th Street, Austin, Texas 78701, for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

CORPORATE GOVERNANCE
Board Meetings and Committees
During the fiscal year ended March 30, 2024, the Board held 10 meetings. Directors are expected to attend each meeting of the Board and the committees of the Board (the “Committees”) on which they serve. During the period of their service, no director attended less than 75% of the aggregate of (i) the total number of Board meetings and (ii) the total number of their Committee meetings. Pursuant to our Corporate Governance Guidelines, directors are also expected to attend the Company’s Annual Meeting of Stockholders absent extraordinary circumstances. All directors who were in service at the time attended the Company’s 2023 annual meeting of stockholders.
We have three Committees: Audit, Compensation and Human Resources, and Governance and Nominating. Each member of the Audit, Compensation and Human Resources, and Governance and Nominating Committees is independent in accordance with the applicable SEC rules and applicable Nasdaq Stock Market, Inc. (the “Nasdaq”) listing standards, including, with respect to members of the Audit and Compensation and Human Resources Committees, the heightened requirements applicable to members of those committees. Each Committee has a written charter that has been approved by the Board; the Committee charters are available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com. On occasion, the Board may appoint special committees or designate directors to undertake special assignments on behalf of the Board.
The composition of the Board and each Committee as of the filing of this proxy statement is identified in the following table, and the function of each Committee is described below.

Directors	Independent	Audit	Compensation and Human Resources	Governance and Nominating
Alexander M. Davern	Yes	Chair
Timothy R. Dehne	Yes		Chair
John M. Forsyth	No
Deirdre R. Hanford	Yes	X		X
Raghib Hussain	Yes		X
Duy-Loan Le	Yes		X
Catherine P. Lego	Yes	X		Chair
David J. Tupman, Chair	Yes			X
Number of Meetings Held in Fiscal Year 2024		8	7	7
Effective as of this year’s Annual Meeting, Timothy R. Dehne and Deirdre R. Hanford will retire from the Board, with Duy-Loan Le replacing Mr. Dehne as the Chair of the Compensation and Human Resources Committee, Mr. Davern joining the Compensation and Human Resources

Committee, Ms. Le replacing Ms. Hanford as a member of the Audit Committee, and Raghib Hussain replacing Ms. Hanford as a member of the Governance and Nominating Committee.
Audit Committee
The Audit Committee is currently composed of three independent directors. The responsibilities of the Audit Committee include:
•    selecting, retaining, compensating, overseeing, evaluating, and, where appropriate, terminating the Company’s independent auditors;

•    resolving any disagreements between management and the independent auditors regarding financial reporting;

•    adopting and implementing pre-approval policies and procedures for audit and non-audit services to be rendered by the independent auditors;

•    reviewing with management and the independent auditors the financial information and the Management’s Discussion and Analysis proposed to be included in each of the Company’s Quarterly Reports on Form 10-Q prior to their filing;

•    reviewing before release the unaudited interim financial results in the Company’s quarterly earnings release;

•    reviewing with management and the independent auditors, at the completion of the annual audit, the audited financial statements and the Management’s Discussion and Analysis proposed to be included in the Company’s Annual Report on Form 10-K prior to its filing and provide or review judgments about the quality, not only the acceptability, of accounting principles, and such other matters required to be discussed with the independent auditors under generally accepted auditing standards;
•    reviewing with management and the independent auditors any required Environmental, Social, and Governance (“ESG”) disclosures included within the Company’s SEC filings, including human capital disclosures required by Item 101(c) of Regulation S-K, and the adequacy and effectiveness of applicable internal controls related to such disclosures;

•    reviewing with the independent auditors critical audit matters (CAMs) and related CAM disclosures;

•    reviewing and approving, if appropriate, material changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management;

•    reviewing and approving the Company’s hedging policy on an at least annual basis, including making a determination and recommendation to the Board regarding the Company’s decision to enter into swaps that are subject to the End User Exception in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and associated Commodity Futures Trading Commission (CFTC) regulations;

•    establishing procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•    evaluating the professional competency of the financial staff and the internal auditors, as well as the quality of their performance in discharging their respective responsibilities;

•    discussing policies with respect to risk assessment and risk management, including appropriate guidelines and policies to govern the process; and

•    reviewing with management the Company’s major financial and regulatory risk exposures, including cybersecurity-related risks, and the steps management has taken to monitor and control such exposures.
The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements and is independent under applicable SEC rules and applicable Nasdaq listing standards. The Board has also determined that Audit Committee members Mr. Davern and Ms. Lego are each an “audit committee financial expert” as defined under applicable SEC rules.
For additional information relating to the Audit Committee, see the section of this proxy statement entitled, “Report of the Audit Committee of the Board” and the Audit Committee Charter, which is available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com.
Compensation and Human Resources Committee
The Compensation and Human Resources Committee (“Compensation Committee”) is currently composed of three independent directors. The Compensation Committee reviews and approves salaries and other matters relating to executive compensation; reviews risks associated with the Company’s compensation policies; monitors the Company’s compliance with applicable regulations relating to compensation arrangements for directors and executive officers; administers the Company’s clawback policies; reviews the Company’s leadership development initiatives and succession planning process for our Chief Executive Officer and other executive officers; and administers the Company’s stock incentive plans, including reviewing and granting stock incentive awards to executive officers and other employees (subject to any delegation of authority approved by the Compensation Committee from time to time relating to equity-based grants to certain employees) and reviewing and approving policies and procedures for awarding grants under these plans. The Compensation Committee also reviews and recommends to the Board for approval various other Company compensation plans, policies and matters related to the Company’s non-employee directors. Additionally, the Compensation Committee assists the Board in its ESG oversight by reviewing ESG matters relating to the Company’s workforce, including human capital management, inclusion and diversity, and the workforce portion of the Company’s ESG report. For additional information relating to the Compensation Committee, see the Compensation and Human Resources Committee Charter, which is available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com.
Please see the “Compensation Discussion and Analysis” section of this proxy statement for additional information regarding the Compensation Committee’s processes and procedures for the consideration and determination of executive officer compensation, including the Compensation Committee’s engagement of Compensia, Inc. (“Compensia”) as its external compensation consultant.
Governance and Nominating Committee
The Governance and Nominating Committee is currently composed of three independent directors. The Governance and Nominating Committee provides counsel to the Board with respect to corporate governance matters, including oversight of the Company’s Corporate Compliance Program (as defined below), and Board organization, membership, and function, as well as committee structure and membership. The Governance and Nominating Committee is responsible for defining the qualifications for candidates for director positions, evaluating qualified candidates, recommending candidates to the Board for election as directors, and proposing a slate of directors for election by stockholders at each annual meeting.
Additionally, the Governance and Nominating Committee (a) assists the Board in its ESG oversight by reviewing ESG matters, including the Company’s ESG report and health and safety matters, not assigned to other committees, (b) oversees the Company’s policies and practices regarding political contributions, political lobbying, and charitable contributions and reviews management’s strategies and recommendations for such activities, and (c) reviews the implementation and effectiveness of the Company’s corporate compliance policies, systems, and procedures (the “Corporate Compliance Program”) with the Company’s General Counsel.
For more information relating to the Governance and Nominating Committee, see the Governance and Nominating Committee Charter, which is available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com.
Director Nominations
The Governance and Nominating Committee annually reviews the needs of the Board for various skills, experience, expected contributions, and other characteristics in determining the director candidates to be nominated at the Annual Meeting of Stockholders. The Governance and Nominating Committee will evaluate candidates for directors proposed by directors, stockholders, or management in light of the Governance and Nominating Committee’s views of the current needs of the Board for certain skills; the candidate’s background, skills, experience, expected contributions, or other characteristics; and the qualification standards established from time to time by the Governance and Nominating Committee. If the Governance and Nominating Committee believes that the Board requires additional candidates for nomination, the Governance and Nominating Committee may engage a third-party search firm to assist in identifying qualified candidates. All of the director nominees for election at the Annual Meeting other than William D. Mosley have been directors since last year’s meeting. Dr. Mosley was recommended by a third-party search firm. All directors and nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Governance and Nominating Committee. The Governance and Nominating Committee believes it is important to consider diversity of gender identity, demographic background, age, education, and professional experiences and has formalized its existing practice to require inclusion of women and underrepresented minority candidates in the pool from which nominees are identified. The Board’s objective is to nominate a diverse group of directors who can best ensure the continuing success of our business and represent stockholder interests through the exercise of sound judgment and constructive working relationships.
The Governance and Nominating Committee believes that members of the Board should possess certain basic personal and professional qualities in order to properly discharge their fiduciary duties to stockholders, provide effective oversight of the management of the Company, and monitor the Company’s adherence to principles of sound corporate governance. Therefore, the Governance and Nominating Committee has determined that nominees for election as director should have the following qualifications: (i) possess the highest personal and professional ethics, integrity, and values; (ii) be committed to representing the long-term interests of the Company’s stockholders; (iii) have an inquisitive and objective perspective and mature judgment; (iv) possess strong business and financial acumen and judgment acquired through education, training, or experience; (v) possess experience at policy-making levels in business, government, education, or technology, and in areas that are relevant to the Company’s global business activities; (vi) have experience in matters of corporate governance; (vii) have experience in positions with a high degree of responsibility in the companies or institutions with which they are affiliated; and (viii) be prepared to devote appropriate time and attention to the Board and Committee duties required of a public company board member. Additionally, for non-employee director candidates, the nominees should have personal and business circumstances that permit them to serve on one or more of the various Committees.
These are not meant to be the exclusive criteria, however, and the Governance and Nominating Committee will also consider the contributions that a candidate can be expected to make to the collective functioning of the Board based upon the totality of the candidate’s credentials, experience, and expertise; the composition of the Board at the time; and other relevant circumstances.
To assist in its annual review and nomination process, the Governance and Nominating Committee has developed the matrix provided below, which summarizes some of the key skills, qualifications, experience, and backgrounds that our director nominees bring to the Board based on self-reported responses that are reviewed by the Governance and Nominating Committee. The matrix below further identifies the Company’s needs and the qualifications and attributes of directors that the Governance and Nominating Committee has determined are important to the Company. This identification helps the Governance and Nominating Committee in its evaluation of director competencies and how the composition of the Board, as a whole, meets these needs. Within the matrix, a checkmark reflects that the nominee identified that they possessed a comprehensive or professional/expert level of the noted attribute. The lack of a checkmark should not be interpreted to mean that a candidate does not have relevant skills, qualifications, or background in that particular area, but simply that their qualifications do not rise to the professional or expert level. The director biographies contained in the section of this proxy statement entitled, “Proposal No. 1: Election of Directors” further describe each nominee’s background and relevant experience and may identify additional attributes that are relevant to the decision to nominate candidates to serve on our Board.
Summary of Skills, Qualifications, Experience, and Backgrounds of Director Nominees1

	Davern	Forsyth	Hussain	Le	Lego	Mosley	Tupman
Skills, Qualifications, Experience
CEO Experience	✔️	✔️				✔️
Senior Management and Operations Experience	✔️	✔️	✔️	✔️		✔️	✔️
Semiconductor Industry Knowledge and Experience	✔️	✔️	✔️	✔️	✔️	✔️	✔️
Deep Technical Experience in the Semiconductor Industry		✔️	✔️	✔️			✔️
Emerging Technologies and Business Models		✔️	✔️	✔️	✔️	✔️	✔️
Financial, Accounting, and Tax Expertise	✔️				✔️
Enterprise Risk Management Experience	✔️		✔️	✔️	✔️	✔️
Public Company Board and Corporate Governance Experience	✔️	✔️	✔️	✔️	✔️	✔️	✔️
Venture Capital, Private Equity, and Financing Experience					✔️
Business Development and M&A Experience	✔️	✔️	✔️	✔️	✔️		✔️
Corporate Culture/Human Capital Management	✔️	✔️	✔️	✔️	✔️	✔️
Extensive Knowledge and Experience in Business-to-Business Sales and Marketing	✔️	✔️	✔️			✔️
International Business Operations Experience	✔️	✔️		✔️		✔️	✔️

Background Information
Years on Board	9	3	3	1	4	—	9
Age	57	50	53	62	67	57	61
Gender Identity	male	male	male	female	female	male	male
Demographic Background	White	White	Asian	Asian	White	White	White
The following charts show the composition of our director nominees by tenure, age, gender identity, and demographic background.
1 Mr. Dehne and Ms. Hanford are not included in this chart because they are not nominees for re-election. Dr. Mosley is included as a new director nominee.

In addition, pursuant to Nasdaq Rule 5606, the Company is providing the following Board Diversity Matrices.

Board Diversity Matrix (As of June 3, 2024)2

Total Number of Directors: 8
	Female	Male	Non-Binary	Did not disclose gender
Part I: Gender Identity
Directors	3	5	–	–
Part II: Demographic Background
African American or Black	–	–	–	–
Alaskan Native or Native American	–	–	–	–
Asian	1	1	–	–
Hispanic or Latinx	–	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	2	4	–	–
Two or More Races or Ethnicities	–	–	–	–
LGBTQ+	–	–	–	–
Did Not Disclose Demographic Background	–	–	–	–

Board Diversity Matrix (As of June 1, 2023)

Total Number of Directors: 8
	Female	Male	Non-Binary	Did not disclose gender
Part I: Gender Identity
Directors	2	6	–	–
Part II: Demographic Background
African American or Black	–	–	–	–
Alaskan Native or Native American	–	–	–	–
Asian	–	1	–	–
Hispanic or Latinx	–	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	2	5	–	–
Two or More Races or Ethnicities	–	–	–	–
LGBTQ+	–	–	–	–
Did Not Disclose Demographic Background	–	–	–	–

2 Note that this matrix reflects the Board as of the filing date of this proxy statement. As of the Annual Meeting, Mr. Dehne and Ms. Hanford will retire from the Board, and if elected, Dr. Mosley will join the Board.

Stockholder Nominations
The Governance and Nominating Committee will consider stockholder-recommended candidates (other than pursuant to Rule 14a-8) pursuant to the director nominations process that is in accordance with our Bylaws and outlined in the Corporate Governance Guidelines, which are available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com.
Stockholders have the right under the Company’s Bylaws to nominate candidates for election as directors by following the procedures, providing the information, and conforming to the submission deadlines specified in the Company’s Bylaws. In addition, under the proxy access provisions in our Bylaws, a stockholder or a group of up to 20 stockholders owning 3% or more of our common stock continuously for at least three years may nominate and include in our proxy statement a number of candidates not exceeding the greater of (a) two or (b) 20% of our Board (rounded down) provided that proxy access Bylaw requirements and conditions are met. Please see the section of this proxy statement entitled, “Questions and Answers about the Proxy Materials, the Annual Meeting and Voting Procedures: May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?” for further information.
Determination of Independence
The Board has determined that six of the seven nominated directors are independent as defined by the applicable listing and regulatory standards. Specifically, the Governance and Nominating Committee has reviewed the independence of each director and determined that nominees Davern, Hussain, Le, Lego, Mosley, and Tupman qualify as independent directors under these standards. Additionally, the Governance and Nominating Committee determined that Mr. Dehne and Ms. Hanford, who will serve as directors until the Annual Meeting, qualified as independent under these standards. No director has a familial relationship with another director, director nominee, or executive officer.
In determining the independence of Mr. Davern and Ms. Le—who each served as a member of National Instrument Corporation’s (“NI”) Board of Directors during a portion of fiscal year 2024 (until the acquisition of NI by Emerson Electric Co. in October 2023)—the Governance and Nominating Committee and the Board reviewed the Company’s transactions with NI and determined that the transactions did not interfere with Mr. Davern’s or Ms. Le’s exercise of independent judgment in carrying out the responsibilities of a director. These transactions included the purchase of certain test equipment and software, along with associated support and maintenance services, for equipment used in the development and testing of our products in the ordinary course of our business. These transactions did not constitute material related party transactions requiring disclosure under SEC regulations.
In determining the independence of Ms. Hanford—who served as Chief Security Officer and Member of Corporate Staff of Synopsys, Inc. during a portion of fiscal year 2024—the Governance and Nominating Committee and the Board reviewed the Company’s transactions with Synopsys and determined that the transactions did not interfere with Ms. Hanford's exercise of independent judgment in carrying out the responsibilities of a director. These transactions included ordinary course of business software tool licenses, software maintenance, training, and related consulting. These transactions did not constitute material related party transactions requiring disclosure under SEC regulations.
Corporate Governance Guidelines
On an annual basis, the Company reviews its corporate governance practices in light of any changes to applicable law, the rules of the SEC, and the Nasdaq listing standards. Among other matters, the Corporate Governance Guidelines include the following requirements:
•    Two-thirds of the members of the Board must be independent directors as defined in the Corporate Governance Guidelines.

•    If the Chair of the Board is not an independent director, the Board will designate a “lead independent director.”

•    Directors shall retire at the first stockholders’ meeting in which directors will be elected following the director’s 75th birthday.

•    Stock Ownership Guidelines require our Chief Executive Officer, non-employee directors, and officers of the Company to accumulate and maintain, after a phase-in period, an ownership position in the Company’s stock to more closely link their interests with those of other Company stockholders.

•    The Board will have an Audit Committee, Compensation and Human Resources Committee, and Governance and Nominating Committee, each of which shall consist solely of independent directors.

•    The independent directors shall meet in executive session either before or after each regularly scheduled Board meeting.

•    In considering stockholder proposals and candidates recommended by stockholders for the Board (other than pursuant to Rule 14a-8), the Governance and Nominating Committee will follow the procedures outlined in the Corporate Governance Guidelines and our Bylaws.
For additional details, see the Corporate Governance Guidelines, which are available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com.
Board Leadership Structure
The Board is committed to maintaining an independent Board comprised primarily of independent directors. To enhance the independence of the Board from management, we separate the roles of our President and Chief Executive Officer (“CEO”), John Forsyth, and Chair of the Board, David Tupman. We believe that this leadership structure demonstrates our commitment to good corporate governance and benefits our stockholders by enhancing the oversight of management by the Board, balancing power on the Board, and encouraging balanced decision making.

The Board’s Role in Risk Oversight
Although management is responsible for identifying, assessing, and managing the material risks facing the Company, the Board plays an ongoing and active role in the oversight of the Company’s risk management processes, along with the oversight of the most significant strategic and operational risks faced by the Company and management’s efforts to assess and manage those risks. The Board is involved in the setting of the Company’s business strategy, which necessarily entails a determination of what constitutes an appropriate level of risk for the Company.
Each of the Committees also considers risk within the Committee’s area of responsibility. Our Audit Committee, comprised fully of independent members, discusses risk assessment and risk management policies and regularly reviews with management the Company’s major financial and regulatory risk exposures, including information security and cybersecurity-related risks, and the steps management has taken to monitor and control such exposures. Also, in designing our compensation programs and structuring awards, the Compensation Committee considers whether such compensation programs may lead to undue risk taking. Finally, our Governance and Nominating Committee oversees risks relating to corporate governance policies and related governance matters.
Board and Committee Evaluations
Each year, the Board conducts a self-evaluation of the Board, its committees, and the individual directors, overseen by the Governance and Nominating Committee. The evaluation solicits the opinions of the directors regarding the effectiveness of the Board and its committees in fulfilling their obligations. The Chair of the Governance and Nominating Committee reviews the results of the evaluation with the Board, and the results of the evaluations are also considered by the Governance and Nominating Committee and the Board as part of the director nomination process.
Environmental, Social, and Governance (ESG)
Our Company is committed to creating a responsible and sustainable business environment that drives value for our key stakeholders including employees, investors, customers, suppliers, and our global communities. Responsibility for ESG oversight belongs to the Board with delegation to the Audit, Compensation, and Governance and Nominating Committees within their respective areas of expertise pursuant to their charters.
The Company recognizes the importance of embedding sustainable policies and practices across our business and strives to ensure our products are produced and manufactured in a sustainable and responsible manner. We adhere to core principles of human rights by complying with applicable international standards and by establishing a safe and healthy working environment. As an Affiliate Member, we are committed to adopting the approach of the Responsible Business Alliance (“RBA”), a non-profit organization that sets the standards for supply chain compliance issues related to labor, health and safety, the environment, ethics, and management systems. For example, all of our primary suppliers must acknowledge their obligations to comply with our Supplier Code of Conduct, which was developed using inputs from both the RBA Code of Conduct and additional customer requirements. In addition to complying with our Supplier Code of Conduct, our primary foundries and assembly and test suppliers maintain ISO 14001 environmental management system certificates, which demonstrates their commitment to high environmental standards and responsible management of environmental impacts. Additionally, we ourselves have been awarded ISO 14001 certification, further reinforcing our commitment to these standards.
We work to attract and retain top talent in our diverse, global workforce through competitive compensation and benefits, along with a positive corporate culture based on respect and fairness for all employees. Through volunteer activities and financial contributions, we also help develop a STEM pipeline in an effort to expand the pool of diverse, qualified candidates who will be available for key roles in the future.
For more information about our ESG efforts, including the Company’s ESG Report, please refer to the Environment, Social, and Governance section of our website at cirrus.com/company/esg.
Code of Conduct
The Company has adopted a Code of Conduct that applies to all of its directors, officers, and employees (including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions). A copy of the Code of Conduct is available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com. The Code of Conduct, as applied to the Company’s senior financial officers, constitutes the Company’s “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and constitutes the Company’s “code of conduct” under the Nasdaq listing standards. Any violation of the Company’s Code of Conduct, or any complaint or concern, including those regarding accounting, internal accounting controls, or auditing matters, may be reported anonymously by contacting EthicsPoint, an independent reporting system provider, by telephone at 1-866-384-4277 (1-866-ETHICSP) or through its website at cirruslogic.ethicspoint.com.
DIRECTOR COMPENSATION ARRANGEMENTS
Non-employee directors receive a combination of quarterly cash retainers and equity-based compensation. Directors who are employed by the Company do not receive any additional compensation for their Board service. Non-employee directors may not receive consulting, advisory, or other compensatory fees from the Company in addition to their Board compensation.
The following table sets forth the quarterly cash payments paid to non-employee directors for Board service during fiscal year 2024 up until last year’s annual meeting (July 28, 2023):

Director Compensation Retainers
Quarterly Director Retainer	$17,500
Board Chair Quarterly Retainer	$18,750
Audit Chair Quarterly Retainer	$7,500
Audit Committee Member Quarterly Retainer	$3,000
Compensation Committee Chair Quarterly Retainer	$6,250
Compensation Committee Member Quarterly Retainer	$2,500
Governance and Nominating Committee Chair Quarterly Retainer	$3,000
Governance and Nominating Committee Member Quarterly Retainer	$1,500
Lead Independent Director Quarterly Retainer	$2,500
The following table sets forth the quarterly cash payments paid to non-employee directors for Board service during fiscal year 2024, from last year’s annual meeting (July 28, 2023) through the end of fiscal year 2024. The only change relative to the table above is the quarterly retainer for our Governance and Nominating Committee Chair.

Director Compensation Retainers
Quarterly Director Retainer	$17,500
Board Chair Quarterly Retainer	$18,750
Audit Chair Quarterly Retainer	$7,500
Audit Committee Member Quarterly Retainer	$3,000
Compensation Committee Chair Quarterly Retainer	$6,250
Compensation Committee Member Quarterly Retainer	$2,500
Governance and Nominating Committee Chair Quarterly Retainer	$3,750
Governance and Nominating Committee Member Quarterly Retainer	$1,500
Lead Independent Director Quarterly Retainer	$2,500
Directors receive cash payments for each retainer category applying to them. The Company also reimburses non-employee directors for all reasonable out-of-pocket expenses incurred for attending Board and Committee meetings.
In addition to the cash compensation described above, each non-employee director receives equity-based compensation:
Options
New non-employee directors receive, upon first joining the Board through appointment or election, options having a fair market value of $225,000 as estimated at or around the time of grant with 25% vesting after one year and the remainder vesting ratably each month over the following 36 months.
Full-Value Stock Awards
New non-employee directors who first join the Board by appointment prior to an annual meeting receive upon appointment a full-value stock award having a fair market value up to $210,000 prorated to reflect the period from the time of appointment up until the annual meeting, with such award vesting at the annual meeting. Additionally, each non-employee director, upon first election and each subsequent re-election at an annual meeting, receives a full-value stock award having a fair market value up to $210,000, with such award vesting at the earlier of the next annual meeting or one year from the date of grant.
Our 2018 Long Term Incentive Plan provides that, in a calendar year, the aggregate value of all compensation paid to or granted to any non-employee member of the Board, including equity awards (valued on the grant date pursuant to FASB ASC Topic 718) and cash compensation, shall not exceed $750,000.
The following table sets forth information regarding the cash and equity-based compensation paid to our non-employee directors for services as members of the Board or any Committee during fiscal year 2024.
Note that throughout this proxy statement, amounts may not compute exactly across individual lines of a table, and such differences are due to rounding to the nearest dollar.
DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2024

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	Total
	($)	($)	($)	($)

(a)	(b)	(c)	(d)	(h)
John C. Carter (4)	$31,341	$—	$—	$31,341
Alexander M. Davern (5)	$112,000	$209,966	$—	$321,966
Timothy R. Dehne (6)	$105,000	$209,966	$—	$314,966
Deirdre R. Hanford (7)	$88,000	$209,966	$—	$297,966
Raghib Hussain (8)	$80,000	$209,966	$—	$289,966
Duy-Loan Le (9)	$52,747	$209,966	$224,996	$487,709
Catherine P. Lego (10)	$97,890	$209,966	$—	$307,856
David J. Tupman (11)	$151,000	$209,966	$—	$360,966

(1)    Represents fees earned or paid in cash for services as a director during the fiscal year ended March 30, 2024, including quarterly retainer fees and Committee chair and membership retainer fees.
(2)    On July 28, 2023, upon their re-election (or, first election in the case of Ms. Le) as directors at the Company’s 2023 annual meeting of stockholders, directors Davern, Dehne, Hanford, Hussain, Le, Lego, and Tupman received a full value stock award having a fair market value on the date of grant of approximately $210,000, which will vest at the earlier of one year or the 2024 Annual Meeting. Amounts reported in this column represent the aggregate grant date fair value of the stock awards granted in fiscal year 2024, computed in accordance with FASB ASC Topic 718. See Note 14, Equity Compensation, in our Annual Report on Form 10-K for the fiscal year ended March 30, 2024 for additional detail regarding the assumptions underlying the value of these awards.

(3)    On July 28, 2023, upon her appointment as a director, Ms. Le received an option to purchase shares of common stock with an exercise price equal to the closing price of common stock reported on Nasdaq on the date of grant. The amount in this column represents the aggregate grant date fair value of the options computed in accordance with FASB ASC Topic 718. See Note 14 Equity Compensation, in our Annual Report on Form 10-K for the fiscal year ended March 30, 2024 for additional detail regarding the assumptions underlying the value of these awards.
(4)    At the end of fiscal year 2024, Mr. Carter had no options outstanding and no RSUs outstanding. During fiscal year 2024, Mr. Carter served as a director only through last year’s annual meeting (July 28, 2023).
(5)    At the end of fiscal year 2024, Mr. Davern had no options outstanding and 2,575 RSUs outstanding.
(6)    At the end of fiscal year 2024, Mr. Dehne had no options outstanding and 2,575 RSUs outstanding.
(7)    At the end of fiscal year 2024, Ms. Hanford had 15,515 options outstanding and 2,575 RSUs outstanding.
(8)    At the end of fiscal year 2024, Mr. Hussain had 7,238 options outstanding and 2,575 RSUs outstanding.
(9)    At the end of fiscal year 2024, Ms. Le had 6,134 options outstanding and 2,575 RSUs outstanding.
(10)    At the end of fiscal year 2024, Ms. Lego had 7,657 options outstanding and 2,575 RSUs outstanding.
(11)    At the end of fiscal year 2024, Mr. Tupman had 15,346 options outstanding and 2,575 RSUs outstanding.

PROPOSALS TO BE VOTED ON
Proposal No. 1: Election of Directors
Based upon the recommendation of our Governance and Nominating Committee, the Board nominated each of the seven individuals listed below for election to the Board this year. Effective as of the Annual Meeting, Timothy R. Dehne and Deirdre R. Hanford are retiring from the Board, and we would like to express our sincere gratitude for their invaluable contributions and dedicated service during their tenures. New director nominee William D. Mosley, if elected, will join the Board effective immediately after the vote at the Annual Meeting.
Information regarding each of our nominees is provided below. All directors are elected annually to serve until the next annual meeting and until their respective successors are elected, or until their earlier resignation or removal. There are no family relationships among the Company’s executive officers, directors, or director nominees.
Vote Required
In the election of directors, the seven persons receiving the highest number of “FOR” votes will be elected.
Director Resignation Policy
Any nominee for director who receives a greater number of “WITHHOLD” votes than “FOR” votes in an uncontested election of directors shall tender to the Board their resignation as a director promptly following the certification of the election results. For purposes of this policy, (i) an “uncontested” election is one in which the Secretary determines that the number of nominees does not exceed the number of directors to be elected as of the date seven days prior to the scheduled mailing date of the proxy statement for such meeting, and (ii) abstentions and broker non-votes will not be considered as either “WITHHOLD” votes or “FOR” votes. The Governance and Nominating Committee will consider any resignation tendered under this policy and recommend to the Board whether to accept or reject it and the Board will act on such resignation, taking into account the Governance and Nominating Committee’s recommendation, within 90 days following the certification of the election results. The Governance and Nominating Committee in making its recommendation, and the Board in making its decision, may consider any information it deems appropriate including without limitation any reasons given by stockholders for their “WITHHOLD” votes, the qualifications of the director, and the director’s contributions to the Board and the Company. The Board will promptly disclose publicly its decision to accept or reject such resignation and, if rejected, the reasons for doing so.

Information about Nominees
Ages are relative to our Annual Meeting date.
ALEXANDER M. DAVERN
Director since 2015
Mr. Davern, age 57, is currently a member of the Board of Directors of FARO Technologies, Inc., a public company that provides leading-edge measurement solutions and is traded on the Nasdaq exchange. Additionally, effective May 23, 2024, Mr. Davern was appointed to the board of Computer Modelling Group Ltd., a global software and consulting company that provides advanced reservoir modelling capabilities to the energy industry and is traded on the Toronto Stock Exchange. In the past five years, Mr. Davern served on the board of National Instruments Corporation (“NI”), an Austin-based public company that supplies measurement and automation products used by engineers and scientists in a wide range of industries, between January 2017 and October 2023 and of ESI-Group, a French Software simulation company listed on the Euronext Exchange, between 2021 and 2023. Mr. Davern worked at NI between February 1994 and May 2020, and during his career there he served in numerous leadership positions, including as Chief Financial Officer, Chief Operating Officer, and Chief Executive Officer. Prior to joining NI, Mr. Davern worked both in Europe and in the United States for the international accounting firm of Price Waterhouse, LLP. Since 2020, he also has a teaching position at the University of Texas McCombs School of Business. Mr. Davern received his bachelor’s degree in Commerce and a diploma in professional accounting from University College in Dublin, Ireland.

The Governance and Nominating Committee believes that Mr. Davern is well qualified to be on the Board based on his extensive leadership experience in all aspects of managing a high technology company in Austin, Texas. In addition, Mr. Davern has extensive international finance experience within the technology industry. The Governance and Nominating Committee further believes that his experiences, along with his financial expertise, his familiarity with acquisitions and integrations, and his international tax experience make him well qualified to provide valuable insights to the Board and to serve a role in the oversight of our financial reporting and accounting practices as Chair of the Audit Committee.

JOHN M. FORSYTH
Director since 2021
Mr. Forsyth, age 50, became the Company’s President and Chief Executive Officer in January 2021. Previously, from January 2020, he held the role of President, and prior to that position, from June 2018, he was the Company’s Chief Strategy Officer. From August 2014, he served as Vice President of Product Marketing. Mr. Forsyth joined the Company in 2014 through the acquisition of Wolfson Microelectronics, where he served as Vice President of Audio Products. Mr. Forsyth currently serves, since November 2023, as a member of the Board of Directors of Lattice Semiconductor Corporation, where he is a member of the Nominating and Governance Committee. Lattice Semiconductor is a low power programmable leader in the communications, computing, industrial, automotive, and consumer markets. Mr. Forsyth earned a M.A. (Social Science) degree from the University of Glasgow, Scotland, in 1995.

The Governance and Nominating Committee believes that Mr. Forsyth’s current role as President and CEO of the Company makes him well qualified to be on the Board based on his detailed and unique knowledge of the Company’s operations, opportunities, and challenges. In addition, the Governance and Nominating Committee believes that having Mr. Forsyth serve on the Board helps to bridge the gap between the Board and management, to facilitate the regular flow of information between management and the Board, and to ensure that the Board and management act with a common purpose to execute our strategic initiatives and business plans.
RAGHIB HUSSAIN
Director since 2021
Mr. Hussain, age 53, is currently President of Products and Technologies at Marvell Technology, Inc., a fabless semiconductor supplier. In this role, he oversees Marvell’s businesses and technologies by defining overall strategy, aligning roadmaps, monitoring and prioritizing product development investments, leading innovation, and driving growth through organic and inorganic planning. Mr. Hussain also has oversight of the Office of the Chief Technology Officer, which drives Marvell’s long-term technology vision and strategy transformation efforts. Previously, from July 2018 to June 2021, Mr. Hussain held the title of Chief Strategy Officer and Executive Vice President of Marvell’s Networking and Processors Group. Prior to this role, from 2001–2018, he served as Co-Founder, Chief Technology Officer, and Chief Operating Officer of Cavium, Inc., a semiconductor company that offered a portfolio of infrastructure solutions for compute, security, storage, switching, connectivity, and baseband processing, and which was acquired by Marvell in July 2018. Mr. Hussain earned a B.S. degree in Computer Systems Engineering from NED University in Karachi, Pakistan and an M.S. degree in Computer Engineering from San Jose State University. He holds more than 40 patents in the fields of networking and security. Additionally, since 2018, Mr. Hussain has served on the Center for Asia Pacific Policy (CAPP) advisory board of the RAND Corporation, a nonprofit research organization that develops solutions to public policy challenges.
The Governance and Nominating Committee believes that Mr. Hussain is well qualified to be on the Board based on his extensive leadership skills, background in mergers and acquisitions, and engineering and technology experience in the semiconductor field, including his business experience with corporate culture, human capital management, and driving long-term technology and growth strategies in the communications, security, networking, and computing markets.
DUY-LOAN LE
Director since 2023
Ms. Le, age 62, retired in July 2017 from Texas Instruments Inc. (“TI”) after 35 years. From 2002 until 2017, she held the role of Senior Fellow and previously she held various leadership positions including Advanced Technology Ramp Manager for the Embedded Processing Division and worldwide project manager for the Memory Division. While at TI, Ms. Le led all aspects of execution for advanced technology nodes, design, assembly and test, productization, qualification, release to market, high volume ramp, and quality and reliability assurance. While at TI, she also gained experience opening international offices and developing engineering talent. Ms. Le is currently a member of the board of directors of: (1) Wolfspeed, Inc., a supplier of Silicon Carbide and gallium nitride (GaN) technologies, since 2018, where she serves as a member of its Compensation and Governance and Nominations Committees; (2) Atomera, Inc., a semiconductor materials and technology licensing company, since 2019, where she serves as Chair of its Compensation Committee and as a member of its Nominating and Corporate Governance Committee; and (3) BrainChip Holdings Ltd., a provider of edge AI on-chip processing that is traded on the Australian Securities Exchange, since 2022, where she serves as a member of its Audit & Risk and Remuneration & Nominations Committees. Ms. Le holds a bachelor’s degree in Electrical Engineering from the University of Texas at Austin and a master’s degree in Business Administration from the Bauer College of Business at the University of Houston. She has been awarded 24 patents, has been inducted into the Women in Technology Hall of Fame, and became the first engineer to be inducted into the Asian Hall of Fame. Ms. Le has also received recognition as NACD Directorship 100 and Most Influential Corporate Board Directors.

In the past five years, Ms. Le also served on the board of (1) National Instruments Corporation, an Austin-based company that supplies measurement and automation products, between 2002 and October 2023, where she served as Chair of its Compensation Committee and as a member of its Nomination & Governance Committee, and (2) Ballard Power Systems, a company that delivers fuel cell power, between 2017 and February 2023, where she was a member of its People, Corporate Governance & Compensation Committee.

The Governance and Nominating Committee believes that Ms. Le is well qualified to serve as a director of the Company based on her extensive experience in semiconductors, specifically in chip design, silicon manufacturing technology development, and advanced technology manufacturing; her global business experience, including managing global R&D centers, joint ventures, foundries, and OSAT (Outsourced Semiconductor Assembly and Test) partnerships; and her Board governance experience and knowledge, including her service as a chair of compensation committees and as a member of audit & risk and nomination & governance committees.
CATHERINE P. LEGO
Director since 2020
Ms. Lego, age 67, is the founder of Lego Ventures LLC, a consulting services firm and source of start-up capital for early-stage technology companies, which she operated from 1992 until December 2018. She currently serves as a member of the Board of Directors of Guidewire Software, Inc., an industry platform provider for property and casualty insurers, since September 2019, where she serves as the Audit Committee Chair and is a member of the Nominating and Governance Committee.

In the past five years, Ms. Lego has served on the boards of (1) Lam Research Corporation, a wafer fabrication equipment company, between 2006 and November 2022, where at various times she was Chair of the Compensation Committee, Chair of the Audit Committee, and

member of the Nominating and Governance Committee, (2) Cypress Semiconductor Corp., a developer of advanced embedded system solutions, between September 2017 and April 2020, where she served as Chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee, and (3) IPG Photonics Corporation, a high-power fiber laser and amplifier company for diverse applications, between July 2016 and May 2021, where she was a member of the Audit Committee and Chair of the Compensation Committee. Previously, Ms. Lego served on several other public company boards, along with other privately-held technology companies. Ms. Lego previously was a partner at two venture capital funds and practiced as a certified public accountant with Coopers & Lybrand (now PricewaterhouseCoopers). Ms. Lego received a B.A. degree in economics and biology from Williams College and a M.S. degree in accounting from the New York University Stern School of Business.

The Governance and Nominating Committee believes that Ms. Lego is well qualified to serve as a director of the Company based on her extensive board-level experience; her substantial risk management, accounting, and finance expertise; her knowledge of the electronics and semiconductor industries; her experience with mergers, acquisitions, and corporate financing; and her Board governance experience and knowledge, including her service as a chair of an audit committee and member of audit, compensation, and nominating and governance committees.
WILLIAM D. MOSLEY
Director Nominee
Dr. Mosley, age 57, has served as the CEO of Seagate Technology Holdings plc (“Seagate”) since October 2017 and as a member of its Board since July 25, 2017. He was previously Seagate’s President and COO from June 2016 to September 2017. He joined Seagate in 1996 as a Senior Engineer, and during his tenure he has held a variety of posts of increasing responsibility including President Operations and Technology, Executive Vice President Global Sales and Marketing, as well as many R&D leadership roles. Dr. Mosley earned a Ph.D. in Physics from the University of California, Davis focusing on solid state physics.

The Governance and Nominating Committee believes that Dr. Mosley is well qualified to be on the Board based on his broad-based, executive-level experience in managing a high technology company. In addition, Dr. Mosley’s extensive experience involving global operations, technology, research and development, and sales and marketing make him well qualified to provide valuable insights to the Board.

DAVID J. TUPMAN
Director since 2015
Dr. Tupman, age 61, is currently the owner of Details Lab Inc., an advisory firm focusing on scaling organizations for high-growth, technology development and new product introduction. From 2001 to 2011, Dr. Tupman rose from manager to Vice President of hardware engineering at Apple Inc., where he led the hardware engineering and technology teams for multiple mobile devices. Prior to Apple, Dr. Tupman worked at Psion Computers in London, England, from 1995 to 2001 as a hardware-engineering manager, developing a number of personal digital assistant products. From 1988 to 1995, Dr. Tupman was a Principal Design Engineer at Schlumberger in Farnborough, England, where he developed low power, high precision sensors for the gas, fuel and aerospace industries. Dr. Tupman holds a Bachelor’s degree in Electronics Engineering and an honorary doctorate (D.Sc.) from the University of Salford, England. Dr. Tupman is named as an inventor on more than 30 U.S. patents. Dr. Tupman has also served as a director of Pixelworks, Inc., a company that develops video display processing technology, since April 2014.

The Governance and Nominating Committee believes that Dr. Tupman is well qualified to be on the Board based on his extensive engineering and technology background in the consumer electronics and industrial markets as well as his public company board and corporate governance experience.
The Board recommends a vote “FOR” the election to the Board of each of the foregoing nominees.
Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee has appointed Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending March 29, 2025. During the fiscal year that ended March 30, 2024, Ernst & Young served as the Company’s independent registered public accounting firm and also provided certain tax services.
The Audit Committee pre-approves and reviews all audit and non-audit services provided by Ernst & Young. In considering the services to be provided by Ernst & Young, the Audit Committee considers whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young.

For additional information relating to the Audit Committee, see the section of this proxy statement entitled, “Report of the Audit Committee of the Board,” as well as the Audit Committee Charter, which is available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com.
A representative of Ernst & Young is expected to attend the Annual Meeting and be available to respond to questions and, if they desire, to make a statement.
The Board recommends a vote “FOR” Proposal No. 2.
If the appointment is not ratified, the Audit Committee retains the discretion to select other auditors for the following fiscal year or to determine that Ernst & Young will continue to serve as the independent auditor. Ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending March 29, 2025, requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting.
Proposal No. 3: Advisory Vote to Approve Named Executive Officer Compensation
Section 14A of the Securities Exchange Act of 1934 and related rules of the SEC enable our stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our CEO, our Chief Financial Officer (“CFO”), and our three other most highly compensated executive officers (collectively, our “Named Executive Officers” or “NEOs”) as disclosed in this proxy statement. This vote is advisory and, therefore, not binding on the Company, the Compensation Committee, or the Board. However, the Board and the Compensation Committee value the opinions of our stockholders and to the extent there is a significant vote against the compensation of the NEOs, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
As described in detail in the section of this proxy statement entitled, “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate, and retain executive officers, while aligning their interests with those of our stockholders. Under this program, our executive officers are rewarded for the achievement of strategic and operational objectives and the realization of increased stockholder value. Please read the Compensation Discussion and Analysis and the accompanying compensation tables of this proxy statement for additional information about our executive compensation program, including information about the compensation of the NEOs for fiscal year 2024.
By way of this proposal, commonly known as a “Say-on-Pay” proposal, we are asking our stockholders to indicate their support for the compensation of the NEOs as described in this proxy statement. Please note that this vote is not intended to address any specific item of compensation, but rather the overall compensation of the NEOs and the philosophy, policies, and practices described in this proxy statement.

The stockholders are being asked to approve the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
The Board recommends a vote “FOR” Proposal No. 3.
Proposal No. 4: Approval of an Amendment and Restatement of the Company’s 2018 Long Term Incentive Plan
At the Annual Meeting, stockholders are being asked to approve an amendment and restatement of the Cirrus Logic, Inc. 2018 Long Term Incentive Plan (the “LTIP”) to, among other things, increase the number of shares of our common stock reserved for issuance under the LTIP by 2,670,000 shares and extend the term of the LTIP, as described below. The Board has determined that it is in the best interest of the Company and its stockholders to approve this proposal. Upon the recommendation of the Compensation Committee, the Board unanimously approved the amendment and restatement of the LTIP, subject to stockholder approval, and recommends that stockholders vote in favor of this proposal at the Annual Meeting.

As of May 15, 2024, 963,323 shares were reserved for issuance and available for future awards under the LTIP, which is the only plan pursuant to which the Company is authorized to grant equity awards. As a result of the limited number of shares remaining available for issuance under the LTIP, and in order to have an appropriate number of shares available for future equity awards to recruit, hire, motivate, and retain talent, we are requesting an additional 2,670,000 shares for issuance under the LTIP.

In addition to increasing the number of shares available for issuance, the other amendments to the LTIP recommended by the Board include: (i) extending the expiration date of the LTIP until July 26, 2034, which is the tenth anniversary of the date of the Annual Meeting, (ii) amending the delegation language included in the LTIP and (iii) specifying that the total number of shares that may be issued upon exercise of incentive stock options is the aggregate number of shares available under the LTIP since adoption (including the proposed increase), or 14,085,205 shares.

If stockholders approve this proposal, the LTIP, as amended and restated, will become effective as of the date of stockholder approval. If stockholders do not approve this proposal, the LTIP will continue to be administered in its current form and the share reserve will not be increased. Our executive officers and directors have an interest in this proposal by virtue of being eligible to receive equity awards under the LTIP.

Background

After being adopted by the Board, the LTIP was initially approved by stockholders in August 2018. The initial share reserve under the LTIP was 2,300,000 shares, plus an additional 3,825,205 shares that were available for grant or that became available as a result of forfeitures or cancellation of awards under our 2006 Long Term Incentive Plan as of the date stockholders approved the LTIP. At our 2020 annual meeting, our stockholders, upon the recommendation of our Board, approved an amendment to increase the share reserve by an additional 3,200,000 shares, and at our 2022 annual meeting, our stockholders, upon recommendation of the Board, approved an amendment to increase the share reserve by 2,090,000 shares.
As of March 30, 2024, there were 3,200,674 shares underlying outstanding restricted stock units (“RSUs”) and performance-based RSUs (“PBRSUs”, and together with RSUs, the “Full Value Awards”), 785,933 shares underlying outstanding stock options (the “Appreciation Awards”), and 977,766 shares available for future issuance under the LTIP.

Reasons to Vote for the Proposal

The LTIP is a broad-based plan under which the Company grants awards to its current and prospective employees, including officers, as well as directors and consultants. The Company continues to believe that its long-term interests are best advanced by aligning the interests of its employees and directors with the interests of its stockholders. Approval of the LTIP will permit the Company to continue to use stock-based compensation to align their interests and to retain and motivate employees and others providing services to the Company and its subsidiaries.

Competition for highly qualified personnel in our industry, particularly for employees with technical backgrounds, is intense. We expect competition for qualified personnel to increase because there are only a limited number of individuals in the job market with the skills that we require. One alternative to using equity awards would be to significantly increase cash compensation. We do not believe this would be practical or advisable. We believe that a combination of equity and cash compensation is better for attracting, retaining, and motivating our employees. Any significant increase in cash compensation in lieu of equity awards would reduce the cash otherwise available for operations and investment in our business. Furthermore, we do not believe a more cash-oriented program would have the same long-term retention value, or serve to align employees’ interests with those of our stockholders, as well as a program that includes equity.

The LTIP’s design reflects our commitment to strong corporate governance and the desire to preserve stockholder value as demonstrated by the following LTIP features:

•Independent Administrator. The LTIP is generally administered by the Compensation Committee of the Board, comprised entirely of independent, non-employee directors.
•Stockholder Approval is Required for Additional Shares. There is no annual “evergreen” provision. Instead, the LTIP reserves a fixed maximum number of shares of common stock, and additional stockholder approval is required to increase that number.
•Stockholder Approval is Required for Any Repricings. The LTIP prohibits any repricing, exchange, or buyout of underwater awards without stockholder approval.
•No Reloading: The Company does not grant stock options with replenishment features.

•No Discount Awards; Maximum Term Specified. Options and SARs must have an exercise or grant price no less than the closing price of our common stock on the date the award is granted and a maximum term of ten years.
•Minimum Vesting Requirements. 95% of the shares of common stock issued pursuant to awards granted under the LTIP must be subject to a minimum one-year vesting requirement.
•No Dividends on Unvested Awards. Unless and until an award has vested and the risk of forfeiture has lapsed, the payment of dividends or dividend equivalents on those awards is prohibited.
•No Liberal Share Recycling. Shares of common stock used to pay the exercise price or tax withholding requirements related to any award may not be re-granted, issued, or transferred under the LTIP.
•No Liberal Change in Control Provisions. The vesting or exercisability of outstanding awards is not accelerated automatically upon a change in control unless otherwise provided in the applicable award agreement or the Compensation Committee deems it appropriate.
•No Liberal Change in Control Definition. The LTIP defines a change in control, in part, as the actual consummation of a transaction rather than the announcement or stockholder approval of a transaction.
•Limit on Non-Employee Director Awards. The sum of any cash compensation and the grant date fair value of awards granted under the LTIP to any non-employee director during any calendar year may not exceed $750,000, subject to limited exceptions.
•Recoupment/Clawback. Awards granted to executive officers under the LTIP are subject to recoupment in accordance with our clawback policy. See the section of this proxy statement entitled “Clawback Policy.”

Additionally, as further described in this proxy statement, our executives and directors are required to comply with robust stock ownership guidelines. See the section of this proxy statement entitled “Stock Ownership Guidelines.”

Determination of Request for Shares

In determining the number of additional shares to request for authorization, the Board considered a number of factors, including:
Historical Burn Rate. Burn rate provides a measure of the potential dilutive impact of our equity award program, which we calculate by dividing the number of shares subject to equity awards granted during the year by the basic weighted average number of shares outstanding. As of the end of fiscal 2024, our three-year average burn rate was 4.83%, as shown in the table below:

	2022	2023	2024
Appreciation Awards Granted	88,220	143,196	131,505
Full Value Awards Granted	1,106,569	1,609,883	1,134,834
Adjusted Full Value Awards(1)	2,213,138	3,219,766	2,269,668
Adjusted Total Granted	2,301,358	3,362,962	2,401,173
Weighted-Average Total Shares Outstanding	57,278,161	55,614,319	54,290,175
Adjusted Burn Rate	4.02%	6.05%	4.42%
Three-year Average Burn Rate of 4.83%
(1) Adjusted Full Value is two times the Full Value.

We believe our historical burn rate is reasonable relative to similarly situated companies, especially given our broad-based use of equity awards to compensate our employees. We will continue to monitor our equity use in future years to ensure our burn rate is within competitive market norms. However, our future burn rate will depend on a number of factors, including the number of participants in the LTIP, the price of our common stock, changes to our compensation strategy, changes in business practices or industry standards, changes in our capital structure, the compensation practices of our competitors or changes in compensation practices in the market generally, and the mix of the type of equity awards we grant.

Overhang Percentage. Overhang is a measure of potential dilution, which we calculate as (i) all shares of common stock that are available for issuance or underlying currently outstanding equity awards under the LTIP (the numerator) divided by (ii) the total number of shares of our common stock outstanding, plus the numerator. As of May 15, 2024, our overhang was 8%, which we believe is reasonable relative to similarly situated companies. If the 2,670,000 additional shares proposed to be authorized for issuance are included in the calculation, our overhang would be 12%. The following table details the number of shares outstanding used for the overhang calculation:

As of May 15, 2024
Appreciation Awards Outstanding	662,796
Full Value Awards Outstanding	3,181,716
Total Awards Outstanding	3,844,512
Total shares remaining available for future issuance	963,323
Additional shares requested under the LTIP	2,670,000
Shares of common stock outstanding	53,614,928

Summary of the LTIP

The following is a summary of the most significant features of the LTIP, with notations concerning the changes associated with the currently proposed amendment and restatement, and should be read in conjunction with, and is qualified in its entirety by reference to, the complete text of the proposed LTIP, as amended and restated, which is attached to this proxy statement as

Exhibit 1. The description set forth within this summary addresses terms and conditions of the LTIP, as amended and restated, largely with respect to United States-based award recipients, and therefore an award granted to an employee that is subject to foreign laws or regulations may differ from the descriptions set forth herein or contained within the LTIP document, as amended and restated.

Administration. The LTIP is administered by a committee (the “Committee”) designated by the Board except to the extent the Board elects to administer the LTIP (in which case references to the “Committee” are references to the Board). The Committee has broad discretion to administer the LTIP, including the power to determine the eligible individuals to whom awards will be granted, the number and type of awards to be granted and establish the terms and conditions of awards. The Committee may also accelerate the vesting or exercise of any award and make all other determinations and take all other actions necessary or advisable for the administration of the LTIP. In addition, the Committee, in its sole discretion, has the power and authority to determine who is eligible to participate in the LTIP outside of the United States, modify the terms and conditions of awards, establish sub-plans with applicable foreign jurisdiction provisions, or take other actions deemed advisable to comply with foreign laws or securities exchange rules.

Unless otherwise determined by the Board, and to the extent awards are made by the Committee, the Committee will consist of two or more members of the Board, each of whom is a non-employee director under the Exchange Act, and an “independent director” under the rules of NASDAQ (or other principal securities market on which shares of our common stock are traded).

The proposed amendment and restatement modifies the delegation of authority provisions of the LTIP in view of changes to Delaware law that became effective in 2022. Namely, as amended and restated, the LTIP provides that the Committee may delegate any or all of its powers and duties under the LTIP to a person or body, including the power to perform administrative functions and to grant awards within limits specifically prescribed by the Committee; provided, however, that such delegation does not (i) violate state or corporate law, or (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for awards granted to participants subject to Section 16 of the Exchange Act in respect of the Company. Upon any such delegation, all references in the LTIP to the “Committee” (other than in the section involving subdivision or consolidation, recapitalization, change in control, or reorganization) are deemed to include any such person or body to whom such powers have been delegated by the Committee. Any such delegation does not limit the right of such person or body to receive awards; provided, however, that such person or body may not grant awards to, or take any action with respect to any awards previously granted to, himself or herself, a member of the Board, or any participant subject to Section 16 of the Exchange Act.

Eligibility. Officers, employees, directors, and any other person who provides services to us or our affiliates are eligible to receive awards under the LTIP. As of March 30, 2024, we have 1,625 employees and seven non-employee directors eligible to participate in the LTIP. Consultants are eligible to receive awards, but the number of consultants that could receive LTIP awards is not determinable at this time.

Shares Subject to the LTIP. Under the LTIP, 11,415,205 shares were authorized for issuance. Through the amendment and restatement of the LTIP, we are asking stockholders to approve an additional 2,670,000 shares to be available for issuance, which would increase the aggregate number of shares authorized under the LTIP to 14,085,205. As of May 15, 2024, there were approximately 963,323 shares remaining available for issuance under the LTIP. The closing price of the Company’s common stock as reported on the NASDAQ on May 15, 2024 was $112.40 per share.

Share Counting. Awards are counted against the LTIP reserve on the date of grant, according to the following:

•Full-Value Awards reduce the aggregate share limit by 1.5 shares of common stock for each share of common stock underlying an award.
•Appreciation Awards reduce the aggregate share limit by one share of common stock for each share of common stock underlying an award.
•Awards that may only be settled in cash do not reduce the aggregate share limit.

Shares of common stock subject to any award under the LTIP or the Company’s 2006 Stock Incentive Plan that expires, is cancelled, exchanged, settled in cash, or otherwise terminated without actual delivery of shares will again be available for awards pursuant to the LTIP. For the avoidance of doubt, the following shares underlying awards do not become available again for issuance under the LTIP:

•Shares tendered or withheld in payment of any exercise or purchase price of an award or taxes relating to an award,
•Shares that were subject to an option or a SAR but were not issued or delivered as a result of the net settlement or net exercise of such stock option or SAR, and
•Shares repurchased on the open market with the proceeds of an option’s exercise price.

Director Limitations on Awards. In any one calendar year, the aggregate value of all compensation paid to or granted to any non-employee director may not exceed $750,000. This limitation does not apply to compensation for services to the Company in an employee or consultant capacity.

Awards under the LTIP. Options, SARs, restricted stock, restricted stock units, stock awards, other stock-based awards, cash awards, substitute awards, and performance awards may be granted under the LTIP. Awards are subject to a vesting schedule of at least one year following the date of grant, provided that 5% of the aggregate number of shares of common stock reserved for issuance will not be subject to this minimum vesting requirement.

Options. The Committee may grant incentive stock options and options that do not qualify as ISOs (“nonqualified stock options”). The exercise price of any option cannot be less than 100% of the fair market value of a share of our common stock on the date of grant and cannot be exercisable for longer than ten years following the date of grant. Additional limitations apply in the case of an incentive stock option granted to an individual who owns at least 10% of the total combined voting power of all classes of our capital stock. If the proposed amendment and restatement of the LTIP is approved, the maximum number of shares of common stock that can be issued upon the exercise of incentive stock options granted under the LTIP will be 14,085,205 shares.

Stock Appreciation Rights. A SAR is the right to receive, on the date of exercise, an amount equal to the excess of the fair market value of one share of our common stock on the date of exercise over the grant price of the SAR. The grant price of a SAR cannot be less than 100% of the fair market value of a share of our common stock on the date of grant and the term of a SAR may not exceed ten years. SARs may be granted in connection with, or independent of, a stock option. SARs may be paid in cash, common stock, or a combination of cash and common stock, as determined by the Committee.

Restricted Stock. Restricted stock is a grant of shares of common stock subject to the restrictions on transferability and risk of forfeiture imposed by the Committee. The LTIP provides that any cash dividends paid on a share of restricted stock will be automatically reinvested in additional shares of restricted stock and subject to vesting and forfeiture restrictions at least as restrictive as those on the original award. Any stock distributed will be subject to the same restrictions and risk of forfeiture as the underlying restricted stock award.

Restricted Stock Units. A restricted stock unit is a right to receive cash, common stock, or a combination of both at the end of a specified period, equal to the fair market value of one share of our common stock on the date of vesting.

Stock Awards. A stock award is a transfer of unrestricted shares of our common stock on terms and conditions determined by the Committee.

Other Stock-Based Awards. The Committee may grant other awards valued in whole or in part based on our common stock. Such awards may include, without limitation, awards that are convertible or exchangeable debt securities, other rights convertible or exchangeable into our common stock, purchase rights for common stock, awards with value and payment contingent upon our performance or any other factors designated by the Committee, and awards valued by reference to the book value of our common stock or the value of securities of, or the performance of, our affiliates.

Cash Awards. The LTIP permits the grant of awards denominated in and settled in cash as an element of or supplement to, or independent of, any award under the LTIP.

Performance Awards. A performance award is an award with respect to which a participant’s right to receive cash, shares of common stock, or a combination of both, is contingent upon the attainment of one or more specified performance measures during a specified period. The Committee determines the applicable performance period, the performance goals, and such other conditions that may apply to each performance award. The Committee may use any business criteria and other measures of performance it deems appropriate in establishing the performance goals applicable to a performance award.

Dividend or Dividend Equivalent Rights. In the event that a dividend or dividend equivalent right is granted in connection with any award under the LTIP, (i) in no event shall the dividend or dividend equivalent right be distributed to the participant before the underlying common stock covered by the award to which the dividend or dividend equivalent right relates becomes vested or issued, (ii) any such dividend or dividend equivalent right shall be subject to the same restrictions and risk of forfeiture as the underlying common stock subject to the award, and (iii) the dividend or dividend equivalent right will be paid, if at all, at the time such restrictions or risk of forfeiture lapse.

Recapitalization and Other Corporate Transactions. In the event of any change in our capital structure or business or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of ASC Topic 718, which would result in additional compensation expense to the Company under the provisions of ASC Topic 718, the Committee will (or to the extent not required by applicable law, may) make such equitable and appropriate adjustments to equitably reflect such event.

Change in Control. Except to the extent otherwise provided in any applicable award agreement, in the event of a change in control or other changes in the Company or our common stock, the Committee may, in its discretion, (i) accelerate the exercisability of an award, (ii) require awards to be surrendered in exchange for a cash payment (including canceling stock options or SARs that have exercise or grant prices of less than the price paid in the change in control transaction for no consideration ), (iii) cancel awards that remain subject to a restricted period, or (iv) make any other adjustments to awards that the Committee deems appropriate to reflect the applicable transaction or event.

No Repricing. Except in connection with the issuance of substitute awards under certain conditions or in connection with adjustments to awards as a result of a corporate transaction involving us, without the approval of stockholders, the terms of an outstanding option or SAR may not be amended to (i) reduce the exercise price or grant price, (ii) grant a new option, SAR or other award in substitution for, or upon the cancellation of, any previously granted option or SAR that has the effect of reducing the exercise price thereof, (iii) exchange any option or SAR for stock, cash, or other consideration when the exercise price per share of common stock under such option or SAR exceeds the fair market value of a share of common stock or (iv) take any other action that would be considered a “repricing” of an option or SAR under the Nasdaq listing standards.

Amendment and Termination. As amended and restated, the LTIP would automatically expire on the tenth anniversary of the Annual Meeting. The Committee may amend or terminate the LTIP at any time prior to its expiration, subject to stockholder approval if required by applicable law, rule, or regulation, including Nasdaq rules. The Committee may amend the terms of any outstanding award granted under the LTIP at any time so long as the amendment would not materially and adversely affect the rights of a participant under a previously granted award without the participant’s consent.

Clawback. Awards granted under the LTIP will be subject to any applicable provisions of clawback or recoupment policies adopted by the Company. See the section of this proxy statement entitled “Clawback Policy.”

Certain U.S. Federal Income Tax Consequences

The following discussion is intended to be a general summary only of the United States federal income tax consequences of awards issued under the LTIP. This description is based on the law as of the date of this proxy statement, which is subject to change (possibly retroactively). The tax treatment of awards under the LTIP may vary depending on a participant’s particular situation and may, therefore, be subject to special rules not discussed below. Potential foreign, state, or local income tax consequences to the Company or participants associated with the LTIP and awards granted thereunder, are not addressed herein.

The Company’s ability to realize the benefit of any tax deduction described below depends on its generation of taxable income as well as the requirement of reasonableness, the limitations of Section 162(m) of the Code and the satisfaction of its tax reporting obligations. Section 162(m) may limit the deductibility of compensation paid to our chief executive officer and to each of our other “covered employees.” Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible by us only to the extent that it does not exceed $1,000,000. The Committee reserves the right to grant awards under the LTIP that result in compensation to our covered employees in excess of the $1,000,000 Section 162(m) deduction limitation.

Appreciation Awards: Options and SARs.

Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option. Optionees who do not dispose of their shares for at least two years following the date the incentive stock option was granted or within one year following the exercise of the option normally will recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies both such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares either within two years after the date of grant or within one year from the date of exercise (referred to as a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be treated as a capital gain. If a loss is recognized, it will be a capital loss. A capital gain or loss will be long-term if the optionee’s holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax, which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonqualified Stock Options and SARs. Nonqualified stock options and stock appreciation rights have no special tax status. A holder of these awards generally does not recognize taxable income as the result of the grant of such award. Upon exercise of a nonqualified stock option or stock appreciation right, the holder normally recognizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the exercise date. If the holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonqualified stock option or stock appreciation right, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the holding period of the shares is more than 12 months. The Company generally is entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonqualified stock option or stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. No tax deduction is available to the Company with respect to the grant of a nonqualified stock option or stock appreciation right or the sale of the stock acquired pursuant to such grant.

Full Value Awards: Restricted Stock, Stock Awards, Restricted Stock Units, Other Stock-Based Awards, and Performance Awards.

Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date.” The determination date is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service, or IRS, no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Units, Other Stock-Based Awards, and Performance Awards. A participant generally will recognize no income upon the receipt of a restricted stock unit, performance share or performance unit award. Upon the settlement of such an award, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any substantially vested shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the determination date (as defined under “Restricted Stock”), will be taxed as capital gain or loss. The Company generally is entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

New Plan Benefits

No awards made under the LTIP prior to the date of the Annual Meeting were granted subject to stockholder approval of the amended and restated LTIP. Any future awards to be made under the amended and restated LTIP are subject to the discretion of the Committee and therefore are not determinable at this time. Additionally, the number of shares that would be earned with respect to any grant may vary based on the achievement of any applicable performance goals, which is not determinable at this time.

Awards Granted Under the LTIP

The Company made its annual equity awards under the LTIP for fiscal year 2024 to the NEOs, non-employee directors, and to its other eligible employees in February 2024. The grants to the NEOs are reflected in the “Fiscal Year 2024 Grants of Plan-Based Awards Table” that can be found in the Executive Compensation Tables section of this proxy statement. The fiscal year 2024 grants to non-employee directors are reflected in the “Director Compensation Table for Fiscal Year 2024” in the Corporate Governance section of this proxy statement. The following table sets forth, for each of the individuals and various groups indicated, the total number of shares of our common stock subject to awards that have been granted under the LTIP since its inception (August 3, 2018) through March 30, 2024:

Name and Position (or Group)	Number of Shares
All Named Executive Officers:
John M. Forsyth President and Chief Executive Officer	359,991
Venk Nathamuni Chief Financial Officer	68,705
Gregory S. Thomas Senior Vice President, General Counsel	92,459
Jeffrey W. Baumgartner Vice President, Research and Development	95,836
Justin Dougherty Senior Vice President, Global Operations	90,761
All Current Executive Officers as a Group	974,161
All Current Directors who are not Executive Officers, as a Group	120,857
Each Nominee for Election as Director who are not Executive Officers:
Alexander M. Davern	18,132
Raghib Hussain	14,195
Duy-Loan Le	8,709
Catherine P. Lego	15,743
William D. Mosley	—
David J. Tupman	18,132
All Employees as a Group, Excluding Current Executive Officers	6,883,404

Registration with the SEC

Subject to stockholder approval to amend and restate the LTIP, we intend to file with the U.S. Securities and Exchange Commission a registration statement on Form S-8 covering the 2,670,000 additional shares reserved for issuance.

The Board recommends a vote “FOR” Proposal No. 4. This Proposal requires the affirmative vote of the holders of a majority of the total number of shares of common stock present in person or by proxy and entitled to vote on the matter. The Board believes that the approval of the amendment and restatement of the LTIP is essential to the Company’s continued success and is in the best interests of the Company and its stockholders.

All duly submitted proxies that are signed, but which do not provide instructions for how to vote, will be voted FOR the approval of the amended and restated LTIP by the persons named as proxy holders.

Proposal No. 5: Approval of an Amendment and Restatement of the Company’s Certificate of Incorporation To Permit Officer Exculpation
The Board has unanimously approved, and recommends that stockholders approve, an amendment and restatement of the Company’s Certificate of Incorporation (the “Charter”) to

permit officer exculpation. The proposed amendment and restatement of the Charter is attached to this Proxy Statement as Exhibit 2.

Background

In 2022, the State of Delaware amended Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) to allow Delaware corporations to eliminate the monetary liability of certain officers for breach of fiduciary duty in limited circumstances. In light of the amendments to the DGCL and for the reasons set forth below, the Company is proposing to amend and restate the Charter to limit the liability of certain officers in the specific circumstances permitted by the DGCL.

Section 102(b)(7) only allows, and the proposed amendment would only allow, exculpation for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions. The proposed amendment would not eliminate any officer’s monetary liability for:

•breach of the officer’s duty of loyalty to the Company or its stockholders;
•acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•any transaction from which the officer derived an improper personal benefit; or
•claims brought by the Company itself or for derivative claims brought by stockholders in the name of the Company.

The officers covered by Section 102(b)(7) include a corporation’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer, and chief accounting officer, and any other officer identified as one of the corporation’s most highly compensated executive officers in an SEC filing at any time during the course of conduct alleged in the action or proceeding to be wrongful.

Reasons to Vote for the Proposal

The DGCL has long permitted Delaware corporations to exculpate directors from certain liabilities, and the Company’s Charter has included such an exculpatory provision. Until changes to the DGCL were enacted, Delaware corporations were not able to provide similar protection to officers. After careful consideration, the Board believes that it is in the Company’s and its stockholders’ interest that officers receive exculpatory protection from certain liabilities and expenses that is similar to what directors receive for the reasons set forth below.

Adopting an officer exculpation provision that aligns with the protections afforded under the DGCL could prevent protracted or otherwise meritless litigation that distracts from our objective of creating stockholder value over the long term. The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits, or proceedings seeking to impose liability on the basis of hindsight, especially in a litigious environment and regardless of merit. The Board believes that by limiting concerns about personal liability, officers may better exercise their business judgment in furtherance of stockholder interests.

In addition, the Board believes it is important to provide protection to officers to the extent permitted by the DGCL to attract and retain executive talent. More than two hundred public companies, including certain of our peers, have updated their governing documents to align with amended Section 102(b)(7) of the DGCL, and we believe this practice will likely continue. The corporate law of several other states already allow corporations to exculpate officers in a manner similar to Section 102(b)(7). Therefore, our ability to attract and retain highly qualified executive talent may be adversely impacted if we do not implement the expanded protections now offered under Delaware law.

Accordingly, the Board is asking stockholders to approve an amendment and restatement of the Charter (as set forth in Exhibit 2), which, upon approval, would amend and restate, in its entirety, Paragraph 1 of Article VII to read as follows:

“1. Limitation of Liability. To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or as may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer.”

If this Proposal is approved by stockholders, the Company intends to file the proposed Amended and Restated Certificate of Incorporation as set forth in Exhibit 2 with the Delaware Secretary of State as soon as reasonably practicable after the Annual Meeting, with such filing to be effective immediately. If this Proposal is not approved by stockholders, the current Charter will remain in effect, and no exculpation will be provided for our officers.

The Board recommends a vote “FOR” Proposal No. 5. This Proposal requires the affirmative vote of the holders of a majority of the total number of shares of common stock outstanding and entitled to vote on the matter. Abstentions and broker non-votes will have the same effect as a vote against this Proposal. All duly submitted proxies that are signed, but which do not provide instructions for how to vote, will be voted FOR Proposal No. 5 by the persons named as proxy holders.
OTHER MATTERS
The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
The following table contains information regarding the beneficial ownership of common stock as of May 14, 2024, by:
•    The stockholders we know to beneficially own more than 5% of outstanding common stock;
•    Each director and nominee named in this proxy statement;
•    Each executive officer named in the Summary Compensation Table included in this proxy statement; and
•    All of our directors and executive officers as a group.
Common stock is the only class of voting securities issued by the Company. Unless otherwise indicated in the footnotes, the beneficial owner has sole voting and investment power with respect to the securities beneficially owned, subject only to community property laws, if applicable. In addition, unless otherwise indicated in the footnotes, the beneficial owner’s address is 800 W. 6th Street, Austin, Texas 78701.

Beneficial Owner	Shares Beneficially Owned
5% or Greater Stockholders:	Number	Percent (1)
The Vanguard Group (2)	6,234,795	11.57%
FMR LLC (3)	5,610,083	10.41%
Blackrock, Inc. (4)	5,563,554	10.30%

Directors and Named Executive Officers:
John M. Forsyth, President and Chief Executive Officer and Director (5)	132,610	*
Gregory S. Thomas, Senior Vice President, General Counsel and Corporate Secretary (6)	78,629	*
Jeffrey W. Baumgartner, Vice President, Research and Development (7)	65,368	*
David J. Tupman, Director (8)	37,065	*
Deirdre R. Hanford, Director (9)	25,239	*
Justin Dougherty, Senior Vice President, Global Operations (10)	20,722	*
Alexander M. Davern, Director (11)	20,332	*
Timothy R. Dehne, Director (12)	18,771	*
Venk Nathamuni, Chief Financial Officer (13)	16,856	*
Catherine P. Lego, Director (14)	16,168
Raghib Hussain, Director (15)	9,357	*
Duy-Loan Le, Director (16)	—	*
William D. Mosley, Director Nominee (17)	—	*

All current directors and executive officers as a group (15 persons) (18)	547,615	1.02%

* Less than 1% of the outstanding common stock
(1)    Percentage ownership is based on 53,577,722 shares of common stock issued and outstanding on May 14, 2024. Shares of common stock issuable under stock options that are currently exercisable or will become exercisable within 60 days after May 14, 2024, and shares of common stock subject to restricted stock units (“RSUs”) and performance-based RSUs (“PBRSUs”) that will vest and be issued within 60 days after May 14, 2024, are deemed to be outstanding and beneficially owned by the person holding such options or RSUs or PBRSUs for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed outstanding for the purpose of computing the percentage of any other person. This table does not include options, PBRSUs, or RSUs that vest more than 60 days after May 14, 2024.

(2)    Based on a Schedule 13G filed with the SEC on February 13, 2024, The Vanguard Group, 100 Vanguard Blvd.; Malvern, PA 19355, is the beneficial owner of 6,234,795 shares, with sole voting power as to 0 shares, sole dispositive power as to 6,158,706 shares, shared dispositive power as to 76,089 shares, and shared voting power as to 18,483 shares.
(3)    Based on a Schedule 13G filed with the SEC on February 9, 2024, FMR LLC, 245 Summer Street; Boston, Massachusetts 02210, is the beneficial owner of 5,610,083 shares, with sole voting power as to 5,601,887 shares, and sole dispositive power as to 5,610,083 shares.
(4)    Based on a Schedule 13G filed with the SEC on January 24, 2024, Blackrock, Inc., 50 Hudson Yards; New York, NY 10001, is the beneficial owner of 5,563,554 shares, with sole voting power as to 5,326,327 shares, and sole dispositive power as to 5,563,554 shares.
(5)    Includes 85,751 shares issuable upon exercise of options held by Mr. Forsyth and 46,859 shares held directly.
(6)    Includes 54,654 shares issuable upon exercise of options held by Mr. Thomas and 23,975 shares held directly.
(7)    Includes 54,987 shares issuable upon exercise of options held by Mr. Baumgartner and 10,381 shares held directly.
(8)    Includes 15,346 shares issuable upon exercise of options held by Mr. Tupman and 21,719 shares held directly.
(9)    Includes 15,515 shares issuable upon exercise of options held by Ms. Hanford and 9,724 shares held directly.
(10)    Includes 14,884 shares issuable upon exercise of options held by Mr. Dougherty and 5,838 shares held directly.
(11)    Includes 0 shares issuable upon exercise of options held by Mr. Davern and 20,332 shares held directly.
(12)    Includes 0 shares issuable upon exercise of options held by Mr. Dehne and 18,771 shares held directly.
(13)    Includes 12,679 shares issuable upon exercise of options held by Mr. Nathamuni and 4,177 shares held directly.
(14)    Includes 7,657 shares issuable upon exercise of options held by Ms. Lego and 8,511 shares held directly.
(15)    Includes 4,975 shares issuable upon exercise of options held by Mr. Hussain and 4,382 shares held directly.
(16)    Includes 0 shares issuable upon exercise of options held by Ms. Le and 0 shares held directly.

(17)    Includes 0 shares issuable upon exercise of options held by Dr. Mosley and 0 shares held directly.
(18)    Includes options held by all executive officers and directors to purchase an aggregate of 227,940 shares of common stock that are exercisable within 60 days of May 14, 2024.

EXECUTIVE OFFICERS
Set forth below is information regarding the Company’s executive officers as of the Record Date3 (ages as of Annual Meeting date).
Carl J. Alberty – Vice President, Mixed-Signal Products
Mr. Alberty, age 47, was appointed Vice President of Mixed-Signal Products in March 2019. Prior to this position, since March 2015, he was Vice President of Product Marketing. Mr. Alberty joined the Company in 1999 in an engineering role supporting audio products and has worked in various audio product marketing leadership roles, leading up to his most recent positions.
Jeffrey W. Baumgartner – Vice President, Research and Development
Mr. Baumgartner, age 50, was appointed Vice President of Research and Development in October 2018. Previously, since April 2018, he was Vice President of Silicon Development. Prior to that position, since March 2015, he was Vice President of Engineering. Mr. Baumgartner joined the Company in 1998 as a design engineer, and in 2006, he began his career in engineering management.
Andrew Brannan – Vice President, Worldwide Sales
Mr. Brannan, age 57, joined Cirrus Logic as part of the Wolfson Microelectronics plc (“Wolfson”) acquisition in August 2014. Mr. Brannan had worked at Wolfson since 2009, where he was Chief Commercial Officer. Immediately before joining Wolfson, Mr. Brannan served as a board member and Executive Vice President of Sales and Customer Operations at Symbian Software Limited.
Justin Dougherty – Senior Vice President, Global Operations
Mr. Dougherty, age 48, was appointed Senior Vice President, Global Operations in November 2022. Prior to this position, from June 2019, he was Vice President, Engineering Operations and, earlier, Director of Engineering Operations. Mr. Dougherty joined the Company in 2013 as Senior Manager of Product and Test Engineering.
John M. Forsyth – President and Chief Executive Officer, and Director Nominee
Mr. Forsyth, age 50, was appointed President and Chief Executive Officer in January 2021. Previously, from January 2020, he held the role of President, and prior to that position, from June 2018, he was the Company’s Chief Strategy Officer. Previously, from August 2014, he served as Vice President of Product Marketing. Mr. Forsyth joined the Company in 2014 through the acquisition of Wolfson Microelectronics, where he served as Vice President of Audio Products.
3 Venkatesh Nathamuni, the Company’s Chief Financial Officer throughout fiscal year 2024, is not listed among the executive officers because, effective May 24, 2024 (four days prior to the Record Date), he resigned from the Company as reported in a Current Report on Form 8-K filed on May 16, 2024. The Company’s Interim Chief Financial Officer, Ulf Habermann, who was appointed effective as of Mr. Nathamuni’s departure, is listed.

Denise Grodé – Chief Human Resources Officer
Ms. Grodé, age 50, was appointed Chief Human Resources Officer in March 2022. Prior to joining the Company, from 2017, Ms. Grodé worked at Centene Corporation in roles including Regional Vice President of Global Talent Management, Employee Experience, and Centene University. Previously, she served as Vice President of Global Talent Management and Corporate Human Resources for Lennox International.
Ulf Habermann – Interim Chief Financial Officer and Principal Accounting Officer
Mr. Habermann, age 48, was appointed Interim Chief Financial Officer in May 2024, effective upon the May 24, 2024 departure date of the Company’s then-CFO, Venkatesh Nathamuni. Previously, in December 2023, Mr. Habermann was appointed as the Company’s Principal Accounting Officer. Previously, from September 2021, Mr. Habermann held the role of Controller, Treasurer and Vice President of Finance, and prior to that role he served as Vice President FP&A, Corporate Procurement, and Facilities. Mr. Habermann joined the Company in February 2002 as a Financial Analyst and has worked in various other roles in the Company's financial organization leading up to his most recent positions.
Gregory Scott Thomas – Senior Vice President, General Counsel
Mr. Thomas, age 59, was appointed Senior Vice President, General Counsel in December 2023. Previously, from November 2017, he held the role of Senior Vice President, General Counsel, Corporate Secretary, and prior to that position, from December 2003, he held the role of Vice President, General Counsel, Corporate Secretary. He joined the Company in December 2000 as Vice President and Associate General Counsel, Intellectual Property.

COMPENSATION DISCUSSION AND ANALYSIS

I. Purpose
The purpose of this Compensation Discussion and Analysis is to explain the Compensation and Human Resources Committee’s (the “Compensation Committee”) philosophy for determining the compensation program for our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”), and the three other most highly compensated executive officers (collectively, the “Named Executive Officers” or “NEOs”) for fiscal year 2024 and to discuss why and how the fiscal year 2024 compensation decisions for these executive officers were reached. As used in this Compensation Discussion and Analysis, all references to the 2024 fiscal year are applicable to the time period that began on March 26, 2023 and ended on March 30, 2024. Following this discussion are tables that include compensation information for the NEOs and a pay versus performance analysis. This Compensation Discussion and Analysis contains descriptions of various employee compensation and benefit plans. These descriptions are qualified in their entirety by reference to the full text of the plans that are filed as exhibits to the Company’s Annual Report on Form 10-K for fiscal year 2024.
The NEOs for fiscal year 2024 were as follows:
•    John M. Forsyth, President and Chief Executive Officer;
•    Venk Nathamuni, Chief Financial Officer;
•    Gregory S. Thomas, Senior Vice President, General Counsel;
•    Jeffrey W. Baumgartner, Vice President, Research and Development; and
•    Justin Dougherty, Senior Vice President, Global Operations.
The Compensation Committee reviews and approves base salaries and other matters relating to executive compensation and administers the Company’s equity incentive plans, including reviewing and granting equity incentive awards to our executive officers and other employees and reviewing and approving policies and procedures for granting awards under these plans.
II. Executive Summary
Listed below are select business highlights for, and significant actions taken by the Compensation Committee in, fiscal year 2024. Additional details are described in the discussion and analysis that follows.
Business Highlights
•Revenue. We reported full fiscal year revenue of $1.79 billion, a year-over-year decrease of six percent.
•Net Income. For fiscal year 2024 we reported GAAP net income of $274.6 million, which was up from our fiscal year 2023 reported amount of $176.7 million. This increase was driven in part by the lack of fiscal year 2023 GAAP operating expenses of $85.8 million in intangibles impairment charges related to our earlier acquisition of Lion Semiconductor and $10.6 million in lease impairments and restructuring costs.
•Cash Generation. Our cash and investment balance at the end of fiscal year 2024 was $699.9 million, up from $517.3 million the prior fiscal year, as we generated strong cash flow from operations, while also returning $186.0 million of cash to stockholders in the form of stock buybacks. In fiscal year 2024, we repurchased 2.3 million shares at an average price of $80.68 per share.
•Company Strategy. In the past fiscal year, we remained committed to a three-pronged strategy: first, maintaining our leadership position in smartphone audio; second, increasing high-performance mixed-signal (“HPMS”) content in smartphones; and third, leveraging our strength in audio and HPMS to expand into additional applications and markets with new and existing components.

Executive Compensation Highlights
•Base Salaries. Fiscal year 2024 base salaries for our NEOs were set as part of the fiscal year 2023 review of executive compensation discussed in our proxy statement of last year. Effective fiscal year 2025, as a result of a compensation analysis performed in the fourth quarter of fiscal year 2024, the Compensation Committee raised annual base salaries of our NEOs by 4%–7.5% based on factors discussed herein, including the Compensation Committee’s intent to set compensation with reference to the 50th percentile level of our peers. During fiscal year 2024, our CEO’s base salary was voluntarily reduced by 10% in acknowledgement of an approximate 5% workforce reduction. This reduction, which became effective July 11, 2023, was reported in a Current Report on Form 8-K filed on July 12, 2023.
•Equity Grants. Based on its fourth-quarter compensation analysis, the Compensation Committee approved grants of restricted stock units (“RSUs”), Performance-Based Restricted Stock Units (“PBRSUs”), and stock options to our NEOs, which maintained internal pay equity while positioning our CEO’s target total direct compensation at about the 50th percentile level compared to our peers and our other NEOs’ target total direct compensation varying below or slightly above the 50th percentile mark.
•PBRSU Performance. Based on the Company’s three-year stock price performance for the performance period ending in fiscal year 2024, PBRSUs granted in fiscal year 2021 had a payout percentage of 39%.
•Cash Bonuses. In fiscal year 2024, our financial performance resulted in semiannual cash bonus payout percentages of 83% and 112%.
We are committed to paying our NEOs based on Company and individual performance. A significant portion of each NEO’s target total direct compensation is based on the achievement of short-term and long-term corporate goals and objectives.
The Compensation Committee believes that the compensation paid to our NEOs as described in this proxy statement reflects, and is fully supported by, the Company’s performance over the relevant time periods. Our one-year revenue growth was around the 41st percentile of our compensation peer group (whose constituents are identified below in the section of this Compensation Discussion and Analysis entitled, “The Information We Use for Comparisons”), and our operating income and net income for the four quarters preceding our compensation data-gathering efforts placed us at around the 75th and 64th percentiles, respectively, of our compensation peer group.
III. Advisory Vote on Named Executive Officer Compensation and Last Year’s Result
We conduct our stockholder advisory vote on named executive officer compensation on an annual basis. While this vote is not binding on the Company, the Board, or the Compensation Committee, it gives our stockholders an annual opportunity to vote on the compensation of our NEOs as a means to express their views regarding our executive compensation philosophy, our compensation policies and practices, and our decisions regarding executive compensation, all as disclosed in our proxy statement. The Board and the Compensation Committee value the opinions of our stockholders and, to the extent that there is any significant vote against the compensation of our NEOs as disclosed in this proxy statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
At our 2023 annual meeting of stockholders, 97% of the votes cast on our advisory proposal on named executive officer compensation were in favor of our NEOs’ compensation as disclosed in our proxy statement, and as a result, our NEOs’ compensation was approved. The Compensation Committee reviewed the final vote results and determined that, given the significant level of support, no specific changes to our executive compensation philosophy or general policies and practices were necessary.
For more information on our fiscal year 2024 stockholder advisory vote, see “Proposal No. 3 – Advisory Vote to Approve Named Executive Officer Compensation” within this proxy statement.
IV. Our General Philosophy and Overall Compensation Framework
We provide our NEOs with compensation opportunities that are based on their individual performance, the financial performance of the Company, their contribution to the financial performance of the Company, and the Company’s total shareholder return relative to certain other semiconductor companies through a mix of the following compensation elements:
•base salary;
•semiannual cash incentive awards; and
•equity compensation including RSUs, PBRSUs, and stock options.
These opportunities are designed to attract and retain highly skilled individuals and to align their incentives with the long-term interests of our stockholders.
We are engaged in a very competitive industry, and the Company’s success depends on our ability to attract and retain qualified executives through the competitive compensation packages we offer. We believe that the amounts payable under the compensation program for our NEOs should reflect the Company’s performance and the value created for our stockholders. In addition, we believe the compensation program should balance the short-term and long-term strategic goals and objectives of the Company, as informed by the Board’s involvement in the setting of business strategy, and reward individual contributions to the Company’s success.
The following summarizes some key governance characteristics related to the executive compensation program in which our NEOs participate:

What We Do / Have	What We Don’t Do / Don’t Have
Maintain an independent Compensation Committee	No guaranteed bonuses
Utilize an independent compensation consultant hired by and reporting to the Compensation Committee to annually review compensation and performance alignment	No significant perquisites to our executive officers. Other than an annual physical examination reimbursement, our executive officers participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time employees
Substantial percentage of target annual total direct compensation, including compensation associated with stock options, is at risk and tied to financial performance, performance of our stock price, or total shareholder return	No hedging, pledging, short sales, or transactions in derivatives of Company stock
Conduct an annual compensation risk assessment	No incentive compensation plans or arrangements that encourage excessive risk taking
Review the risks associated with our executive officer positions to ensure adequate succession plans are in place	No granting of discounted stock options
Annual equity awards granted to our NEOs are earned and/or vest over multi-year periods, consistent with current market practice and our retention objectives	No maintenance of individual employment agreements with our executive officers
The mix of base salary, annual bonus opportunity and annual equity awards appropriately balances the shorter-term and longer-term aspects of each NEO’s responsibilities and performance, without undue emphasis on any single element of compensation	No separate, executive retirement plans
Severance and change of control payments and benefits provided under executive severance and change of control plan, rather than through individual agreements	No automatic acceleration of equity awards upon retirement
Conduct an annual “say-on-pay” stockholder advisory vote	No repricing or exchange of underwater stock options without stockholder approval
Annually structure our compensation peer group with Compensation Committee review and approval	No excise tax reimbursements or “gross ups” in connection with change in control payments
Maintain stock ownership guidelines for directors and executive officers	No “single-trigger” equity award vesting upon a change in control
Maintain a clawback policy to reclaim certain awards and incentives compliant with Exchange Act Rule 10D-1 and listing requirements
Require “double-trigger” equity award vesting upon a change in control

A. How We Set Target Total Direct Compensation
The Compensation Committee annually reviews and establishes each NEO’s target total direct compensation package. The Compensation Committee considers a broad range of facts and circumstances in setting executive compensation, including Company performance, individual performance and responsibilities, relative stockholder return, external pay practices of peer companies, the strategic importance of the NEO’s position, the history of pay adjustments, internal pay equity, and the NEO’s time in the position. The weight given to each of these factors by the Compensation Committee is not preestablished and may differ from year to year, and among the individual NEOs.
The Company’s executive compensation program is heavily weighted toward performance-based compensation elements that are considered to be “variable” or “at risk,” because those elements are subject to risk or achievement of short-term and long-term corporate goals and objectives. In setting target total direct compensation for our NEOs, the Compensation Committee seeks to strike a balance between providing compensation that is competitive with the compensation paid to executives of peer companies, while ensuring that a significant percentage of compensation is dependent on the Company’s performance, individual performance, and stock price appreciation. See the section of this Compensation Discussion and Analysis entitled, “The Elements Making Up Compensation and Our Target Compensation Levels” for additional information regarding the target total direct compensation packages for our NEOs.
B. Our Use of a Compensation Consultant
To support the Compensation Committee in fulfilling its duties and staying current with executive compensation developments, the Compensation Committee retained an external compensation consultant to assist with its design and evaluation of compensation for our CEO, other executive officers, and non-employee directors for fiscal year 2024 pursuant to its charter. During fiscal year 2024, the Compensation Committee retained Compensia, Inc. (“Compensia”), a national compensation consulting firm, to provide executive and director compensation consulting services. Compensia has served as the Compensation Committee’s independent compensation consultant since fiscal year 2013.
At the direction of the Compensation Committee, in fiscal year 2024 Compensia performed a comprehensive evaluation of the compensation of our NEOs and other executives. In preparation for this evaluation, Compensia, in December 2023, reviewed and recommended changes to our compensation peer group, which is used to analyze the competitive market for executive and director compensation.
As required by the Nasdaq listing standards, the Compensation Committee performed an independence assessment of Compensia for fiscal year 2024. The Compensation Committee determined that Compensia should be considered independent based on the following factors:
•Compensia provided no services to the Company other than its work for the Compensation Committee;

•The fees paid to Compensia by the Company for fiscal year 2024 were less than 1% of Compensia’s revenues for that year;
•Compensia has developed and provided to the Company a Conflict of Interest Policy;
•The advisers from Compensia who provided services to the Company have no business or personal relationship with any members of the Compensation Committee or the Company’s executive officers; and
•Compensia has confirmed that none of the advisers from Compensia who provided services to the Company own any shares of our common stock.
Accordingly, the Compensation Committee determined that the services provided by Compensia to the Compensation Committee for fiscal year 2024 did not give rise to any conflicts of interest.
C. The Information We Use for Comparisons
1. Our Compensation Peer Group
The Compensation Committee develops an understanding of the competitive market with respect to executive compensation levels and related policies and practices against those of a compensation peer group. Our compensation peer group generally consists of public companies listed on U.S. stock exchanges in the semiconductor industry that are comparable in size (approximately $600 million – $5.5 billion in revenue and approximately $770 million – $15.4 billion in market capitalization) and share common characteristics with the Company, including location and similarity of business model and product lines. In determining the composition of our compensation peer group annually, the Compensation Committee considers the ability to achieve year-over-year consistency and position-specific executive-compensation comparisons. The Compensation Committee also considers whether a proposed peer was historically in the Company’s compensation peer group to maintain additional consistency. Another factor the Compensation Committee considers is the likelihood that the Company might compete for executive talent with the companies selected for the compensation peer group. For example, due in part to the Company’s specialized field, the targeted talent pool of skilled leadership is narrow, and as such, the Compensation Committee expects to continue to revisit and revise the compensation peer group on an annual basis to ensure the Company remains competitive in its continuing recruitment and retention efforts.
In December 2023, based on these criteria and under the direction of the Compensation Committee, Compensia reviewed the then-existing compensation peer group and made recommendations regarding potential additions and removals. Specifically, Compensia recommended that Marvell Technology Group Ltd. be removed in view of its revenue and market-capitalization relative to our other peers. After review, the Compensation Committee approved that recommendation, and the following group of 19 companies was approved as the compensation peer group:

Compensation peer group as of December 2023
Allegro Microsystems, Inc.	Power Integrations, Inc.
Diodes Incorporated	Qorvo, Inc.
Entegris, Inc.	Semtech Corp.
First Solar, Inc.	Silicon Laboratories, Inc.
FormFactor, Inc.	Skyworks Solutions, Inc.
Knowles Corporation	SMART Global Holdings, Inc.
Lattice Semiconductor Corporation	SunPower Corporation
MACOM Technology Solutions Holdings, Inc.	Synaptics Incorporated
MaxLinear, Inc.	Wolfspeed, Inc.
Monolithic Power Systems, Inc.
2. Benchmark Data from Our Compensation Peer Group
Our Compensation Committee reviews executive compensation on an annual basis. To aid that review, Compensia presents an analysis of the Company’s executive compensation program, which is based on (a) publicly available proxy data gathered from our compensation peer group (the “Proxy Compensation Data”), the selection of which is discussed above, and (b) market data obtained from the Radford Global Technology Survey specific to the companies in our peer group who participated in such survey (the “Survey Compensation Data”).
In January 2024, Compensia performed its annual executive compensation review and developed comparison compensation data for our executives, including each NEO (“Compensation Market Data”). For Mr. Forsyth and Mr. Nathamuni, the Compensation Market Data consisted solely of data derived from the Proxy Compensation Data because data associated with the CEO and CFO positions is publicly available from each compensation peer group company. For Mr. Baumgartner, the Compensation Market Data consisted solely of Survey Compensation Data because data matching his position was not available from the compensation peer group. For Mr. Thomas and Mr. Dougherty, a blend of Survey Compensation Data and Proxy Compensation Data was used, reflecting that while some matching data was available from the compensation peer group, the additional consideration of Survey Compensation Data would result in a more reliable dataset. We note that the extent to which Survey Compensation Data is used, and the degree of variability within such data, can correspondingly impact the variability and reliability of comparison percentile ranges presented herein.
D. The Role of Our Executive Officers in Establishing Compensation
Our Human Resources and Legal departments support the Compensation Committee’s work related to our compensation program. This support consists of assistance with providing Survey Data, proposals of potential ranges of various components of compensation for our NEOs, and information regarding the Company’s 2018 Long Term Incentive Plan. Regular meetings of the Compensation Committee are generally attended by our CEO, CFO, Chief Human Resources Officer, and our General Counsel. Because the Company’s executive officers report to our CEO, the Compensation Committee requests input and recommendations from him regarding executive compensation (other than his own compensation). The Compensation Committee considers and sets the compensation of our CEO when no members of management are present. In addition, members of management are not present while their specific compensation is being discussed and determined.
E. The Elements Making Up Compensation and Our Target Compensation Levels
Each NEO’s compensation package comprises the following elements: (i) base salary to attract and retain executives by offering fixed compensation that reflects individual performance and is competitive with market opportunities, (ii) variable semiannual cash incentive awards tied to the Company’s achievement of specific performance objectives, (iii) variable long-term incentives in the form of equity awards (RSUs and options) designed to strengthen the mutuality of interests between the NEOs and our stockholders, (iv) additional variable long-term equity incentives explicitly tied to certain Company performance-based criteria (PBRSUs), (v) fixed benefits that promote employee (and potentially family) health and wellness and that are generally available to the Company’s employees, including a 401(k) (or other retirement plan) and medical, vision, and dental plans, and (vi) post-employment compensation (see the sections of this proxy statement entitled, “Employment Arrangements and Post-Employment Compensation” and “Potential Payments upon Termination or Change of Control”).
In general, the Compensation Committee has attempted to establish a strong relationship between total cash compensation, the Company’s performance, and individual executive performance by typically setting base salaries with reference to the 50th percentile level of the applicable Compensation Market Data and by providing additional incentive opportunities that typically place the target total cash compensation opportunity (base salary plus target annual cash incentive compensation) also within the 50th percentile range, with the potential for adjustment above or below such ranges depending on levels of performance and the other factors described herein. We also aim to maintain internal pay equity and set the semiannual target bonus percentage (discussed in more detail below) for each NEO other than our CEO at the same level.
The Compensation Committee also provides equity awards so that an executive officer’s target total direct compensation opportunity is set with reference to the 50th percentile level of the applicable Compensation Market Data.
Market-related percentiles are intended only as guidelines for evaluating and establishing each executive officer’s compensation and are not applied on a rigid or formulaic basis. Sometimes, depending on the totality of the circumstances for particular executive officers, and as determined by the Compensation Committee, compensation levels may fall above or below the referenced percentile ranges. Other factors such as an executive officer’s additional responsibilities, prior work experience, and the number of years of experience with the Company may lead to certain executive officers having target total direct compensation above the 50th percentile of the applicable Compensation Market Data.

V. Executive Compensation Review for Fiscal Year 2024
Our annual executive compensation review and associated equity award grants occur in the fourth quarter of our fiscal year, which we believe allows the Compensation Committee to determine its compensation decisions in view of our anticipated full fiscal year performance and to better align with the market conditions underlying our peers’ disclosures. See the section of this proxy statement entitled, “Responsible Equity Grant Practices.”
In January 2024, the Compensation Committee performed its annual review of our executive officers’ compensation at a regularly scheduled meeting. As part of its annual review, the Compensation Committee reviewed the Company’s performance as compared to the compensation peer group and considered any changes to an NEO’s base salary or target amounts for their semiannual cash incentive awards. The Compensation Committee further considered any annual equity awards for our executive officers, and in February 2024, the Compensation Committee approved equity awards for our NEOs, which were granted that same month, after markets closed on the second business day following the Company’s announcement of its third-quarter earnings. In March 2024, the Compensation Committee approved cash-based compensation adjustments for our NEOs for fiscal year 2025.
Ultimately, any decision to adjust compensation was made in the discretion of the Compensation Committee in view of the numerous factors and circumstances discussed in this proxy statement.
A. Base Salaries
In setting base salaries, the Compensation Committee reviews the Compensation Market Data, the recommendations of our CEO for base salaries other than his own, and each NEO’s individual performance for the year, as well as the other factors discussed above in the section entitled, “How We Set Target Total Direct Compensation.”
Our NEOs’ base salaries for fiscal year 2024 are set forth in the table below. These base salaries were set as part of the fiscal year 2023 review of executive compensation discussed in our proxy statement of last year, except that Mr. Forsyth’s base salary listed below, and elsewhere within this Compensation Discussion and Analysis, reflects a voluntary 10% reduction from its original level of $728,000. Specifically, as reported in a Current Report on Form 8-K filed by the Company on July 12, 2023, the Compensation Committee approved the request of Mr. Forsyth to reduce his base salary, effective July 11, 2023, which fell within the second quarter of fiscal year 2024, by 10% from $728,000 to $655,200. This voluntary request by Mr. Forsyth was in acknowledgement of an approximate 5% workforce reduction that was reported in the same Form 8-K.
The percentile ranges shown in the table below are relative to the applicable Compensation Market Data developed by Compensia for its fiscal year 2023 review (its January 2023 analysis).

Named Executive Officer	FY24 Base Salary	Percentile Range
John M. Forsyth, President and Chief Executive Officer	$655,200	below the 25th percentile
Venk Nathamuni, Chief Financial Officer	$470,250	between the 50th and 75th percentiles
Gregory S. Thomas, Senior Vice President, General Counsel	$453,000	about the 75th percentile
Jeffrey W. Baumgartner, Vice President, Research and Development	$430,000	above the 75th percentile
Justin Dougherty, Senior Vice President, Global Operations	$425,000	about the 75th percentile
In March 2024, the Compensation Committee took the following actions with respect to the base salaries noted above, effective as of fiscal year 2025. The percentile ranges are relative to the applicable Compensation Market Data developed by Compensia for its fiscal year 2024 review (its January 2024 analysis).

Named Executive Officer	Action Taken	FY25 Base Salary	Percentile Range
John M. Forsyth, President and Chief Executive Officer	6.1% increase	$695,000	below the 25th percentile
Venk Nathamuni, Chief Financial Officer	4.0% increase	$489,000	between the 50th and 75th percentiles
Gregory S. Thomas, Senior Vice President, General Counsel	4.0% increase	$471,000	above the 75th percentile
Jeffrey W. Baumgartner, Vice President, Research and Development	6.3% increase	$457,000	above the 75th percentile
Justin Dougherty, Senior Vice President, Global Operations	7.5% increase	$457,000	above the 75th percentile
These actions were taken in view of the Company’s performance over the prior 12 months, each individual executive officer’s performance, past salary adjustments, typical annual market adjustments, and the objective of setting target total cash compensation (including base salary and target annual incentive plan payments discussed below) with reference to the 50th percentile of the applicable Compensation Market Data. Additionally, our CEO’s fiscal year 2025 base salary adjustment takes into account Mr. Forsyth’s earlier, voluntary 10% base-salary reduction noted above. While his 6.1% base-salary increase this year was at the higher end relative to our other NEOs, his fiscal year 2025 base salary is lower than his initial fiscal year 2024 base salary.
B. Cash Bonuses
In fiscal year 2024, our NEOs participated in our 2007 Management and Key Individual Contributor Incentive Plan (the “Incentive Plan”), which bases payments on our fiscal year financial performance and provides for semiannual cash bonuses.

The Incentive Plan is designed to provide employees who are in management or leadership positions in the Company, or who are key individual contributors whose efforts potentially have a material impact on the Company’s performance, with incentives to enhance the Company’s performance through the achievement of pre-established financial goals.
Each semiannual cash bonus is calculated as the product of three components: (1) an individual’s annual base salary (as measured at the end of the applicable semiannual performance period), (2) an individual’s semiannual target bonus percentage, and (3) an “Incentive Plan Pay-Out Percentage,” which is a multiplier reflecting whether, and the extent to which, the Company has met or exceeded performance levels concerning Operating Profit Margin (as defined below) and revenue growth for the applicable semiannual performance period:
Semiannual Cash Bonus = Annual Base Salary × Semiannual Target Bonus Percentage × Incentive Plan Pay-Out Percentage
Prior to the commencement of each semiannual performance period of fiscal year 2024, the Compensation Committee selected the formula and performance levels under which the Incentive Plan Pay-Out Percentage was determined.
1. Incentive Plan Pay-Out Percentage
The “Operating Profit Margin” used in the Incentive Plan Pay-Out Percentage for fiscal year 2024 is defined in the Incentive Plan as the Company’s consolidated GAAP operating income excluding (a) stock compensation expense and (b) any non-recurring items such as gains on sales of assets not otherwise included in revenue, losses on sales of assets, restructuring charges, merger-related costs including amortization or impairments of acquisition-related intangible assets, asset write-offs, write-downs, and impairment charges, and such other items as the Compensation Committee may determine in its sole discretion.
Operating Profit Margin is intended to be equivalent to the Company’s non-GAAP operating profit, and the Company believes that basing profit-related bonus calculations on the Company’s publicly reported non-GAAP operating profit simplifies internal and external messaging and allows our executive officers to more easily gauge progress against Incentive Plan thresholds and targets throughout the year.
For a given semiannual performance period, the Incentive Plan Pay-Out Percentage may range anywhere between 0–250% depending on the Company’s specific Operating Profit Margin and revenue growth.
The Incentive Plan Pay-Out Percentage for each semiannual performance period is calculated as the product of an operating profit payout and a revenue growth multiplier.
Incentive Plan Pay-Out Percentage = Operating Profit Payout × Revenue Growth Multiplier
For both semiannual periods of fiscal year 2024, the Compensation Committee determined that the operating profit payout would be determined according to the same methodology as the prior fiscal year:

As shown, the operating profit payout is 0% if the Operating Profit Margin is less than 10%. The operating profit payout is 25% when the Operating Profit Margin is 10%. The operating profit payout increases linearly from 25–100% as the Operating Profit Margin increases from 10–26%. Finally, the operating profit payout increases linearly from 100–200% as the Operating Profit Margin increases from 26–35% and follows the same slope for Operating Profit Margin values greater than 35%.
For both semiannual periods of fiscal year 2024, the Compensation Committee determined that the revenue growth multiplier would be determined according to the same methodology as the prior fiscal year:

As shown, the revenue growth multiplier is 100% for revenue growth of 10% or lower. The revenue growth multiplier then increases linearly from 100–200% as revenue growth increases from 10–20% and follows the same slope for revenue growth values greater than 20%.
With reference to the two curves above, the Compensation Committee set a threshold level corresponding to an Operating Profit Margin of 10%. If that performance level was not met the operating profit payout would be 0% and hence, regardless of the revenue growth multiplier, the corresponding Incentive Plan Pay-Out Percentage would also be 0%, and no semiannual cash bonuses would be paid. The Compensation Committee set a target level corresponding to an Operating Profit Margin of 26%. At that level, if revenue growth was 10% or less, the operating profit payout and revenue growth multipliers would each be 100%, and the corresponding Incentive Plan Pay-Out Percentage would also be 100%.
Some combinations of Operating Profit Margin and revenue growth would result in Incentive Plan Pay-Out Percentages higher than 100%, which would yield cash bonus payments above target levels. The Incentive Plan, however, provides that semiannual cash bonuses may not exceed 250% of a participant’s target bonus for any applicable semiannual performance period (i.e., the Incentive Plan Pay-Out Percentage cannot exceed 250%). Further, the semiannual cash bonuses were subject to a cap of 12% of the Company’s non-GAAP operating profit on total payments under the Company’s variable compensation plans. The Compensation Committee instituted a payment cap because it determined that the proposed targets and thresholds under the Incentive Plan created a risk that a large percentage of the Company’s operating profit for a semiannual performance period could be paid out as bonuses. The Compensation Committee set the cap at 12% based on its desire to provide a reasonable payout for achieving the Company’s performance target levels while maintaining a reasonable cap on payments under all of the Company’s variable compensation plans.
The performance measures reflected in the Incentive Plan are designed to balance short-term and long-term financial and strategic objectives for building stockholder value and are further based on a review of the operating results of peer companies and competitors, including the performance of the compensation peer group. As designed, the Operating Profit Margin and revenue growth target levels were intended by the Compensation Committee to be based on the Company’s long-term strategic plan, not the Company’s annual operating plan. The Compensation Committee periodically sets and reviews these target levels with the belief that achieving both would correspond to performance levels necessary to outperform the majority of peer companies and competitors. Additionally, as designed, achieving both target levels during a measurement period leads to participants earning their target bonuses. In contrast to how it has set the target levels for the Incentive Plan, the Compensation Committee typically has set the threshold levels for payments based in part on a review of the Company's annual operating plan along with current economic and market conditions.
2. Semiannual Target Bonus Percentages
For fiscal year 2024, the Compensation Committee maintained the semiannual target bonus percentages for our CEO at 62.5% of his annual base salary and for our other NEOs at 37.5% of their annual base salary, the same semiannual target bonus percentages as for fiscal year 2023, because it determined that such levels continued to be appropriate for fiscal year 2024.
3. Target Total Cash Compensation
Target cash bonuses for each semiannual performance period were calculated using the formula discussed above and by assuming an Incentive Plan Pay-Out Percentage of 100%:
Target Semiannual Cash Bonus =
Annual Base Salary (as of the end of the semiannual period) × Semiannual Target Bonus Percentage × 100%
Target total cash compensation is annual base salary plus both target semiannual cash bonuses:
Target Total Cash Compensation =
Annual Base Salary (as of the end of the fiscal year) + Target First Half Cash Bonus + Target Second Half Cash Bonus
For fiscal year 2024, the target total cash compensation for our NEOs was as follows, where the noted percentile ranges are relative to the applicable Compensation Market Data developed by Compensia for its fiscal year 2023 review (its January 2023 analysis).

Named Executive Officer	Base Salary (FY24)	Target First Half FY24 Cash Bonus	Target Second Half FY24 Cash Bonus	FY24 Target Total Cash Compensation	Percentile Range
John M. Forsyth, President and Chief Executive Officer	$655,200	$409,500	$409,500	$1,474,200	below the 25th percentile
Venk Nathamuni, Chief Financial Officer	$470,250	$176,344	$176,344	$822,938	between the 25th and 50th percentiles
Gregory S. Thomas, Senior Vice President, General Counsel	$453,000	$169,875	$169,875	$792,750	between the 50th and 75th percentiles
Jeffrey W. Baumgartner, Vice President, Research and Development	$430,000	$161,250	$161,250	$752,500	between the 50th and 75th percentiles
Justin Dougherty, Senior Vice President, Global Operations	$425,000	$159,375	$159,375	$743,750	between the 25th and 50th percentiles
Following the Compensation Committee’s fiscal year 2024 annual review of executive compensation, target total cash compensation for our NEOs is as follows, effective fiscal year 2025. The percentile ranges shown in the table below are relative to the applicable Compensation Market Data developed by Compensia for its fiscal year 2024 review (its January 2024 analysis)

Named Executive Officer	Base Salary (FY25)	Target First Half FY25 Cash Bonus	Target Second Half FY25 Cash Bonus	FY25 Target Total Cash Compensation	Percentile Range
John M. Forsyth, President and Chief Executive Officer	$695,000	$434,375	$434,375	$1,563,750	between the 25th and 50th percentiles
Venk Nathamuni, Chief Financial Officer	$489,000	$183,375	$183,375	$855,750	between the 25th and 50th percentiles
Gregory S. Thomas, Senior Vice President, General Counsel	$471,000	$176,625	$176,625	$824,250	above the 75th percentile
Jeffrey W. Baumgartner, Vice President, Research and Development	$457,000	$171,375	$171,375	$799,750	above the 75th percentile
Justin Dougherty, Senior Vice President, Global Operations	$457,000	$171,375	$171,375	$799,750	between the 50th and 75th percentiles
4. Actual Cash Bonuses
The actual cash bonuses paid for each semiannual performance period for fiscal year 2024 were based on the Incentive Plan Pay-Out Percentages for each semiannual performance period:
Actual Semiannual Cash Bonus =
Annual Base Salary (as of the end of the semiannual period) × Semiannual Target Bonus Percentage × Incentive Plan Pay-Out Percentage
As a result of the Company’s performance in the first half of fiscal year 2024, the Incentive Plan Pay-Out Percentage was 83%. For that semiannual performance period, our Operating Profit Margin was 22% (which corresponded to a GAAP operating profit margin of 15%), and revenue growth was negative 15%.
As a result of the Company’s performance in the second half of fiscal year 2024, the Incentive Plan Pay-Out Percentage was 112%. For that semiannual performance period, our Operating Profit Margin was 27% (which corresponded to a GAAP operating profit margin of 22%), and revenue growth was 3%.

For more details concerning each of these semiannual performance periods, see the section of this proxy statement entitled, “Annex,” which includes a reconciliation of the Company’s GAAP operating profit margin to the Operating Profit Margin used in the Incentive Plan calculations.
For fiscal year 2024, the total cash compensation for our NEOs, reflecting base salary at the end of the fiscal year and actual cash bonus amounts, was therefore as follows, with our CEO’s base salary reflecting the voluntary 10% reduction noted earlier:

Named Executive Officer	Base Salary (FY24)	Actual First Half FY24 Cash Bonus	Actual Second Half FY24 Cash Bonus	FY24 Total Cash Compensation
John M. Forsyth, President and Chief Executive Officer	$655,200	$339,396	$460,573	$1,455,169
Venk Nathamuni, Chief Financial Officer	$470,250	$146,155	$198,337	$814,742
Gregory S. Thomas, Senior Vice President, General Counsel	$453,000	$140,793	$191,062	$784,855
Jeffrey W. Baumgartner, Vice President, Research and Development	$430,000	$133,645	$181,361	$745,006
Justin Dougherty, Senior Vice President, Global Operations	$425,000	$132,091	$179,252	$736,343

C. Equity Awards
We provide long-term incentive compensation opportunities in the form of equity awards to motivate and reward our executive officers for their contributions to achieving our business objectives by tying incentives to the performance of our common stock over the long term. Our equity awards include RSUs, PBRSUs, and stock options, and the Compensation Committee reviews and determines relative value weights that can be assigned to each component to achieve a suitable, overall compensation package for our NEOs.
The use of equity awards further reinforces the link between the interests of our NEOs and our stockholders. Generally, equity awards are granted annually by the Compensation Committee to each of our executive officers under our 2018 Long Term Incentive Plan.
1. Stock Options and RSUs
Stock options are designed to align the interests of our executive officers and employees with those of our stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each option award enables the recipient to purchase a specified number of shares of our common stock at a specified price per share (the market price of our common stock on the grant date) over a specified period of time (up to 10 years). Accordingly, the options provide a potential return only if the executive officer remains employed by the Company during the vesting period, and only if the market price of our common stock appreciates over the option term.

Each option typically becomes exercisable in a series of installments over a specified period—over four years, with one-year “cliff” vesting for 25% of the options on each of the following four anniversaries of the grant date—contingent upon the recipient’s continued employment with the Company on each vesting date. Prior to February 2023, each option would typically become exercisable over four years, with one-year cliff vesting for 25% of the options on the first anniversary of the grant date and 1/36 of the remaining option vesting on a monthly basis over the following three years—also contingent upon the recipient’s continued employment with the Company on each vesting date.
The use of time-vested RSUs balances the benefits of stock options with the executive retention and stockholder dilution benefits that RSUs provide. In particular, the Compensation Committee believes that the use of time-vested RSUs with a three-year “cliff” vesting requirement helps further our retention objectives by encouraging our executive officers to remain with the Company and fully execute our long-term strategies, which generally take a number of years to be fully implemented and reflected in our financial performance. Because RSUs are typically granted for a lower number of underlying shares than an equivalent stock option grant, the dilutive impact of our long-term incentive awards as a whole is reduced by using RSUs.
2. Performance-Based Restricted Stock Units
The Compensation Committee believes that the use of PBRSUs further promotes the achievement of our long-term strategic and operational objectives by strengthening the link of our NEOs’ compensation to stockholder value creation. The Compensation Committee regularly reviews its PBRSU program to ensure its continued effectiveness in driving performance that supports such objectives.
PBRSU awards granted to our NEOs for fiscal year 2024 consisted of RSUs subject to a three-year performance period. The number of shares earned, relative to a target number of shares, is based on the Company’s total shareholder return (“TSR”) measured relative to the TSR of the component companies of the Russell 3000 Index (the “Index”). Thus, the measurement entails determining our ranking among the companies that make up the components of the Index. The TSR determines a payout percentage ranging between 0–200%, which is then multiplied by the target number of PBRSUs.
To determine the payout percentage, the Company’s TSR for the performance period is compared against that of the companies in the Index to yield a Percentile Measurement (for example, if the Company would rank in the 75th percentile of the performance of companies in the Index during the performance period, our Percentile Measurement would be 75%). The payout percentage is a function of the Percentile Measurement as follows:
•If our Percentile Measurement is less than 25%, the payout percentage is zero;
•Threshold performance: if our Percentile Measurement is 25%, the payout percentage is 25%;
•Target performance: if our Percentile Measurement is 50%, the payout percentage is 100%;

•Maximum performance: if our Percentile Measurement is 75% or higher, the payout percentage is 200%;
•A straight line connects the threshold, target, and maximum performance points; and
•If the Company’s TSR is negative during the performance period, the maximum payout percentage is 100%.
The PBRSU payout percentage is therefore determined according to the following curve:
PBRSU awards granted prior to February 2024 were governed by the same methodology noted above, except the number of shares earned, relative to the target number of shares, was based on the Company’s TSR measured relative to the TSR of the component companies of the Philadelphia Semiconductor Index, rather than the Russell 3000 Index. The Compensation Committee approved this change in comparison indices in February 2024, having considered, among other things, that (a) the Russell 3000 Index is not limited to small- or large- capitalization companies, whereas the Philadelphia Semiconductor Index is composed of the 30 largest semiconductor companies, (b) the Company is a member of the Russell 3000 Index and was not, at the time, a member of the Philadelphia Semiconductor Index, and (c) use of the Russell 3000 Index would reflect and reward performance in line with stockholder interests while allowing the Company to maintain a competitive position relative to its peers with respect to the attraction, retention, and motivation of executives.
During fiscal year 2021, on March 3, 2021, PBRSUs were granted to NEOs Mr. Forsyth, Mr. Thomas, Mr. Baumgartner, and Mr. Dougherty, among other executives, in connection with the Compensation Committee’s annual review of their compensation. Over the following three-year performance period, the Percentile Measurement for these awards was 30%, which resulted in a payout percentage of 39%. Vesting amounts for PBRSUs granted in conjunction with annual executive equity awards granted in fiscal years 2022, 2023, and 2024 have yet to be determined.
We believe these results comport with the Compensation Committee’s intention of linking PBRSU payout with a relative level of achievement, based on shareholder return. For example, our TSR performance during the prior three years, as compared to our compensation peer group and to the component companies of the Philadelphia Semiconductor Index (which was the comparison index for the PBRSU awards vesting in fiscal year 2024) was below the 50th percentile.
For information concerning the number of shares underlying the PBRSUs granted for fiscal year 2024, see the “Fiscal Year 2024 Grants of Plan-Based Awards Table” below. For information concerning the value realized during fiscal year 2024 as a result of exercised stock options and vested stock awards, see the “Fiscal Year 2024 Options Exercised and Stock Vested Table” below.
3. Equity Awards and Comparisons to Compensation Market Data
As discussed above, the Compensation Committee’s long-term incentive compensation philosophy is typically to grant equity awards to our NEOs that position their target total direct compensation approximately at the 50th percentile of the applicable Compensation Market Data, subject to other factors considered by the Compensation Committee. For example, the Compensation Committee also takes into account past increases or decreases in overall compensation and the number, and current unrealized value, of outstanding stock options and unvested RSUs and PBRSUs held by each NEO to maintain an appropriate level of equity-based incentive for that individual. The Compensation Committee further considers the Company’s overall performance, current equity burn rate, and dilution in setting the amount of equity available for grant to our NEOs. The size of the equity award granted to each NEO is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock price appreciation based upon the individual’s position with the Company, current performance, anticipated future contribution based on that performance, and ability to affect corporate and/or business unit results. The Compensation Committee looks collectively at all of these factors when making its decisions.
In February 2024, based on Compensia’s analysis of competitive market practices and the other relevant factors summarized above, the Compensation Committee approved monetary award values for (a) RSUs, (b) PBRSUs, and (c) stock options, split equally into thirds, for our NEOs. These approved monetary values were converted to a corresponding number of shares, target shares, and options, rounding up to the nearest whole share or option, using the Company’s closing stock price or a corresponding Black Scholes or Monte Carlo valuation.
In fiscal year 2024, no special equity award were granted to our NEOs. For fiscal year 2024, the target total direct compensation (the base salary plus target annual cash bonus plus the grant date fair value of equity awards) for our NEOs was as follows, where the noted percentile ranges are relative to the applicable Compensation Market Data developed by Compensia for its fiscal year 2024 review (its January 2024 analysis).

Named Executive Officer	Base Salary	Target Annual FY24 Cash Bonus	FY24 RSUs	FY24 PBRSUs	FY24 Options	FY24 Target Total Direct Compensation	Percentile Range
John M. Forsyth, President and Chief Executive Officer	$655,200	$819,000	$2,333,424	$2,333,430	$2,333,360	$8,474,414	about the 50th percentile
Venk Nathamuni, Chief Financial Officer	$470,250	$352,688	$500,046	$500,132	$500,011	$2,323,127	about the 25th percentile
Gregory S. Thomas, Senior Vice President, General Counsel	$453,000	$339,750	$333,426	$333,468	$333,337	$1,792,981	between the 25th and 50th percentiles
Jeffrey W. Baumgartner, Vice President, Research and Development	$430,000	$322,500	$333,426	$333,468	$333,337	$1,752,731	between the 50th and 75th percentiles
Justin Dougherty, Senior Vice President, Global Operations	$425,000	$318,750	$333,426	$333,468	$333,337	$1,743,981	below the 25th percentile
The Compensation Committee determined that the size of its equity awards for fiscal year 2024 was warranted and appropriate in view of the totality of circumstances, including the Company’s performance over the 12 months prior to Compensia’s compensation analysis and the numerous other factors noted in this proxy statement as being considered by the Compensation Committee. For example, the Compensation Committee’s actions for fiscal year 2024 resulted in our CEO’s target total direct compensation being positioned at about the 50th percentile of pertinent Compensation Market Data, with our other NEOs varying below or slightly above the 50th percentile mark while still maintaining internal pay equity.
The following charts utilize the figures presented in the “Fiscal Year 2024 Summary Compensation Table” below to illustrate the primary components of our NEOs’ fiscal year 2024 compensation (excluding values listed in the “All Other Compensation” column), along with the performance-based percentage of that compensation.

CEO Compensation, FY2024

Cash Incentive
11%
PBRSUs
27%
Options
27%
Base Salary
8%
RSUs
27%

CEO Percentage of Performance-Based Compensation, FY2024

Non Performance Based
35%
Performance Based
65%

Named Executive Officer (other than CEO) Compensation, FY2024

RSUs
20%
Cash Incentive
17%
PBRSUs
20%
Base Salary
23%
Options
20%

Named Executive Officer (other than CEO) Percentage of Performance-Based Compensation, FY2024

Non Performance Based
43%
Performance Based
57%

In the charts immediately above, the following were considered performance-based compensation: cash incentive awards, stock option awards (which provide a potential return only if the market price of our common stock appreciates over the option term), and PBRSUs.

4. Responsible Equity Grant Practices
New-employee equity awards and special stock awards are granted on the first Wednesday of each calendar month (the “Monthly Grant Date”). The purpose of this process is to minimize the administrative burdens that would be created with multiple monthly grant dates and to ensure that all required approvals are obtained on or before the Monthly Grant Date. If the Monthly Grant Date occurs on a Company holiday, or on other days that the Company or Nasdaq is closed for business, the Monthly Grant Date will be the next regularly scheduled business day.
The grant date for our executive officers’ annual equity awards occurs after markets close on the second business day following the Company’s announcement of its third-quarter earnings. There is no program, plan, or practice of timing equity-based incentive compensation awards in coordination with the release of material non-public information, other than to set these annual equity awards to follow the public announcement of periodic financial results.
In addition to addressing potential risks associated with the release of material non-public information, the annual executive officer grant’s timing within the Company’s fourth quarter provides the Compensation Committee with an opportunity to consider more complete data on the Company’s fiscal-year performance and peers as it makes its compensation decisions.
5. Stock Ownership Guidelines
Stock ownership guidelines apply to our CEO, non-employee directors, and executive officers to more closely link their interests with those of our other stockholders. Each individual subject to the guidelines is expected to accumulate and maintain an ownership position in shares of our common stock that is the lesser of the following:

CEO:     Either three times annual salary or 60,000 shares
Other Executive Officers:    Either one time annual salary or 10,000 shares
Non-employee Directors:    Either three times annual cash retainer or 4,500 shares
Individuals are expected to meet these requirements within five years from their appointment as an executive officer or initial election to the Board (the “Phase-in Period”). All of our executive officers and directors subject to the stock ownership guidelines and whose Phase-in Period has been completed met these ownership-position requirements as of March 30, 2024. Additional details concerning our stock ownership guidelines are provided in our Corporate Governance Guidelines, which are available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com.
D. Health and Welfare Benefits and Perquisites
Our NEOs are eligible to participate in our retirement, welfare, and health benefit programs to substantially the same extent as all other salaried employees based in the United States or United Kingdom, as applicable. For example, as applicable to the United States or United Kingdom, we provide medical, dental and vision insurance, a retirement/401(k) plan, life and disability insurance, flexible spending accounts, health savings account contributions, and other plans and programs. Although perquisites are not a material part of our compensation programs for our

NEOs, we do reimburse up to $500 for an annual physical examination for each of our executive officers to the extent the physical examination is not covered under our standard health care plans.
From time to time, we may pay sign-on cash bonuses to aid in recruiting or relocating certain key employees. In addition, from time to time, our executives may request chartered aircraft services to facilitate travel that is directly and integrally related to the performance of their job duties and where the use of a chartered plane will increase efficiency. If a spouse or immediate family member accompanies an executive on such a flight, we would require the executive to pay the greater of the incremental cost, if any, to accommodate such guest, or the imputed income amount determined using the IRS Standard Industry Fare Level (“SIFL”) rate. Accordingly, there would be no aggregate incremental cost to the Company for accompaniment on chartered business flights, and no amounts for such guests’ travel would be included in our Summary Compensation Table. In the three fiscal years covered by the Summary Compensation Table herein there have been no such incremental costs or imputed income amounts.
VI. Post-Employment Compensation
We have not entered into individual severance or change of control agreements with any of our NEOs; however, the Company maintains an Executive Severance and Change of Control Plan, which originally became effective in 2007 and which the Compensation Committee amended and restated as of August 24, 2023 (the “Severance Plan”). The Severance Plan provides for certain payments and benefits to eligible executive officers (“Eligible Executives”), including each of our NEOs, whose employment is involuntarily terminated by the Company (other than for “cause,” as defined in the Severance Plan) or whose employment terminates without cause or for “good reason” (as defined in the Severance Plan) at any time during the 12-month period beginning on the effective date of a change of control of the Company. Details and specific terms of the Severance Plan, which reflect the amendments last entered, are set forth in the section of this proxy statement entitled, “Potential Payments upon Termination or Change of Control.”
We maintain the Severance Plan because we believe it is consistent with the practices of peer companies and helps ensure that we are able to attract and retain top talent. Further, we believe that our plan provides a level of stability to Eligible Executives during volatile business conditions that have historically existed in our industry so that they remain focused on their responsibilities and the long-term interests of the Company during such times.
The Severance Plan provides for “double-trigger” rather than “single-trigger” payment and benefits in the event of a change of control of the Company. In other words, payments to Eligible Executives are contingent upon an involuntary termination of employment following a change of control. This plan design is intended to provide a level of security to Eligible Executives negotiating a transaction to avoid any misalignment with the interests of our stockholders without resulting in a windfall to Eligible Executives who remain employed following such a transaction.

VII. Clawback Policy
Effective May 25, 2018, our executive officers became subject to a clawback policy entitled “Policy Regarding Recoupment of Certain Incentive Compensation,” which provided for forfeiture of excess incentive compensation in the event of misconduct resulting in a restatement of our financial statements. Until October 2, 2023, this clawback policy governed all incentive compensation (cash and equity-based compensation) that was granted, earned, or vested based upon the achievement of financial or stock performance metrics, and which was granted following the adoption of this clawback policy and paid in the preceding three-year period from the time the Company determined that it must restate its financial statements. Effective October 2, 2023, the Compensation Committee adopted a new clawback policy entitled, “Recovery of Erroneously Awarded Incentive Compensation Policy,” which, as of that effective date, superseded and replaced the earlier “Policy Regarding Recoupment of Certain Incentive Compensation.” The Compensation Committee adopted this new policy to comply with the new Nasdaq listing standards that became effective in 2023 and which require the clawback of incentive compensation paid to current and former executive officers when that compensation is based upon achievement of financial results that later require a restatement, whether or not resulting from error or intentional misconduct by such executive officers. To date, there has been no recovery or repayment of compensation from executive officers pursuant to the current or previous clawback policy.

A copy of the Company’s Recovery of Erroneously Awarded Incentive Compensation Policy is included as an exhibit to our Annual Report on Form 10-K for the fiscal year ended March 30, 2024.
Any recoupment under our Severance Plan would be in addition to any applicable recoupment under our Recovery of Erroneously Awarded Incentive Compensation Policy. See the section of this proxy statement entitled, “The Severance Plan.”
VIII. Prohibition Against Short Selling, Hedging, and Pledging
The Company prohibits directors, officers, and employees (or their designees) from investing in derivative securities based on or related to the Company’s common stock, engaging in any short sale or hedging transactions involving the Company’s common stock, and pledging any shares of the Company’s common stock as collateral for any margin account or any other similar account or debt instrument where a sale of the Company’s stock could occur. Prohibited hedging transactions generally involve the purchase of any financial instrument that will hedge or offset, or is designed to hedge or offset, any decrease in the market value of the Company’s common stock.
IX. Tax Considerations Related to Compensation
Section 162(m) of the Internal Revenue Code (“IRC”) as amended by the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) generally disallows a publicly-held corporation a deduction for federal income tax purposes of remuneration in excess of $1 million paid in any taxable year to any NEO that is also a covered employee. Although the exception for “performance-based compensation” was repealed by the Tax Act, remuneration paid pursuant to a written binding contract in effect on November 2, 2017, and not materially modified after that date, will not be subject to the deduction limitation if specified requirements are met. For all other compensation, amounts in excess of $1 million paid to any covered employee generally will not be deductible.

While the Compensation Committee may consider deductibility when designing our executive compensation program, it may award compensation that is not deductible if it determines that doing so is appropriate and in the best interests of the Company and its stockholders. The Compensation Committee cannot guarantee that past compensation, or compensation granted in the future, generally designed to be deductible will in fact be deductible.

Section 409A of the IRC requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes, and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our Named Executive Officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code.

Section 280G of the IRC disallows the deduction of any “excess parachute payment” paid in connection with certain events. A portion of amounts payable under the Severance Plan may constitute “excess parachute payments” to our NEOs. Accordingly, the Severance Plan provides for a modified Section 280G “cut back” pursuant to which payments and benefits under the Severance Plan will be reduced in the event such reduction produces a greater after-tax benefit to an NEO. See the section of this proxy statement entitled, “Potential Payments Upon Termination or Change of Control.”
X. Compensation Committee Interlocks and Insider Participation
The Compensation Committee currently consists of Timothy R. Dehne (Chair), Raghib Hussain, and Duy-Loan Le. Effective as of this year’s Annual Meeting, Alexander M. Davern will join the Compensation Committee, and Duy-Loan Le will replace Mr. Dehne as the Chair. During fiscal year 2024, none of our executive officers served on the board of directors or compensation committee of another company whose executive officer served on our Board or Compensation Committee. The members of the Compensation Committee are considered independent under the Board and the Compensation Committee independence standards of the Nasdaq listing rules and SEC regulations.

COMPENSATION COMMITTEE REPORT
We, the Compensation Committee of the Board of Directors, have reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) required by Item 402(b) of Regulation S-K with management of the Company. Based on such review and discussion, we have recommended to the Board of Directors that the CD&A be included as part of this proxy statement. Submitted by the Compensation Committee of the Board of Directors:

Timothy R. Dehne, Chair
Raghib Hussain
Duy-Loan Le

CONSIDERATION OF RISK RELATED TO COMPENSATION PROGRAMS
The Compensation Committee structures our executive compensation program to provide incentives to appropriately reward our executive officers without undue risk taking. Our approach is similar for the compensation practices and polices applicable to all employees throughout the Company. Overall, we believe that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. In general, we attempt to align our compensation programs with the long-term interests of the Company and its stockholders and mitigate the likelihood of inducing excessive risk-taking behavior. More specifically, we believe the following program features and policies help to mitigate the likelihood of inducing excessive risk-taking behavior:

◦The Company pays a mix of fixed and variable compensation, with variable compensation tied both to short-term objectives and the long-term value of our stock price.
◦Our annual cash incentive program is based on a mix of bottom-line objectives (e.g., operating profit goals) and top-line objectives (e.g., revenue growth) in order to avoid the risk of excessive focus on one goal or performance measure. The operating profit and revenue growth target levels are intended to be based on the Company’s long-term strategic plan and reflect the Compensation Committee’s belief that achieving both would correspond to performance levels necessary to outperform the majority of our peer companies and competitors.
◦We review the short-term performance incentive targets used in our Incentive Plan every six months to ensure alignment with our business plans.
◦To prevent the risk that our annual cash incentive program pays bonuses despite weak short-term performance, no payout may occur without a threshold level of operating profit performance being met.
◦The aggregate payout under our annual cash incentive program for our executive officers and leadership team is capped at a percentage of overall non-GAAP operating profit to prevent the risk of excessive payout of the Company’s operating profit.
◦The individual payout under our annual cash incentive program for our executive officers and leadership team is further capped so that no participants may receive a payout of greater than 250% of their target bonus payout.
◦Long-term incentives are granted to our executive officers in the form of equity awards that vest or are earned over a significant period of time, typically three or four years. The vesting or performance period, as the case may be, is intended to align the interests of our executive officers with the long-term interests of our stockholders and to provide an incentive for our executive officers to remain with the Company.

◦Long-term incentives are typically granted annually so our executive officers will have unvested awards that may decrease in value if our business is not managed with long-term goals in mind.
◦We use a mix of stock options, RSUs, and PBRSUs to create an overall long-term incentive package that aligns with stockholder interests, appropriately balances risk and performance, and provides competitive incentives for the purpose of executive retention.
◦We use performance-based equity based on the Company’s TSR as a means to align a portion of an executive officer’s compensation with the interests of our stockholders. In addition, we cap the payout of these awards at a 100% payout if the Company’s TSR is negative over the performance period (typically, three years).
◦Our annual equity awards to our executive officers are granted during the fourth quarter of our fiscal year, which allows us to benchmark our compensation decisions in view of our anticipated full fiscal year performance and to better align with the market conditions underlying our compensation peers’ disclosures. This alignment in timing reduces risks associated with compensation being analyzed in timeframes significantly different than those used in such disclosures.
◦To address potential risks associated with the timing of our executive officer grants and the release of material non-public information by the Company, any annual equity award granted to executive officers will occur at the close of the market on the second business day following the release of the Company’s third quarter earnings results.
◦Our CEO, non-employee directors, and executive officers of the Company are obligated to meet certain stock ownership guidelines that require accumulation and maintenance of a prescribed value or number of shares of our common stock.
◦The Compensation Committee retains an independent compensation consultant and uses competitive market data, when available, to inform our focus on pay for performance.
◦Our executive officers are subject to clawback measures. For compensation that was received prior to October 2, 2023, the Company’s clawback policy was entitled, “Policy Regarding Recoupment of Certain Incentive Compensation,” and provided for forfeiture of excess incentive compensation in the event of misconduct resulting in a restatement of financial statements. On October 2, 2023, the clawback policy entitled, “Recovery of Erroneously Awarded Incentive Compensation Policy,” came into effect and requires the clawback of incentive compensation paid to current and former executive officers when that compensation is based upon achievement of financial results that later require a restatement, whether or not resulting from error or intentional misconduct by such executive officers. Our executive officers are also subject to a clawback provision within our Severance Plan that provides for recoupment of any payments and/or the value of any benefits already provided pursuant to the Severance Plan (plus interest at the then-prevailing prime rate) in the event of acts or omissions being discovered after termination of employment that meet the Severance Plan’s definition of “Cause.”

EXECUTIVE COMPENSATION TABLES
Fiscal Year 2024 Summary Compensation Table

The following table provides certain summary information concerning the compensation awarded to, earned by, or paid to our NEOs for the fiscal years ended March 30, 2024; March 25, 2023; and March 26, 2022; as applicable.

Name and Principal Position	Year		Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation		Total
			($)	($)	($)	($)	($)	($)		($)

(a)	(b)		(c)	(d)	(e)	(f)	(g)	(i)		(j)
John M. Forsyth, President and Chief Executive Officer	2024		$675,619		$4,666,854	$2,333,360	$799,969	$10,867	(4)	$8,486,669
	2023		700,000		4,333,444	2,166,673	1,182,058	11,650		8,393,825
	2022		613,077		3,000,072	1,499,959	1,497,350	14,010		6,624,468

Venk Nathamuni, Chief Financial Officer	2024		$470,639		$1,000,178	$500,011	$344,492	$42,507	(6)	$2,357,827
	2023	(5)	415,385	150,000	1,816,904	1,183,311	520,587	103,579		4,189,765

Gregory S. Thomas, Senior Vice President, General Counsel	2024		$453,371		$666,895	$333,337	$331,855	$15,043	(7)	$1,800,501
	2023		433,700		616,727	308,339	549,277	15,105		1,923,148
	2022		413,100		533,455	266,673	725,548	14,765		1,953,540

Jeffrey W. Baumgartner, Vice President, Research and Development	2024		$430,577		$666,895	$333,337	$315,006	$10,461	(8)	$1,756,276
	2023		400,000		616,727	308,339	506,596	9,152		1,840,814
	2022		378,270		566,791	283,335	666,727	8,899		1,904,021

Justin Dougherty, Senior Vice President, Global Operations	2024	(9)	$425,481		$666,895	$333,337	$311,343	$13,189	(10)	$1,750,245

(1)    The amounts reported in the column entitled “Bonus” reflect a one-time cash signing bonus made in fiscal year 2023 to Mr. Nathamuni.
(2)    The amounts reported in the column entitled “Stock Awards” represent the RSUs and PBRSUs granted to our NEOs. The amounts reported in the column entitled “Option Awards” represent the stock options granted to our NEOs. In each case, the value reported is the aggregate grant date fair value calculated pursuant to FASB ASC Topic 718, excluding any assumptions regarding potential forfeitures, and with respect to the PBRSUs this valuation entails a Monte Carlo calculation. The assumptions underlying the calculations under FASB ASC Topic 718 are discussed under Note 14, Equity Compensation, in our Annual Report on Form 10-K for the fiscal year ended March 30, 2024. Assuming the highest level of performance is achieved under the PBRSUs granted in fiscal year 2024, the maximum grant date values of the PBRSUs, based on the closing market price per share of the Company’s stock on the last trading day of fiscal year 2024 ($92.56) at the maximum calculated payout, is: (a) in the case of Mr. Forsyth – $3,053,184; (b) in the case of Mr. Nathamuni – $654,399; (c) in the cases of Mr. Thomas, Mr. Baumgartner, and Mr. Dougherty - $436,328. For additional information with respect to awards made in fiscal year 2024, see the Fiscal Year 2024 Grants of Plan-Based Awards Table and Fiscal Year 2024 Outstanding Equity Awards at Fiscal Year-End Table herein.
(3)    The amounts reported in the column entitled “Non-Equity Incentive Plan Compensation,” represent the amounts earned for each fiscal year under the Incentive Plan, which is described in further detail in the “Compensation Discussion and Analysis” section of this proxy statement. Payments earned in the second semiannual period of a fiscal year are included in this table for that fiscal year even though they were paid in the following fiscal year.
(4)    This amount includes $8,601 in matched contributions under our 401(k) plan, $404 in employer contributions to a health savings account under our health benefits program, $1,519 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Mr. Forsyth, and $343 in tax gross-ups paid to all employees of the Company with respect to the Company’s long-term disability plan.
(5)    Mr. Nathamuni was not an NEO prior to fiscal year 2023.
(6)    This amount includes $21,440 in relocation expense reimbursements and $7,657 in associated tax gross-up amounts, $10,229 in matched contributions under our 401(k) plan, $2,838 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Mr. Nathamuni, and $343 in tax gross-ups paid to all employees of the Company with respect to the Company’s long-term disability plan.
(7)    This amount includes $11,458 in matched contributions under our 401(k) plan, $404 in employer contributions to a health savings account under our health benefits program, $2,838 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Mr. Thomas, and $343 in tax gross-ups paid to all employees of the Company with respect to the Company’s long-term disability plan.
(8)    This amount includes $8,599 in matched contributions under our 401(k) plan, $1,519 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Mr. Baumgartner, and $343 in tax gross-ups paid to all employees of the Company with respect to the Company’s long-term disability plan.
(9)    Mr. Dougherty was not an NEO prior to fiscal year 2024.
(10)    This amount includes $11,452 in matched contributions under our 401(k) plan, $404 in employer contributions to a health savings account under our health benefits program, $990 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Mr. Dougherty, and $343 in tax gross-ups paid to all employees of the Company with respect to the Company’s long-term disability plan.

Fiscal Year 2024 Grants of Plan-Based Awards Table

The following table provides certain information with respect to grants of plan-based awards for the fiscal year ended March 30, 2024, to our NEOs. All of the stock options, RSUs, and PBRSUs that are reflected in the table were granted under our 2018 Long Term Incentive Plan.
The amounts reported in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns below reflect potential payouts under the Incentive Plan, which is described in further detail in the “Compensation Discussion and Analysis” section of this proxy statement.
The amounts reported in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column below set forth potential payouts that are associated with PBRSUs. Each unit granted pursuant to these PBRSUs represents a contingent right to receive one share of our common stock for each unit that is earned. The PBRSUs will vest as to the number of shares earned on the third anniversary of the grant date. The number of PBRSUs that vest, if any, is based on Company performance during this three-year period and is determined relative to the target number of shares as described in further detail in the “Compensation Discussion and Analysis” section of this proxy statement. Holders of PBRSUs are not eligible to receive any dividends or dividend equivalents with respect to outstanding PBRSUs.
Each stock option has a maximum term of 10 years, subject to earlier termination if the optionee’s services are terminated. Unless otherwise noted, the exercisability of the options vests with respect to 25% of the shares of common stock underlying the option on each of the following four anniversaries of the grant date. The exercise price of each stock option is equal to the closing market price per share of our common stock as reported on Nasdaq on the date of grant.
The RSUs will vest with respect to 100% of the units underlying the award on the third anniversary of the grant date. Each unit granted pursuant to these RSUs represents a contingent right to receive one share of our common stock for each unit that vests. Holders of RSUs are not eligible to receive any dividends or dividend equivalents with respect to outstanding RSUs.
Special accelerated vesting provisions applicable to the equity awards upon a NEO’s termination of employment or upon a change of control of the Company are described in the section of this proxy statement entitled, “Potential Payments Upon Termination or Change of Control.”

Name	Grant Date (1)	Approval Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (4)
			Threshold	Target	Maximum	Threshold	Target	Maximum
			($)	($)	($)	(#)	(#)	(#)	(#)	(#)

(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
John M. Forsyth, President and Chief Executive Officer	2/8/2024	2/6/2024							25,026			$2,333,424
	2/8/2024	2/6/2024				4,123	16,493	32,986				$2,333,430
	2/8/2024	2/6/2024								58,701	$93.24	$2,333,360
			$204,750	$819,000	$2,047,500
Venk Nathamuni, Chief Financial Officer	2/8/2024	2/6/2024							5,363			$500,046
	2/8/2024	2/6/2024				884	3,535	7,070				$500,132
	2/8/2024	2/6/2024								12,579	$93.24	$500,011
			$88,172	$352,688	$881,719
Gregory S. Thomas, Senior Vice President, General Counsel	2/8/2024	2/6/2024							3,576			$333,426
	2/8/2024	2/6/2024				589	2,357	4,714				$333,468
	2/8/2024	2/6/2024								8,386	$93.24	$333,337
			$84,938	$339,750	$849,375
Jeffrey W. Baumgartner, Vice President, Research and Development	2/8/2024	2/6/2024							3,576			$333,426
	2/8/2024	2/6/2024				589	2,357	4,714				$333,468
	2/8/2024	2/6/2024								8,386	$93.24	$333,337
			$80,625	$322,500	$806,250
Justin Dougherty, Senior Vice President, Global Operations	2/8/2024	2/6/2024							3,576			$333,426
	2/8/2024	2/6/2024				589	2,357	4,714				$333,468
	2/8/2024	2/6/2024								8,386	$93.24	$333,337
			$79,688	$318,750	$796,875
(1)    Annual equity awards to our NEOs (here, the February 8, 2024 awards) are granted at the close of the market on the second business day following the release of the Company’s third quarter earnings results.
(2)    The amounts reported in these columns reflect potential payment amounts under the Incentive Plan. Actual amounts earned under this plan are reported in the “Non-Equity Incentive Plan Compensation” column of the Fiscal Year 2024 Summary Compensation Table above. Semiannual payments are made under the Incentive Plan only if certain financial prerequisites, such as operating profit margin thresholds, are achieved, as described in further detail in the “Compensation Discussion and Analysis” section of this proxy statement. The amounts reported in the “Threshold” column reflect the minimum amount payable assuming achievement of the applicable financial-result thresholds (25% of the target amount). The amounts reported in the “Target” column reflect the target amount payable to each NEO. The amounts reported in the “Maximum” column reflect that maximum amount payable to each NEO (250% of the target amount).
(3)    The amounts reported in these columns reflect the number of units underlying potential payment amounts for PBRSUs under the Company’s Performance-Based Restricted Stock Unit program. Each unit granted pursuant to these PBRSUs represents a contingent right to receive one share of our common stock for each unit that is earned and vests. The number of PBRSUs that will actually be earned and vest, if any, is based on the Company’s performance during a three-year performance period following grant and is determined as described in further detail in the “Compensation Discussion and Analysis” section of this proxy statement.
(4)    The amounts reported in this column represent the aggregate grant date fair value of the equity awards calculated pursuant to FASB ASC Topic 718, excluding any assumptions regarding potential forfeitures, and with respect to the PBRSU this valuation entails a Monte Carlo calculation. The assumptions underlying the calculations under FASB ASC Topic 718 are discussed under Note 14, Equity Compensation, in our Annual Report on Form 10-K for the fiscal year ended March 30, 2024.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
The Company’s executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid or awarded, are described above in our Compensation Discussion and Analysis.

Fiscal Year 2024 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information concerning the outstanding equity award holdings of our NEOs as of March 30, 2024.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date (2)	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (3)	Market Value of Shares or Units of Stock That Have Not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(6)
	(#)	(#)	(#)	($)			(#)	($)	(#)	($)

(a)	(b)	(c)	(d)	(e)	(f)		(g)	(h)	(i)	(j)
John M. Forsyth, President and Chief Executive Officer	10,417	—		$38.15	6/6/2028
	6,511	—		$41.49	11/7/2028
	12,000	—		$68.56	11/6/2029
	19,265	6,422		$78.00	3/3/2031
	19,804	19,806		$88.00	3/2/2032
	12,313	36,938		$102.37	2/6/2033
	—	58,701		$93.24	2/8/2034
						3/2/2022	17,046	$1,577,778
						3/2/2022			13,739	$1,271,682
						2/6/2023	21,166	$1,959,125
						2/6/2023			3,809	$352,561
						2/8/2024	25,026	$2,316,407
						2/8/2024			32,986	$3,053,184
Venk Nathamuni, Chief Financial Officer	9,048	11,284		$82.81	5/4/2032
	1,895	5,683		$102.37	2/6/2033
	—	12,579		$93.24	2/8/2034
						5/4/2022	6,844	$633,481
						5/4/2022			2,951	$273,145
						2/6/2023	3,257	$301,468
						2/6/2023			586	$54,240
						2/8/2024	5,363	$496,399
						2/8/2024			7,070	$654,399
Gregory S. Thomas, Senior Vice President, General Counsel	734	—		$31.25	11/4/2025
	3,239	—		$54.65	11/2/2026
	13,500	—		$55.72	11/1/2027
	13,500	—		$41.49	11/7/2028
	11,400	—		$68.56	11/6/2029
	5,779	1,927		$78.00	3/3/2031
	3,520	3,522		$88.00	3/2/2032
	1,753	5,256		$102.37	2/6/2033
	—	8,386		$93.24	2/8/2034
						3/2/2022	3,031	$280,549
						3/2/2022			2,443	$226,124
						2/6/2023	3,012	$278,791
						2/6/2023			542	$50,168
						2/8/2024	3,576	$330,995
						2/8/2024			4,714	$436,328
Jeffrey W. Baumgartner, Vice President, Research and Development	30,000	—		$38.34	5/2/2028
	3,907	—		$41.49	11/7/2028
	7,000	—		$68.56	11/6/2029
	7,167	2,389		$78.00	3/3/2031
	3,740	3,742		$88.00	3/2/2032
	1,753	5,256		$102.37	2/6/2033
	—	8,386		$93.24	2/8/2034
						3/2/2022	3,220	$298,043
						3/2/2022			2,596	$240,286
						2/6/2023	3,012	$278,791
						2/6/2023			542	$50,168
						2/8/2024	3,576	$330,995
						2/8/2024			4,714	$436,328

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date (2)	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (3)	Market Value of Shares or Units of Stock That Have Not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(6)
	(#)	(#)	(#)	($)			(#)	($)	(#)	($)

(a)	(b)	(c)	(d)	(e)	(f)		(g)	(h)	(i)	(j)
Justin Dougherty, Senior Vice President, Global Operations	1,857	—		$68.56	11/6/2029
	6,450	2,151		$78.00	3/3/2031
	3,520	3,522		$88.00	3/2/2032
	1,753	5,256		$102.37	2/6/2033
	—	8,386		$93.24	2/8/2034
						3/2/2022	3,031	$280,549
						3/2/2022			2,443	$226,124
						2/6/2023	3,012	$278,791
						2/6/2023			542	$50,168
						2/8/2024	3,576	$330,995
						2/8/2024			4,714	$436,328
(1)    Stock options with an expiration date listed in column (f) as February 6, 2033 (corresponding to a grant date of February 6, 2023) or February 8, 2034 (corresponding to a grant date of February 8, 2024) vest over four years with one-year “cliff” vesting for 25% of the options on each of the following four anniversaries of the grant date. All other outstanding stock options vest over four years, with one-year “cliff” vesting for 25% of the options on the first anniversary of the grant date, and 1/36 of the remaining options vesting on a monthly basis over the following three years.
(2)    Options have a maximum 10-year term. The expiration date shown in this column is the normal expiration date occurring on the tenth anniversary of the grant date. Options may terminate earlier in certain circumstances, such as in connection with a NEO’s termination of employment or in connection with certain corporate transactions, including a change in control of the Company.
(3)    This column reflects RSUs granted to our NEOs. The outstanding RSUs having a stock award grant date of May 4, 2022 for Mr. Nathamuni (corresponding to new-hire equity awards) will vest one-third annually on each of the following three anniversaries of the grant date. All other outstanding RSUs will vest with respect to 100% of the units underlying the award on the third anniversary of the grant date. Each unit granted pursuant to these RSUs represents a contingent right to receive one share of our common stock for each unit that vests.
(4)    The market value of unvested RSUs reported in column (h) is calculated by multiplying the number of shares of common stock ultimately subject to each award reported in column (g) by the closing market price of our common stock on March 28, 2024, (the last trading day of fiscal year 2024), which was $92.56 per share.
(5)    This column reflects PBRSUs granted to our NEOs. The disclosed number of PBRSUs is based on the next higher performance level (threshold, target, or maximum) above the Company’s performance through the most recently completed fiscal year. Accordingly, PBRSUs granted on February 6, 2023, are listed at their threshold level because the Company’s relative TSR performance for those awards through the most recently completed fiscal year would result in a payout of 0%. PBRSUs granted on March 2, 2022, and May 4, 2022, are listed at their target level because the Company’s relative TSR performance for those awards through the most recently completed fiscal year would result in a payout between the threshold and target level. PBRSUs granted on February 8, 2024, are listed at their maximum level because the Company’s relative TSR performance for those awards through the most recently completed fiscal year would result in a payout at the maximum level. The number of units that are ultimately earned and vest, if any, will be based on the Company’s performance and will be relative to the target number of units as further described in the “Compensation Discussion and Analysis” section of this proxy statement. Each unit granted pursuant to these PBRSUs represents a contingent right to receive one share of our common stock for each unit that is earned and vests. Such vesting will occur on the third anniversary of the grant date.
(6)    The market value of unvested PBRSUs reported in column (j) is calculated by multiplying the number of shares ultimately subject to each award reported in column (i) by the closing market price of our common stock on March 28, 2024, (the last trading day of fiscal year 2024), which was $92.56 per share.

Fiscal Year 2024 Option Exercises and Stock Vested Table

The following table provides information on the value realized by each NEO as a result of options that were exercised and stock awards that vested during fiscal year 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
	(#)	($)	(#)	($)

(a)	(b)	(c)	(d)	(e)
John M. Forsyth, President and Chief Executive Officer	—	$—	15,341	$1,430,241
Venk Nathamuni, Chief Financial Officer	500	$6,095	3,421	$281,651
Gregory S. Thomas, Senior Vice President, General Counsel	15,304	$917,365	4,602	$429,044
Jeffrey W. Baumgartner, Vice President, Research and Development	—	$—	5,706	$531,970
Justin Dougherty, Senior Vice President, Global Operations	—	$—	5,137	$478,923

(1)    The value realized on the exercise of stock options was computed by determining the difference between the market price of our common stock underlying each option on the date of exercise and the exercise price of the options for each share exercised multiplied by the number of shares of our common stock acquired on exercise (column b).
(2)    The value realized on the vesting of stock awards was computed by multiplying the number of shares of our common stock acquired on vesting (column d) by the market price of our common stock on the date of vesting.

Pension Benefits and Nonqualified Deferred Compensation
The tables disclosing pension benefits or nonqualified deferred compensation are omitted because we do not sponsor or maintain either a defined benefit pension plan or a nonqualified deferred compensation plan for the benefit of our executive officers.
Potential Payments upon Termination or Change of Control
We do not maintain individual employment, severance, or change of control agreements with our executive officers, including our NEOs; however, we do maintain the Severance Plan, which provides for certain payments and benefits to individuals employed by the Company and its subsidiaries at the level of Chief Executive Officer and Vice President or above and reporting directly to the Chief Executive Officer (“Eligible Executives”) in the event that the employment of such an executive officer is involuntarily terminated other than for cause or in certain circumstances following a change of control of the Company. Our executive officers may also receive certain benefits under the Incentive Plan in the event of certain terminations of employment that occur prior to the payment of the award for the applicable fiscal year.
The Severance Plan
Each of our NEOs was considered an Eligible Executive under the Severance Plan during fiscal year 2024. We maintain the Severance Plan because it helps us attract and retain top talent. Further, we believe that the Severance Plan provides a level of stability for our executive officers during volatile business conditions that have historically existed so that they remain focused on their responsibilities and the long-term interests of the Company during such times.
The Severance Plan provides that, in the event of an Eligible Executive’s involuntary termination of employment by the Company other than for “cause” (as such term is defined below for purposes of the Severance Plan) the Eligible Executive will be eligible to receive: (i) continuation of base salary for a period of up to six months (up to 12 months in the case of our CEO) following termination of employment, and (ii) payment in full of a reasonable estimate of COBRA premiums for six months (12 months in the case of our CEO) (collectively, the “Termination Payment”).
The Severance Plan further provides that, if an Eligible Executive’s employment is terminated either by the Company other than for “cause” or by the Eligible Executive for “good reason” within 12 months following a “change of control” (each term as defined below for purposes of the Severance Plan) of the Company, they will be eligible to receive a “Change of Control Termination Payment,” which is comprised of: (i) a lump sum payment equal to 12 months’ base salary (24 months in the case of our CEO), (ii) 100% of their annual target bonus amount as of the executive’s termination date (200% in the case of our CEO) and, if not already provided for in an applicable bonus plan, a prorated target bonus amount corresponding to the amount of time elapsed under the current bonus period as of their termination date, (iii) acceleration in full of any unvested stock options or any other securities or similar incentive awards that have been granted or issued to them as of the employment termination date, and (iv) payment in full of a reasonable estimate of COBRA premiums for 12 months (18 months in the case of our CEO). In addition, the Eligible Executive will have until six months from the employment termination date to exercise any vested options, except that no option will be exercisable after the option’s expiration date.

In the event of an Eligible Executive’s death or termination of employment due to “disability” (as such term is defined below for purposes of the Severance Plan), the Eligible Executive or their estate, as applicable, will receive the Termination Payment described above. If the death or termination due to disability has occurred within 12 months following a change of control of the Company, they or their estate, as applicable, will receive the Change of Control Termination Payment described above.
For purposes of the Severance Plan:
•“cause” means (i) gross negligence or willful misconduct in the performance of an executive officer’s duties; (ii) a material and willful violation of any federal or state law that if made public would injure the business or reputation of the Company; (iii) a refusal or willful failure to comply with any specific lawful direction or order of the Company or a material violation of a policy or procedure of the Company including but not limited to the Company’s Code of Conduct, Harassment Prevention Policy, and the Company’s Insider Trading Policy as well as any obligation concerning proprietary rights and confidential information of the Company; (iv) a conviction (including a plea of nolo contendere ) of a felony, or of a misdemeanor that would have a material adverse effect on the Company’s goodwill if the executive officer were to continue to be retained as an employee of the Company; (v) commission of theft, embezzlement, fraud, financial impropriety, or any act of dishonesty relating to employment with the Company; (vi) failure to cooperate with the Company in any internal investigation or administrative, regulatory, or judicial proceeding; or (vii) a substantial and continuing willful refusal to perform duties ordinarily performed by an employee in the same position and having similar duties as the executive officer.
•“good reason” refers to the executive officer’s resignation from the Company within thirty days following the Company’s failure to cure the occurrence of any of the following events: (i) without the executive officer’s express written consent, a material reduction of the executive officer’s duties, authority, or responsibilities relative to the executive’s duties, authority, or responsibilities as in effect immediately prior to such reduction, or the assignment to the executive officer of such reduced duties, authority, or responsibilities; provided, however, that: (a) the occurrence of a Change of Control (as defined below for purposes of the Severance Plan) shall not, in and of itself, constitute a material adverse change in the executive officer’s duties, authority, or responsibilities; and (b) a change in the executive officer’s position or title following a Change of Control shall not constitute Good Reason so long as the executive officer retains substantially the same duties, authority, or responsibilities of a division, subsidiary, or business unit that constitutes or includes a significant portion of the business of the Company following the Change of Control; (ii) a material reduction by the Company in the base salary or bonus opportunity of an executive officer as in effect immediately prior to such reduction; provided, however, that such reductions shall not constitute Good Reason if they are pursuant to a company-wide reduction of base salaries and/or bonuses; or (iii) the relocation of an executive officer’s principal work location to a facility or a location more than 50 miles from the executive officer’s then present principal work location. “Good reason” shall not exist unless the executive officer provides written notice of the circumstances alleged to give rise to Good Reason within 30 days of their occurrence and the Company (or our successor) fails to cure such circumstances within 30 days.
•“disability” means a mental or physical disability, illness or injury, evidenced by medical reports from a duly qualified medical practitioner, which renders an executive officer unable to perform any one or more of the essential duties of their position after the provision of reasonable accommodation, if applicable, for a period of greater than 90 days within a one-year period.
•“change of control” means the occurrence of one or more of the following with respect to the Company: (i) the acquisition by any person (or related group of persons), whether by tender or exchange offer made directly to the Company’s stockholders, open market purchases or any other transaction or series of transactions, of stock of the Company that, together with stock of the Company held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the then outstanding stock of the Company entitled to vote generally in the election of the members of the Company’s Board of Directors; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which both (A) securities representing more than 50% of the total combined voting power of the surviving entity are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934), directly or indirectly, immediately after such merger or consolidation by persons who beneficially owned common stock of the Company immediately prior to such merger or consolidation, and (B) the members of the Board of Directors immediately prior to the transaction (the “Existing Board”) constitute a majority of the Board of Directors immediately after such merger or consolidation; (iii) any reverse merger in which the Company is the surviving entity but in which either (A) persons who beneficially owned, directly or indirectly, common stock of the Company immediately prior to such reverse merger do not retain immediately after such reverse merger direct or indirect beneficial ownership of securities representing more than 50% of the total combined voting power of the Company’s outstanding securities or (B) the members of the existing Board do not constitute a majority of the Board of Directors immediately after such reverse merger; or (iv) the sale, transfer or other disposition of all or substantially all of the assets of the Company (other than a sale, transfer or other disposition to one or more subsidiaries of the Company).
The Severance Plan may not be amended or terminated without the consent of any Eligible Executive during the one year prior to or following the occurrence of a change of control, if such amendment would be adverse to the interest of such Eligible Executive. If any payment or benefit under the Severance Plan would be a “parachute payment” (within the meaning of Section 280G of the IRC) and would therefore result in the imposition of an excise tax, an Eligible Executive’s payments and benefits will not exceed the amount that produces the greatest after-tax benefit to the Eligible Executive.
To receive payments and benefits under the Severance Plan, an Eligible Executive must execute a release of all claims against the Company. If the Eligible Executive is considered a “specified employee” under Section 409A of the IRC at the time of their termination of employment, any amounts payable under the Severance Plan will be delayed for a period of six months if it is determined that such a delay is necessary in order to prevent the payment from imposing excise taxes on the executive officer.
Since January 20, 2022, our Severance Plan has included a clawback provision entitled, “Recoupment in the Event of Subsequently Discovered Cause.” Under this provision, if, after a termination of employment, the Company discovers that an Eligible Executive had engaged in acts or omissions during the course of the executive’s employment under circumstances constituting “Cause,” then the Company may cease the delivery of any further payments or benefits pursuant to the Severance Plan and any payments and/or the value of any benefits already provided to the Eligible Executive may be recouped for the benefit of the Company, plus interest at the then-prevailing prime rate. Our Severance Plan was amended and restated as of August 24, 2023, and such amendment acknowledged that any recoupment under our Severance Plan would be in addition to any applicable recoupment under our Recovery of Erroneously Awarded Incentive Compensation Policy. See the section of this proxy statement entitled, “Clawback Policy.”
Incentive Plan
In addition, executive officers participating in the Incentive Plan, as described further in the “Compensation Discussion and Analysis” section of this proxy statement, may also receive payments upon termination of employment. Pursuant to the Incentive Plan, a participant, including each of our NEOs, must be continuously employed through the last day of the applicable semiannual performance period and through the later date that cash bonuses under the Incentive Plan for such semiannual performance period are actually paid. However, participants whose employment terminates due to death or “disability” during a semiannual performance period will be eligible to receive a pro rata cash bonus payment based on the number of days the participant was employed during that semiannual performance period and the Company’s actual performance during the semiannual performance period. The pro rata bonus amount will be paid to the terminated participant on or before the 15th day of the third month after the later of (i) the last day of the calendar year in which such participant died or incurred a “disability” or (ii) the last day of the Company’s taxable year in which such participant died or incurred a “disability.” Payment under the Incentive Plan would no longer be received if a participant’s employment was terminated for some other reason during a semiannual performance period.
For purposes of the Incentive Plan, “disability” means total and permanent disability as defined in accordance with the Company’s Long-Term Disability Plan.
The discussion and tables below present an estimate of the amount of compensation and/or other payments and benefits payable to our NEOs in the event of their termination of employment and/or in the event of a change of control of the Company. The amounts disclosed assume that such termination and/or the occurrence of such change of control was effective as of March 30, 2024, the last day of fiscal year 2024. We also assume that each NEO was continuously employed by the Company and under the Severance Plan and the Incentive Plan throughout at least the second half of fiscal year 2024. The amounts below have been calculated using assumptions, such as these, that we believe to be reasonable, along with further assumptions that are described in more detail below. The actual amounts that would be paid under each scenario depend on various factors, which may or may not exist at the time a NEO’s employment is actually terminated and/or a change of control actually occurs. Therefore, such amounts and disclosures should be considered “forward-looking statements.”
Severance Benefits Involving Involuntary Termination of Employment Without Cause or Termination Resulting from Death/Disability
The estimated amount payable to each of our NEOs pursuant to the Severance Plan and the Incentive Plan in the event of an involuntary termination of employment by the Company other than for cause, or due to the NEO’s death or disability, in each case, assuming such termination occurred on March 30, 2024 (and was not following a change in control of the Company), and in view of the other assumptions above, is set forth in the table below. Such termination of employment will not result in the acceleration of vesting of outstanding equity awards; therefore, there is no value associated with stock options, RSUs, or PBRSUs in the table below. For purposes of our calculations, we have assumed that all material compensation elements and expenses have been paid current, and there would be no need to include additional values for items such as accrued vacation or paid time off.

Name	Salary Continuation (1)	Health Benefits (2)	Cash Bonus Under Incentive Plan (3)	Total
John M. Forsyth, President and Chief Executive Officer	$655,200	$24,574	$409,500	$1,089,274
Venk Nathamuni, Chief Financial Officer	$235,125	$13,767	$176,344	$425,236
Gregory S. Thomas, Senior Vice President, General Counsel	$226,500	$12,287	$169,875	$408,662
Jeffrey W. Baumgartner, Vice President, Research and Development	$215,000	$13,767	$161,250	$390,017
Justin Dougherty, Senior Vice President, Global Operations	$212,500	$12,287	$159,375	$384,162
(1)    The salary continuation payment for our CEO represents the value of 12 months of base salary, based on our CEO’s base salary level in effect on March 30, 2024. For each of the other NEOs, the amount is based on six months of base salary, at the base salary level in effect on March 30, 2024.
(2)    Amounts attributable to healthcare benefits were computed based on an estimate of the COBRA payments payable by the Company at the rates in effect as of March 30, 2024 for the following time periods following termination of employment: 12 months for our CEO and six months for each of the other NEOs.
(3)    The NEOs would only receive the payments enumerated in this column in the event of a termination of employment due to death or disability. In the event employment is terminated for any other reason, the NEO would forfeit these amounts. On a termination due to death or disability, the NEO would be entitled to a pro rata payment of their bonus under the Incentive Plan. Because March 30, 2024 is the last day of the semiannual performance period, the NEO would be entitled to a full payment of the semiannual bonus. As such, we have calculated the cash bonus under the Incentive Plan as the target Incentive Plan Payout Percentage (100%) applied to each individual’s current target bonus under the Incentive Plan for the semiannual performance period ending on March 30, 2024.

Severance Benefits Involving a Change of Control
The estimated amount payable to each of our NEOs pursuant to the Severance Plan in the event of a termination of employment during the 12-month period following a change of control of the Company by the Company other than for cause, by the NEO for good reason, or due to the NEO’s death or disability, in each case, assuming such termination occurred on March 30, 2024, and in view of the other assumptions above, is set forth in the table below. In the event of qualifying termination of employment following a change of control as described above, the Severance Plan provides that outstanding equity awards will be accelerated (i.e., such awards are “double trigger”). The potential application of any cutback required under the Severance Plan due to the operation of Sections 280G and 4999 of the IRC has not been included in these calculations:

Name	Lump Sum Salary Payment(1)	Accelerated Vesting of Unvested Equity(2)	Health Benefits (3)	Cash Bonus Under Severance Plan (4)	Total
John M. Forsyth, President and Chief Executive Officer	$1,310,400	$10,245,925	$36,861	$2,047,500	$13,640,686
Venk Nathamuni, Chief Financial Officer	$470,250	$2,358,764	$27,534	$529,031	$3,385,579
Gregory S. Thomas, Senior Vice President, General Counsel	$453,000	$1,579,503	$24,574	$509,625	$2,566,702
Jeffrey W. Baumgartner, Vice President, Research and Development	$430,000	$1,618,888	$27,534	$483,750	$2,560,172
Justin Dougherty, Senior Vice President, Global Operations	$425,000	$1,582,764	$24,574	$478,125	$2,510,463

(1)    The lump sum salary payment for our CEO represents the value of 24 months of base salary, based on our CEO’s base salary level in effect on March 30, 2024. For each of the other NEOs, the amount is based on 12 months of base salary, at the base salary level in effect on March 30, 2024.

(2)    The valuation of accelerated vesting of unvested equity awards has been computed based on: (1) the estimated value that would have been realized based on the difference between the exercise price of the options that were subject to accelerated vesting and the closing market price of our common stock on March 28, 2024 (the last trading day prior to March 30, 2024), which was $92.56 per share, and (2) the value of the RSUs and target-level PBRSUs subject to accelerated vesting based on that same closing market price.

(3)    The valuation of healthcare benefits has been computed based on an estimate of the COBRA payments payable by the Company at the rates in effect as of March 30, 2024 for the following time periods following termination of employment: 18 months for our CEO and 12 months for each of the other NEOs.

(4)    The amounts in this column consist of two components: (a) 100% of the NEO’s annual target bonus amount as of the termination date (in the case of the CEO, 200%) plus (b) a prorated target bonus amount corresponding to the current bonus period as of the termination date. Because the termination is deemed to occur on the last day of the fiscal year, this prorated target bonus component represents the NEOs’ target bonus amount for the semiannual performance period ending on March 30, 2024.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of March 30, 2024 about shares of our common stock that may be issued upon the exercise of options, warrants, and rights under the Company’s 2006 Stock Incentive Plan and the 2018 Long Term Incentive Plan:

	(A) Number of securities to be issued upon exercise of outstanding options		(B) Weighted-average exercise price of outstanding options		(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity Compensation Plans Approved by Security Holders(1)	3,986,607	(2)	$74.56	(3)	977,766
Equity Compensation Plans Not Approved by Security Holders	—		—		—
TOTAL	3,986,607		$74.56		977,766

(1)    Represents equity awards under the 2018 Long Term Incentive Plan and 2006 Stock Incentive Plan; a 1.5 full value award multiplier is applied to all RSUs and PBRSUs granted.

(2)    Includes 3,200,674 shares granted under the 2018 Long Term Incentive Plan that are issuable upon the vesting of the outstanding RSUs and PBRSUs.

(3)    The weighted average exercise price does not take into account the shares issuable upon the vesting of the outstanding RSUs and PBRSUs.

PAY RATIO DISCLOSURE
In accordance with Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of all employees of our Company (other than our CEO) and the annual total compensation of John Forsyth, our CEO. For fiscal year 2024:
•the median of the annual total compensation of all employees of our Company (other than our CEO) was $171,498; and
•the annual total compensation of our CEO was $8,486,669 (as reflected in the Fiscal Year 2024 Summary Compensation Table included in this proxy statement).
•Based on this information, the annual total compensation of our CEO was estimated to be 49.5 times that of the median of the annual total compensation of all employees of our Company (other than our CEO).
We believe this ratio is a reasonable estimate calculated in a manner consistent with the Securities and Exchange Commission rules. Different companies may use different methodologies in arriving at a pay ratio, and as a result, these ratios are not necessarily designed to facilitate comparisons among different companies. Rather, they allow stockholders to better understand and assess each particular company’s internal compensation practices.
Identifying the Median Employee
We identified our median employee by considering our employee population as of the last day of our fiscal year, March 30, 2024. We considered all employees at our consolidated subsidiaries and all worldwide employees other than our CEO, whether employed on a full-time, part-time, temporary, or seasonal basis. For purposes of selecting our median employee, we used a consistently applied compensation measure that included (1) base pay during fiscal year 2024 using salary or base pay rate as of March 30, 2024, (2) all cash bonuses earned during fiscal year 2024, and (3) the aggregate full grant date fair value of equity awards granted during fiscal year 2024, calculated in accordance with FASB ASC Topic 718. Compensation paid in foreign currencies was converted to U.S. dollars based on the average monthly exchange rate for March, 2024. For employees who were employed for less than the full fiscal year, we annualized their base pay. The value of the Company’s retirement/401(k) plan and medical benefits provided was excluded, as all employees in a given jurisdiction are offered the same benefits, and we did not make any cost-of-living adjustments.
Calculating the Ratio
After identifying the median employee, we calculated the elements of such employee’s annual total compensation for fiscal year 2024 pursuant to Item 402(c)(2)(x) of Regulation S-K: $171,498. For the annual total compensation of our CEO, we used the amount reported in the “Total” column (column (j)) of our Fiscal Year 2024 Summary Compensation Table included in this proxy statement: $8,486,669.

PAY VERSUS PERFORMANCE DISCLOSURE
Pay Versus Performance Table

Fiscal Year	SCT Total to PEO (Forsyth)	Compensation Actually Paid to PEO (Forsyth)	SCT Total to PEO (Rhode)	Compensation Actually Paid to PEO (Rhode)	Average SCT Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based On:		Net Income ($000s)	Company Selected Measure: Operating Profit Margin
							Company TSR	Peer Group TSR
(a)	(b)	(c)	(b')	(c')	(d)	(e)	(f)	(g)	(h)	(i)
2024	$8,486,669	$2,874,121	N/A	N/A	$1,916,212	$747,734	$149	$348	$274,572	25.0%
2023	$8,393,825	$11,345,556	N/A	N/A	$2,393,470	$2,704,444	$171	$219	$176,703	24.9%
2022	$6,624,468	$6,333,653	N/A	N/A	$1,737,270	$1,433,114	$142	$243	$326,355	26.5%
2021	$3,835,080	$4,824,068	$2,158,910	$2,782,421	$1,676,775	$1,925,001	$134	$212	$217,344	22.4%

(1)    The principal executive officers (PEOs) reflected in columns (b), (c), (b’), and (c’) are John M. Forsyth, our current Chief Executive Officer, and Jason P. Rhode, our former Chief Executive Officer. Dr. Rhode was a PEO during fiscal year 2021 but not during fiscal years 2024, 2023, or 2022.
(2)    The non-principal executive officer named executive officers (“NEOs”) reflected in columns (d) and (e) reflect the following individuals:
FY2024: Venk Nathamuni, Gregory S. Thomas, Jeffrey W. Baumgartner, and Justin Dougherty
FY2023: Venk Nathamuni, Thurman K. Case, Denise Grodé, Gregory S. Thomas, and Jeffrey W. Baumgartner
FY2022: Thurman K. Case, Gregory S. Thomas, Jeffrey W. Baumgartner, and Andy Brannan
FY2021: Thurman K. Case, Gregory S. Thomas, Jeffrey W. Baumgartner, and Jo-Dee M. Benson
(3)    The “Peer Group TSR” of column (g) and within this Pay Versus Performance Disclosure corresponds to the Philadelphia Semiconductor Index (“PHLX Semiconductor”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the fiscal year ended March 30, 2024. The comparison assumes $100 was invested in the Company and in the PHLX Semiconductor, respectively, for the period beginning after markets closed on last trading day before the earliest fiscal year in the table through the end of the noted fiscal year in the table.
(4)    The Net Income of column (h) is GAAP net income as reported under the Company’s Consolidated Statements of Income on Form 10-K for the applicable fiscal year.
(5)    The Company Selected Measure of column (i) is our Operating Profit Margin, which corresponds to the metric defined in our 2007 Management and Key Individual Contributor Incentive Plan (“Incentive Plan”), which is used (along with revenue growth) in the calculation of cash bonuses. This Operating Profit Margin metric is discussed in the Compensation Discussion and Analysis subsection entitled, “Incentive Plan Pay-Out Percentage” of the Company’s proxy statements. Effective fiscal year 2023, the definition of Operating Profit Margin was changed with the intention that Operating Profit Margin would be equivalent to our publicly-reported non-GAAP operating profit. The figures presented in column (i) for fiscal years 2022 and 2021 are calculated under this current definition of Operating Profit Margin, aligning with our non-GAAP operating profit figures for those fiscal years.
(6)    To calculate the Compensation Actually Paid (CAP) of columns (c) and (e), the following adjustments were made to the Summary Compensation Table (“SCT”) total compensation of columns (b) and (d):

PEO SCT Total to CAP Reconciliation

Fiscal Year	Salary	Bonus	Non-Equity Incentive Plan Compensation	Stock and Option Award Compensation	Other Compensation	Summary Compensation Table Total	Deductions from Summary Compensation Table Total	Adjustments to Summary Compensation Table Total	Compensation Actually Paid
		(i)			(ii)		(iii)	(iv)
2024	$675,619	$—	$799,969	$7,000,214	$10,867	$8,486,669	$(7,000,214)	$1,387,666	$2,874,121
2023	$700,000	$—	$1,182,058	$6,500,117	$11,650	$8,393,825	$(6,500,117)	$9,451,848	$11,345,556
2022	$613,077	$—	$1,497,350	$4,500,031	$14,010	$6,624,468	$(4,500,031)	$4,209,216	$6,333,653
2021 (Forsyth)	$443,077	$—	$868,132	$2,509,489	$14,382	$3,835,080	$(2,509,489)	$3,498,477	$4,824,068
2021 (Rhode)	$692,308	$—	$1,457,042	$—	$9,560	$2,158,910	$—	$623,511	$2,782,421
Average Non-PEO NEO SCT Total to Average CAP Reconciliation

Fiscal Year	Salary	Bonus	Non-Equity Incentive Plan Compensation	Stock and Option Award Compensation	Other Compensation	Summary Compensation Table Total	Deductions from Summary Compensation Table Total	Adjustments to Summary Compensation Table Total	Compensation Actually Paid
		(i)			(ii)		(iii)	(iv)
2024	$445,017	$—	$325,674	$1,125,221	$20,300	$1,916,212	$(1,125,221)	$(43,257)	$747,734
2023	$400,929	$42,000	$422,520	$1,465,118	$62,902	$2,393,470	$(1,465,118)	$1,776,092	$2,704,444
2022	$408,257	$—	$712,785	$600,074	$16,155	$1,737,270	$(600,074)	$295,918	$1,433,114
2021	$380,249	$—	$500,338	$783,353	$12,836	$1,676,775	$(783,353)	$1,031,579	$1,925,001
i.Reflects average of one-time cash signing bonuses reported in the SCT for our NEOs for each fiscal year shown.
ii.Reflects average “all other compensation” reported in the SCT for each fiscal year shown.
iii.Represents the average grant date fair value of equity-based awards granted each year as determined in accordance with FASB ASC Topic 718.
iv.Reflects the value of equity awards calculated in accordance with the SEC methodology for determining average non-PEO NEO CAP (as set forth in Item 402(v) of Regulation S-K) for each fiscal year shown. The equity component of CAP for each covered fiscal year is further detailed in the supplemental tables immediately below, where column (a) represents the fair value of equity awards granted during the covered fiscal year that are outstanding and unvested as the end of the covered fiscal year, column (b) reflects the change in fair value of any outstanding and unvested equity awards granted in any prior fiscal year from the end of such prior fiscal year to the end of the covered fiscal year, and column (c) reflects the change in fair value of any equity awards granted in any prior fiscal year from the end of the prior fiscal year to the vesting date at the end of or during the covered fiscal year.

PEO Equity Component of CAP

FY2024 (Forsyth)	Fair Value of Current Year Equity Awards at 3/30/2024	Change in Fair Value of Prior Year Unvested Equity Awards at 3/30/2024	Change in Fair Value of Prior Year Equity Awards that Vested in FY2024	Equity Adjustment Included in Compensation Actually Paid
Equity Type	(a)	(b)	(c)	(d) = (a) + (b) + (c)
RSUs	$2,316,407	$(497,902)	$(150,495)	$1,668,010
PBRSUs	$2,377,796	$(2,249,914)	$(941,081)	$(813,199)
Options	$2,202,990	$(873,957)	$(796,178)	$532,855
Total	$6,897,193	$(3,621,773)	$(1,887,754)	$1,387,666

FY2023 (Forsyth)	Fair Value of Current Year Equity Awards at 3/25/2023	Change in Fair Value of Prior Year Unvested Equity Awards at 3/25/2023	Change in Fair Value of Prior Year Equity Awards that Vested in FY2023	Equity Adjustment Included in Compensation Actually Paid
Equity Type	(a)	(b)	(c)	(d) = (a) + (b) + (c)
RSUs	$2,234,918	$523,074	$198,312	$2,956,304
PBRSUs	$2,412,067	$1,380,056	$(36,068)	$3,756,055
Options	$2,287,051	$566,644	$(114,206)	$2,739,489
Total	$6,934,036	$2,469,774	$48,038	$9,451,848

FY2022 (Forsyth)	Fair Value of Current Year Equity Awards at 3/26/2022	Change in Fair Value of Prior Year Unvested Equity Awards at 3/26/2022	Change in Fair Value of Prior Year Equity Awards that Vested in FY2022	Equity Adjustment Included in Compensation Actually Paid
Equity Type	(a)	(b)	(c)	(d) = (a) + (b) + (c)
RSUs	$1,494,764	$163,758	$(119,378)	$1,539,144
PBRSUs	$1,519,058	$(146,903)	$(244,199)	$1,127,956
Options	$1,482,061	$104,691	$(44,636)	$1,542,116
Total	$4,495,883	$121,546	$(408,213)	$4,209,216

FY2021 (Forsyth)	Fair Value of Current Year Equity Awards at 3/27/2021	Change in Fair Value of Prior Year Unvested Equity Awards at 3/27/2021	Change in Fair Value of Prior Year Equity Awards that Vested in FY2021	Equity Adjustment Included in Compensation Actually Paid
Equity Type	(a)	(b)	(c)	(d) = (a) + (b) + (c)
RSUs	$1,010,730	$742,157	$55,600	$1,808,487
PBRSUs	$742,965	$(344,986)	$—	$397,979
Options	$938,430	$293,886	$59,695	$1,292,011
Total	$2,692,125	$691,057	$115,295	$3,498,477

FY2021 (Rhode)	Fair Value of Current Year Equity Awards at 3/27/2021	Change in Fair Value of Prior Year Unvested Equity Awards at 3/27/2021	Change in Fair Value of Prior Year Equity Awards that Vested in FY2021	Equity Adjustment Included in Compensation Actually Paid
Equity Type	(a)	(b)	(c)	(d) = (a) + (b) + (c)
RSUs	$—	$891,053	$173,750	$1,064,803
PBRSUs	$—	$(1,103,182)	$(625,600)	$(1,728,782)
Options	$—	$1,064,049	$223,441	$1,287,490
Total	$—	$851,920	$(228,409)	$623,511

Average Non-PEO Equity Component of CAP

FY2024	Average Fair Value of Current Year Equity Awards at 3/30/2024	Average Change in Fair Value of Prior Year Unvested Equity Awards at 3/30/2024	Average Change in Fair Value of Prior Year Equity Awards that Vested in FY2024	Equity Adjustment Included in Compensation Actually Paid
Equity Type	(a)	(b)	(c)	(d) = (a) + (b) + (c)
RSUs	$372,346	$(92,575)	$(57,773)	$221,998
PBRSUs	$382,267	$(376,528)	$(236,875)	$(231,136)
Options	$354,058	$(168,946)	$(219,231)	$(34,119)
Total	$1,108,671	$(638,049)	$(513,879)	$(43,257)

FY2023	Average Fair Value of Current Year Equity Awards at 3/25/2023	Average Change in Fair Value of Prior Year Unvested Equity Awards at 3/25/2023	Average Change in Fair Value of Prior Year Equity Awards that Vested in FY2023	Equity Adjustment Included in Compensation Actually Paid
Equity Type	(a)	(b)	(c)	(d) = (a) + (b) + (c)
RSUs	$656,263	$51,670	$(106,862)	$601,071
PBRSUs	$459,696	$134,568	$(60,710)	$533,554
Options	$687,446	$60,702	$(106,681)	$641,467
Total	$1,803,405	$246,940	$(274,253)	$1,776,092

FY2022	Average Fair Value of Current Year Equity Awards at 3/26/2022	Average Change in Fair Value of Prior Year Unvested Equity Awards at 3/26/2022	Average Change in Fair Value of Prior Year Equity Awards that Vested in FY2022	Equity Adjustment Included in Compensation Actually Paid
Equity Type	(a)	(b)	(c)	(d) = (a) + (b) + (c)
RSUs	$199,319	$35,456	$(92,461)	$142,314
PBRSUs	$202,583	$(105,146)	$(148,911)	$(51,474)
Options	$195,545	$50,133	$(40,600)	$205,078
Total	$597,447	$(19,557)	$(281,972)	$295,918

FY2021	Average Fair Value of Current Year Equity Awards at 3/27/2021	Average Change in Fair Value of Prior Year Unvested Equity Awards at 3/27/2021	Average Change in Fair Value of Prior Year Equity Awards that Vested in FY2021	Equity Adjustment Included in Compensation Actually Paid
Equity Type	(a)	(b)	(c)	(d) = (a) + (b) + (c)
RSUs	$315,521	$257,430	$38,399	$611,350
PBRSUs	$231,896	$(327,246)	$(78,200)	$(173,550)
Options	$288,566	$249,545	$55,668	$593,779
Total	$835,983	$179,729	$15,867	$1,031,579
Fair Value Inputs Used to Calculate CAP

	FY2024	FY2023	FY2022	FY2021
Expected stock price volatility	32.65%	34.79%	41.66%	43.85%
Risk-free interest rate	4.38% - 5.02%	2.95% - 4.33%	0.80% - 2.48%	0.02% - 0.75%
Expected term (in years)	0.9 - 6.2	0.9 - 6.5	0.6 - 5.9	0.1 - 6.1
Dividend yield	0%	0%	0%	0%
Tabular List of Financial Performance Measures
We consider the following, listed in no particular order, to be the most important financial performance measures we use to link compensation actually paid to our NEOs, for fiscal year 2024, to Company performance.

- Operating Profit Margin
- Revenue Growth
- Relative TSR
Operating Profit Margin, which is a metric defined in our Incentive Plan and is intended to be equivalent to our non-GAAP operating profit margin, and revenue growth are both used in the calculation of cash bonuses under the Incentive Plan. As described in the Compensation Discussion and Analysis section of this proxy statement, these two metrics determine a cash bonus payout percentage. Relative TSR is a metric we use to determine the payout percentage, ranging between 0–200%, for performance-based RSUs (PBRSUs). As described in the

Compensation Discussion and Analysis section of this proxy statement, for PBRSU grants starting in February 2024, the Company’s TSR is measured relative to the TSR of the component companies of the Russell 3000 Index. For PBRSU grants prior to February 2024, the Philadelphia Semiconductor Index was used as our relative TSR comparison index.
Relationship Between CAP and Financial Performance Measures

In the charts below, the PEO figures include amounts for our current CEO, Mr. Forsyth, and as a separate bar, amounts corresponding to Dr. Rhode’s tenure as our CEO during a segment of fiscal year 2021.

In the first chart, PEO amounts are generally aligned with the Company’s TSR, as a decrease in stock price during fiscal year 2024 drove both a lower TSR and a decline in the equity component of CAP. The “Peer Group TSR” of this chart corresponds to the Philadelphia Semiconductor Index.

In the second chart, the increase of GAAP net income relative to PEO CAP can be attributed to at least two factors. First, a decrease in stock price during fiscal year 2024 drove a decrease in the equity component of CAP. Second, among other GAAP operating expenses that took place during fiscal year 2023, the Company recorded $85.8 million in intangibles impairment charges related to the Lion Semiconductor acquisition and $10.6 million in lease impairments and restructuring costs. Restructuring charges in fiscal year 2024 were notably lower.

In the third chart, Operating Profit Margin has remained generally flat, while the illustrated CAP figures have varied as described above.

The average CAP to our non-PEO NEOs decreased from fiscal year 2023 to fiscal year 2024. This decrease was primarily driven by changes in the Company’s stock price during fiscal year 2024, and the impact this decrease had on the fair value of outstanding equity awards.

1.CAP versus Company TSR and Company TSR versus Peer Group TSR

$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$—
Compensation Actually Paid ($000s)
$400
$300
$200
$100
$0
Total Shareholder Return Value of Initial Fixed $100 Investment
$11,346
$348
$243
$212
$219
$6,334
$171
$4,824
$142
$149
$134
$2,782
$2,704
$2,874
$1,925
$1,433
$748
2021
2022
2023
2024
CAP to PEO (Rhode)
CAP to PEO (Forsyth)
Avg CAP to Non-PEO NEOs
Company TSR
Peer Group TSR (PHLX Semiconductor)

2.CAP versus GAAP Net Income

Compensation Actually Paid ($000s)
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$—
Net Income ($ Millions)
$400
$300
$200
$100
$—
$2,782
$4,824
$1,925
$217
$6,334
$1,433
$326
$11,346
$2,704
$177
$2,874
$748
$275
2021
2022
2023
2024
CAP to PEO (Rhode)
CAP to PEO (Forsyth)
Avg CAP to Non-PEO NEOs
Company Net Income

3.CAP versus Company-Selected Measure (CSM) (Operating Profit Margin)

$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$—
Compensation Actually Paid ($000s)
30.0%
20.0%
10.0%
Operating Profit Margin
22.4%
26.5%
24.9%
25.0%
$2,782
$4,824
$1,925
$6,334
$1,433
$11,346
$2,704
$2,874
$748
2021
2022
2023
2024
CAP to PEO (Rhode)
CAP to PEO (Forsyth)
Avg CAP to Non-PEO NEOs
Operating Profit Margin

REPORT OF THE AUDIT COMMITTEE OF THE BOARD
The Audit Committee is comprised solely of independent directors, as defined by the applicable Nasdaq listing standards and rules of the SEC, and it operates under a written charter adopted by the Board, which is available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com. The composition of the Audit Committee, the attributes of its members, and the responsibilities of the Audit Committee, as reflected in its charter, are intended to comply with applicable requirements for corporate audit committees. The Audit Committee continues to review and assess the adequacy of its charter on an annual basis, and will revise it to comply with new rules and regulations as they are adopted.
As described more fully in its charter, the primary focus of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting, internal control, and audit functions. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to assure compliance with accounting standards, applicable laws, and regulations. The Company’s independent registered public accounting firm, Ernst & Young, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”).
In accordance with the Sarbanes-Oxley Act and the Nasdaq listing standards, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm.
The Audit Committee serves an oversight role for the Board in which it provides advice, counsel, and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial, and accounting matters. The Audit Committee members are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors, nor can the Audit Committee certify that the independent auditors are “independent” under applicable rules.
In this context, the Audit Committee has met and held discussions with management and Ernst & Young. Management represented to the Audit Committee that the audited financial statements of the Company contained in the Company’s Annual Report to Stockholders for the fiscal year ended March 30, 2024, were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with Ernst & Young matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by applicable PCAOB rules regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Ernst & Young the firm’s independence. In addition, the Audit Committee has considered whether the provision of non-audit services is compatible with maintaining Ernst & Young’s independence.
Based upon the Audit Committee’s discussions with management and the independent auditors, the Audit Committee’s review of the representations of management, and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 30, 2024, as filed with the SEC.
Submitted by the Audit Committee of the Board:
Alexander M. Davern, Chair
Deirdre R. Hanford
Catherine P. Lego

AUDIT AND NON-AUDIT FEES AND SERVICES
Audit and Related Fees
The following table shows the fees accrued by the Company for the audit and other services provided by Ernst & Young for fiscal years 2024 and 2023. The Audit Committee pre-approved 100% of these services and related fee amounts.

	2024	2023
Audit Fees	$1,495,000	$1,495,000
Audit-Related Fees	$35,000	$40,000
Tax Fees	$127,013	$109,687
All Other Fees	$5,000	$5,000
Total	$1,662,013	$1,649,687
Audit Fees. Audit services consisted of the audit of the Company’s consolidated financial statements and of management’s assessment of the operating effectiveness of internal control over financial reporting included in the Company’s Annual Report on Form 10-K, the review of the Company’s financial statements included in its quarterly reports on Form 10-Q, and statutory audits required internationally.
Audit-Related Fees. Audit-related services generally include fees for accounting consultations in connection with acquisitions, internal control reviews, or due diligence.
Tax Fees. The fiscal year 2024 tax fees relate to technical tax advice and tax planning. The fiscal year 2023 tax fees included $100,000 in tax compliance and tax return preparation services. The remainder of the fiscal year 2023 tax fees related to technical fees including technical tax advice and tax planning.
All Other Fees. The other fees correspond to an Ernst & Young research tool.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a written policy for the pre-approval of audit, audit-related, and non-audit services provided by the Company’s independent registered public accounting firm.
For audit and audit-related services, the independent auditor will provide the Audit Committee with an engagement letter and estimated budget for formal acceptance and approval. A list of non-audit services and estimated budget for such services for the upcoming fiscal year are submitted to the Audit Committee by Company management for pre-approval. To ensure prompt handling of unexpected non-budgeted non-audit related services, the Audit Committee has delegated to its Chair the authority to amend or modify the list of approved permissible non-audit services and fees if the cost of the service is less than $100,000. Any such unexpected services for which the cost is more than $100,000 are approved by the Audit Committee. If the Chair takes any action, the Chair will report such action to the Audit Committee at the next Audit Committee meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Indemnification and Insurance. Our Bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with all of our directors and executive officers and have purchased directors’ and officers’ liability insurance.
Procedures for Review, Approval, and Ratification of Related Party Transactions. The Board recognizes that Related Party Transactions (as defined below) can present conflicts of interest and questions as to whether transactions are in the best interests of the Company. Accordingly, the Board has documented and implemented certain procedures for the review, approval, or ratification of Related Party Transactions greater than $50,000. Related Party Transactions less than $50,000 are reported to the Audit Committee at least annually.
Pursuant to these procedures, the Audit Committee must review, approve, or ratify any such transactions with Related Persons (as defined below). When it is impractical to wait for a scheduled Audit Committee meeting, a proposed Related Party Transaction may be submitted to the Audit Committee Chair for approval and then subsequently reported to the Audit Committee at the next Audit Committee meeting.
This procedure seeks to promote Company decisions that are based on the merits of the transaction and the interests of the Company and its stockholders. While it is the Company’s preference to avoid Related Party Transactions, this procedure sets forth a methodology for considering a proposed Related Party Transaction in which the standard to be applied is whether such transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction.
For these purposes, a “Related Person” is any person who: (1) is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company; (2) is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; (3) is an immediate family member of any of the foregoing persons; or (4) any firm, corporation, or other entity in which any of the foregoing persons is employed or is a director, general partner or principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest.
For these purposes, a “Related Party Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company was, is or will be a participant and in which a Related Person had, has, or will have a direct or indirect interest.
Transactions with Related Persons. For fiscal year 2024, we had no related party transactions that were required to be disclosed in accordance with SEC regulations.

HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries (such as stockbrokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability of proxy materials, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees.
This year, we expect that a number of stockbrokers with account holders who beneficially own common stock will be “householding” our annual report and proxy materials, including the Notice of Internet Availability of the proxy materials. A single Notice of Internet Availability of the proxy materials and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your stockbroker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Conversely, if multiple stockholders who reside at the same address receive multiple copies of our annual report and proxy materials, they may provide instructions if they prefer to receive only one copy of such materials. Stockholders may provide instructions or change their instructions at any time by contacting Broadridge, either by calling toll-free (866)-540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you contact Broadridge using the contact information above, we will promptly deliver to you a separate copy of our Annual Report, Notice of Internet Availability of the proxy materials, and the proxy materials for the 2024 Annual Meeting, and for future meetings, if you so request. Please also contact Broadridge if you wish to request delivery of a single copy of those materials if you currently receive multiple copies.

COMMUNICATING WITH US

Communicating with the Board
If you would like to contact the Board, including a Committee, you may write to the following address:

Board of Directors
c/o Corporate Secretary
Cirrus Logic, Inc.
800 W. 6th Street
Austin, Texas 78701
The Corporate Secretary or Chair of the Governance and Nominating Committee, as appropriate, reviews all correspondence addressed to the Board and regularly forwards to the Board all such correspondence that, in the opinion of the Corporate Secretary or Chair of the Governance and Nominating Committee, deals with the functions of the Board or the Committees. Directors may at any time review a log of all correspondence received by the Company that is addressed to the Board or individual Board members. Concerns relating to accounting, internal controls, or auditing issues will be immediately brought to the attention of the Chair of the Audit Committee.
Other Communications
If you would like to receive information about the Company, you may use one of these convenient methods:

1.     To have information such as our latest Annual Report on Form 10-K or Quarterly Report on Form 10-Q mailed to you, please call our Investor Relations Department at (512) 851-4125.

2.    To view our home page on the internet, use our website address: www.cirrus.com. Our home page provides you access to product, marketing and financial data, job listings, and an online version of this proxy statement, our Annual Report on Form 10-K, and other filings with the SEC.
If you would like to write to us, please send your correspondence to the following address:
Cirrus Logic, Inc.
Attention: Investor Relations
800 W. 6th Street
Austin, TX 78701
If you would like to inquire about stock transfer requirements, lost certificates, and change of stockholder address, please contact our transfer agent, Computershare Investor Services, at (877) 373-6374 (toll free) or (781) 575-2879 or by visiting their website at www.investorcentre.com (click the “need help” and then “contact us” links).
If you would like to report any inappropriate, illegal, or criminal conduct by any employee, agent, or representative of the Company; any violation of the Company’s Code of Conduct; or any complaint or concern including those regarding accounting, internal accounting controls or auditing matters, you may file an anonymous and confidential report by contacting EthicsPoint, an independent reporting system provider, by telephone at 1-866-384-4277 (1-866-ETHICSP), or through its website at cirruslogic.ethicspoint.com.

ANNUAL REPORT
On May 24, 2024, we filed with the SEC an Annual Report on Form 10-K for the fiscal year ended March 30, 2024. The Annual Report on Form 10-K has been provided concurrently with this proxy statement to all stockholders entitled to notice of, and to vote at, the Annual Meeting.
Stockholders may also obtain a copy of the Annual Report on Form 10-K and any of our other SEC reports, free of charge, (1) from the SEC’s website at www.sec.gov , (2) from our website at investor.cirrus.com, or (3) by writing to Investor Relations, Cirrus Logic, Inc., 800 W. 6th Street, Austin, TX 78701. The Annual Report on Form 10-K is not incorporated into this proxy statement and is not considered proxy solicitation material.

BY ORDER OF THE BOARD OF DIRECTORS
John M. Forsyth
President and Chief Executive Officer
Austin, Texas
June 3, 2024

ANNEX
INCENTIVE PLAN RECONCILIATION
(in thousands)

	6 Months Ended

	2H'24	1H'24
Net Revenue	$990,811	$798,079
Cost of Sales	$480,722	$392,096
Gross Profit	$510,089	$405,983

Total Operating Expenses	$290,165	$282,441

Total Operating Income	$219,924	$123,542
Operating Income Percentage	22%	15%

Operating Income Reconciliation
GAAP Operating Income	$219,924	$123,542

Amortization of acquisition intangibles	$3,945	$4,340
Stock compensation expense	$45,225	$44,046
Other adjustments **	$(360)	$6,424
Non-GAAP Operating Income Used for Incentive Plan	$268,734	$178,352
Non-GAAP Operating Income Percentage Used for Incentive Plan	27%	22%

** Other adjustments includes restructuring costs, and certain acquisition-related expenses, which for 2H’24 includes $(0.4M) in restructuring benefit. Acquisition-related costs of $4.1 million and restructuring costs of $2.3 million are reflected for 1H’24.

Exhibits
Exhibit 1 - Cirrus Logic, Inc. Amended and Restated 2018 Long Term Incentive Plan
Exhibit 2 - Amended and Restated Certificate of Incorporation of Cirrus Logic, Inc.

CIRRUS LOGIC®

CIRRUS LOGIC, INC.
800 WEST SIXTH STREET
AUSTIN, TX 78701

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on July 25, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CRUS2024**

You may attend the Meeting at noon Eastern Time on July 26, 2024 via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow on your proxy card and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on July 25, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Alexander M. Davern
02) John M. Forsyth
03) Raghib Hussain
04) Duy-Loan Le
05) Catherine P. Lego
06) William D. Mosley
07) David J. Tupman

The Board of Directors recommends you vote FOR proposals 2-5.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000647701_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com

CIRRUS LOGIC, INC.
PROXY FOR 2024 ANNUAL MEETING OF STOCKHOLDERS
JULY 26, 2024 AT 11:00 A.M. (CENTRAL DAYLIGHT TIME)

The undersigned stockholder of CIRRUS LOGIC, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated June 3, 2024, and the Company's Annual Report on Form 10-K for the fiscal year ended March 30, 2024, and hereby appoints Michael Barrett and Gregory Scott Thomas, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2024 Annual Meeting of Stockholders of CIRRUS LOGIC, INC., to be held on July 26, 2024 at 11:00 a.m. Central Daylight Time at www.virtualshareholdermeeting.com/CRUS2024, and at any adjournments or postponements thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000647701_2 R1.0.0.6